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As Filed with the Securities and Exchange Commission on October 27, 2010.

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RITE AID CORPORATION
*And the Subsidiary Guarantors listed below
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	5912 (Primary Standard Industrial Classification Code Number)	23-1614034 (I.R.S. Employer Identification No.)

30 Hunter Lane
Camp Hill, Pennsylvania 17011
(717) 761-2633
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Marc A. Strassler, Esq.
Executive Vice President, General Counsel and Secretary
Rite Aid Corporation
30 Hunter Lane
Camp Hill, Pennsylvania 17011
(717) 761-2633
(717) 760-7867 (facsimile)
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:
Stacy J. Kanter, Esq.
Michael J. Zeidel, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
(212) 735-3000
(212) 735-2000 (facsimile)

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective.

          If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

          If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

8.00% Senior Secured Notes due 2020	$650,000,000	100%	$650,000,000	$46,345

Guarantees related to the 8.00% Senior Secured Notes due 2020	N/A	N/A	N/A	N/A(2)

(1)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) promulgated under the Securities Act of 1933, as amended.

(2)
No separate consideration is received for the guarantees, and, therefore, no additional fee is required.

          The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Name of Additional Registrant*	State or Other Jurisdiction of Incorporation or Formation	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
112 Burleigh Avenue Norfolk, LLC	Virginia	5912	N/A
1515 West State Street Boise, Idaho, LLC	Delaware	5912	N/A
1740 Associates, LLC	Michigan	5912	N/A
3581 Carter Hill Road—Montgomery Corp.	Alabama	5912	80-0052336
4042 Warrensville Center Road—Warrensville Ohio, Inc.	Ohio	5912	25-1820507
5277 Associates, Inc.	Washington	5912	23-2940919
537 Elm Street Corporation	Rhode Island	5912	23-2962033
5600 Superior Properties, Inc.	Ohio	5912	80-0052337
657-659 Broad St. Corp.	New Jersey	5912	80-0052338
764 South Broadway—Geneva, Ohio, LLC	Ohio	5912	23-1974076
Ann & Government Streets—Mobile, Alabama, LLC	Delaware	5912	N/A
Apex Drug Stores, Inc.	Michigan	5912	38-2413448
Broadview and Wallings—Broadview Heights Ohio, Inc.	Ohio	5912	25-1814215
Brooks Pharmacy, Inc.	Delaware	6719	05-0620980
Central Avenue & Main Street Petal—MS, LLC	Delaware	5912	N/A
Eagle Managed Care Corp.	Delaware	9999	25-1724201
Eckerd Corporation	Delaware	5912	51-0378122
Eckerd Fleet, Inc.	Florida	4789	59-1935574
EDC Drug Stores, Inc.	North Carolina	5912	56-0596933
EDC Licensing, Inc.	Delaware	6719	75-2833647
Eighth and Water Streets—Urichsville, Ohio, LLC	Delaware	5912	N/A
England Street—Asheland Corporation	Virginia	5912	80-0052343
Fairground, LLC	Virginia	5912	54-1849788
GDF, Inc.	Maryland	5912	34-1343867
Genovese Drug Stores, Inc.	Delaware	5912	11-1556812
Gettysburg and Hoover—Dayton, Ohio, LLC	Ohio	5912	N/A
Harco, Inc.	Alabama	5912	63-0522700
JCG (PJC) USA, LLC	Delaware	6719	26-0169455
JCG Holdings (USA), Inc.	Delaware	6719	20-1147565
K&B Alabama Corporation	Alabama	5912	72-1011085
K&B Louisiana Corporation	Louisiana	5912	72-1043860
K&B Mississippi Corporation	Mississippi	5912	72-0983482
K&B Services, Incorporated	Louisiana	9995	72-1245171
K&B Tennessee Corporation	Tennessee	9999	62-1444359
K&B Texas Corporation	Texas	5912	72-1010327
K&B, Incorporated	Delaware	6719	51-0346254
Keystone Centers, Inc.	Pennsylvania	5912	23-1730114
Lakehurst and Broadway Corporation	New Jersey	5912	23-2937947
Maxi Drug North, Inc.	Delaware	5912	05-0520884
Maxi Drug South, L.P.	Delaware	5912	05-0520885
Maxi Drug, Inc.	Delaware	5912	04-2960944
Maxi Green, Inc.	Vermont	5912	45-0515111
Mayfield & Chillicothe Roads—Chesterland, LLC	Ohio	5912	N/A
MC Woonsocket, Inc.	Rhode Island	6519	05-0490941
Munson & Andrews, LLC	Delaware	5912	N/A
Name Rite, LLC	Delaware	6719	N/A

Name of Additional Registrant*	State or Other Jurisdiction of Incorporation or Formation	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Northline & Dix-Toledo—Southgate, LLC	Michigan	5912	N/A
P.J.C. Distribution, Inc.	Delaware	4225	22-3252604
P.J.C. of West Warwick, Inc.	Rhode Island	6519	01-0573850
P.J.C. Realty Co., Inc.	Delaware	6519	04-2967938
Patton Drive and Navy Boulevard Property Corporation	Florida	5912	23-2870495
Paw Paw Lake Road & Paw Paw Avenue—Coloma, Michigan, LLC	Delaware	5912	N/A
PDS-1 Michigan, Inc.	Michigan	5912	38-2935739
Perry Distributors, Inc.	Michigan	4225	38-1718545
Perry Drug Stores, Inc.	Michigan	5912	38-0947300
PJC Dorchester Realty LLC	Delaware	6519	01-0573791
PJC East Lyme Realty LLC	Delaware	6519	20-4851871
PJC Haverhill Realty LLC	Delaware	6519	01-0573831
PJC Hermitage Realty LLC	Delaware	6519	51-0568284
PJC Hyde Park Realty LLC	Delaware	6519	01-0573796
PJC Lease Holdings, Inc.	Delaware	6519	01-0573835
PJC Manchester Realty LLC	Delaware	6519	01-0573821
PJC Mansfield Realty LLC	Delaware	6519	01-0573814
PJC New London Realty LLC	Delaware	6519	20-1151630
PJC of Cranston, Inc.	Rhode Island	6519	05-0481150
PJC of East Providence, Inc.	Rhode Island	6519	05-0481152
PJC of Massachusetts, Inc.	Massachusetts	6519	05-0481151
PJC of Rhode Island, Inc.	Rhode Island	6519	23-1979613
PJC of Vermont, Inc.	Vermont	6519	05-0498065
PJC Peterborough Realty LLC	Delaware	6519	20-1151661
PJC Providence Realty LLC	Delaware	6519	05-0541664
PJC Realty MA, Inc.	Massachusetts	6519	02-0692817
PJC Realty N.E. LLC	Delaware	5912	01-0573780
PJC Revere Realty LLC	Delaware	6519	01-0573818
PJC Special Realty Holdings, Inc.	Delaware	6519	01-0573843
Ram—Utica, Inc.	Michigan	5412	80-0052329
RDS Detroit, Inc.	Michigan	5912	35-1799950
READ's Inc.	Maryland	7389	80-0052330
Rite Aid Drug Palace, Inc.	Delaware	5912	23-2325476
Rite Aid Hdqtrs. Corp.	Delaware	6719	23-2308342
Rite Aid Hdqtrs. Funding, Inc.	Delaware	6719	75-3167335
Rite Aid of Alabama, Inc.	Alabama	5912	23-2410761
Rite Aid of Connecticut, Inc.	Connecticut	5912	23-1940645
Rite Aid of Delaware, Inc.	Delaware	5912	23-1940646
Rite Aid of Florida, Inc.	Florida	5912	23-2047226
Rite Aid of Georgia, Inc.	Georgia	5912	23-2125551
Rite Aid of Illinois, Inc.	Illinois	5912	23-2416666
Rite Aid of Indiana, Inc.	Indiana	5912	23-2048778
Rite Aid of Kentucky, Inc.	Kentucky	5912	23-2039291
Rite Aid of Maine, Inc.	Maine	5912	01-0324725
Rite Aid of Maryland, Inc.	Maryland	5912	23-1940941
Rite Aid of Massachusetts, Inc.	Massachusetts	5912	23-1940647
Rite Aid of Michigan, Inc.	Michigan	5912	38-0857390
Rite Aid of New Hampshire, Inc.	New Hampshire	5912	23-2008320
Rite Aid of New Jersey, Inc.	New Jersey	5912	23-1940648

Name of Additional Registrant*	State or Other Jurisdiction of Incorporation or Formation	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Rite Aid of New York, Inc.	New York	5912	23-1940649
Rite Aid of North Carolina, Inc.	North Carolina	5912	23-1940650
Rite Aid of Ohio, Inc.	Ohio	5912	23-1940651
Rite Aid of Pennsylvania, Inc.	Pennsylvania	5912	23-1940652
Rite Aid of South Carolina, Inc.	South Carolina	5912	23-2047222
Rite Aid of Tennessee, Inc.	Tennessee	5912	23-2047224
Rite Aid of Vermont, Inc.	Vermont	5912	23-1940942
Rite Aid of Virginia, Inc.	Virginia	5912	23-1940653
Rite Aid of Washington, D.C., Inc.	Washington DC	5912	23-2461466
Rite Aid of West Virginia, Inc.	West Virginia	5912	23-1940654
Rite Aid Payroll Management, Inc.	Delaware	5912	01-0910097
Rite Aid Online Store, Inc.	Delaware	6719	01-0910090
Rite Aid Realty Corp.	Delaware	6519	23-1725347
Rite Aid Rome Distribution Center, Inc.	New York	4225	23-1887836
Rite Aid Services, LLC	Delaware	7363	02-0655440
Rite Aid Transport, Inc.	Delaware	4789	25-1793102
Rite Fund, Inc.	Delaware	6719	51-0273194
Rite Investments Corp.	Delaware	6719	51-0273192
Rx Choice, Inc.	Delaware	7359	25-1598207
Seven Mile and Evergreen—Detroit, LLC	Michigan	5912	N/A
Silver Springs Road—Baltimore, Maryland/One, LLC	Delaware	5912	N/A
Silver Springs Road—Baltimore, Maryland/Two, LLC	Delaware	5912	N/A
State & Fortification Streets—Jackson, Mississippi, LLC	Delaware	5912	N/A
State Street and Hill Road—Gerard, Ohio, LLC	Delaware	5912	N/A
The Jean Coutu Group (PJC) USA, Inc.	Delaware	6719	04-2925810
The Lane Drug Company	Ohio	5912	53-0125212
Thrift Drug Services, Inc.	Delaware	5912	74-2605432
Thrift Drug, Inc.	Delaware	9999	22-2098063
Thrifty Corporation	California	5912	95-1297550
Thrifty PayLess, Inc.	California	5912	95-4391249
Tyler and Sanders Roads—Birmingham, Alabama, LLC	Delaware	5912	N/A

*
Addresses and telephone numbers of principal executive offices are the same as those of Rite Aid Corporation.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the prospectus is in its final form. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer is not permitted.

Subject to Completion, Dated October 27, 2010

PROSPECTUS

RITE AID CORPORATION

        Offer to exchange $650.0 million aggregate principal amount of 8.00% Senior Secured Notes Due 2020 (which we refer to as the old notes) for $650.0 million aggregate principal amount of 8.00% Senior Secured Notes Due 2020 (which we refer to as the new notes) which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and are fully and unconditionally guaranteed by the subsidiary guarantors listed on the first page of this prospectus.

        The exchange offer will expire at 5:00 p.m., New York City time, on            , 2010 (the 30th day following the date of this prospectus), unless we extend the exchange offer in our sole and absolute discretion.

        Terms of the exchange offer:

  •
  We will exchange new notes for all outstanding old notes that are validly tendered and not withdrawn prior to the expiration or termination of the exchange offer.

  •
  You may withdraw tenders of old notes at any time prior to the expiration or termination of the exchange offer.

  •
  The terms of the new notes are substantially identical to those of the old notes, except that the transfer restrictions and registration rights relating to the old notes do not apply to the new notes.

  •
  The exchange of old notes for new notes will not be a taxable transaction for U.S. federal income tax purposes. You should see the discussion under the caption "Material Federal Income Tax Considerations" for more information.

  •
  We will not receive any proceeds from the exchange offer.

  •
  We issued the old notes in a transaction not requiring registration under the Securities Act, and as a result, their transfer is restricted. We are making the exchange offer to satisfy your registration rights, as a holder of the old notes.

        There is no established trading market for the new notes or the old notes.

        Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Broker-dealers who acquired the old notes directly from us in the initial offering must, in the absence of an exemption, comply with the registration and prospectus delivery requirements of the Securities Act in connection with the secondary resales and cannot rely on the position of the staff of the Securities and Exchange Commission (the "Commission") enunciated in Exxon Capital Holdings Corp., SEC No-Action Letter (April 13, 1988). We have agreed that, starting on the expiration date (as defined herein) and ending on the close of business 210 days after the expiration date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

        See "Risk Factors" beginning on page 14 for a discussion of risks you should consider prior to tendering your outstanding old notes for exchange.

        Neither the Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2010.

        References to "Rite Aid," the "Company," "we," "our" and "us" and similar terms mean Rite Aid Corporation and its subsidiaries, unless the context otherwise requires.

        References to "Jean Coutu Group" mean The Jean Coutu Group (PJC) Inc. and its subsidiaries, references to "Jean Coutu USA" mean JCG (PJC) USA, LLC and its subsidiaries and references to "Brooks Eckerd" mean the Brooks Eckerd drugstore chain, unless the context otherwise requires.

        This prospectus incorporates by reference important business and financial information about us that is not included in or delivered with this document. Copies of this information are available without charge to any person to whom this prospectus is delivered, upon written or oral request. Written requests should be sent to:

Rite Aid Corporation
30 Hunter Lane
Camp Hill, Pennsylvania 17011
Attention: Investor Relations

        Oral requests should be made by telephoning (717) 761-2633.

        In order to obtain timely delivery, you must request the information no later than                        , 2010, which is five business days before the expiration date of the exchange offer.

SUBSIDIARY GUARANTORS

112 Burleigh Avenue Norfolk, LLC	Maxi Drug South, L.P.	Rite Aid of Georgia, Inc.
1515 West State Street Boise,	Maxi Drug, Inc.	Rite Aid of Illinois, Inc.
Idaho, LLC	Maxi Green, Inc.	Rite Aid of Indiana, Inc.
1740 Associates, LLC	Mayfield & Chillicothe Roads—	Rite Aid of Kentucky, Inc.
3581 Carter Hill Road—	Chesterland, LLC	Rite Aid of Maine, Inc.
Montgomery Corp.	MC Woonsocket, Inc.	Rite Aid of Maryland, Inc.
4042 Warrensville Center Road—	Munson & Andrews, LLC	Rite Aid of Massachusetts, Inc.
Warrensville Ohio, Inc.	Name Rite, LLC	Rite Aid of Michigan, Inc.
5277 Associates, Inc.	Northline & Dix-Toledo—	Rite Aid of New Hampshire, Inc.
537 Elm Street Corporation	Southgate, LLC	Rite Aid of New Jersey, Inc.
5600 Superior Properties, Inc.	P.J.C. Distribution, Inc.	Rite Aid of New York, Inc.
657-659 Broad St. Corp.	P.J.C. of West Warwick, Inc.	Rite Aid of North Carolina, Inc.
764 South Broadway—Geneva,	P.J.C. Realty Co., Inc.	Rite Aid of Ohio, Inc.
Ohio, LLC	Patton Drive and Navy Boulevard	Rite Aid of Pennsylvania, Inc.
Ann & Government Streets—	Property Corporation	Rite Aid of South Carolina, Inc.
Mobile, Alabama, LLC	Paw Paw Lake Road & Paw Paw	Rite Aid of Tennessee, Inc.
Apex Drug Stores, Inc.	Avenue-Coloma, Michigan, LLC	Rite Aid of Vermont, Inc.
Broadview and Wallings—Broadview	PDS-1 Michigan, Inc.	Rite Aid of Virginia, Inc.
Heights Ohio, Inc.	Perry Distributors, Inc.	Rite Aid of Washington, D.C., Inc.
Brooks Pharmacy, Inc.	Perry Drug Stores, Inc.	Rite Aid of West Virginia, Inc.
Central Avenue & Main Street	PJC Dorchester Realty LLC	Rite Aid Online Store, Inc.
Petal—MS, LLC	PJC East Lyme Realty LLC	Rite Aid Payroll Management, Inc.
Eagle Managed Care Corp.	PJC Haverhill Realty LLC	Rite Aid Realty Corp.
Eckerd Corporation	PJC Hermitage Realty LLC	Rite Aid Rome Distribution
Eckerd Fleet, Inc.	PJC Hyde Park Realty LLC	Center, Inc.
EDC Drug Stores, Inc.	PJC Lease Holdings, Inc.	Rite Aid Services, LLC
EDC Licensing, Inc.	PJC Manchester Realty LLC	Rite Aid Transport, Inc.
Eighth and Water Streets—	PJC Mansfield Realty LLC	Rite Fund, Inc.
Urichsville, Ohio, LLC	PJC New London Realty LLC	Rite Investments Corp.
England Street—Asheland	PJC of Cranston, Inc.	Rx Choice, Inc.
Corporation	PJC of East Providence, Inc.	Seven Mile and Evergreen—
Fairground, LLC	PJC of Massachusetts, Inc.	Detroit, LLC
GDF, Inc.	PJC of Rhode Island, Inc.	Silver Springs Road—Baltimore,
Genovese Drug Stores, Inc.	PJC of Vermont, Inc.	Maryland/One, LLC
Gettysburg and Hoover—Dayton,	PJC Peterborough Realty LLC	Silver Springs Road—Baltimore,
Ohio, LLC	PJC Providence Realty LLC	Maryland/Two, LLC
Harco, Inc.	PJC Realty MA, Inc.	State & Fortification Streets—
JCG (PJC) USA, LLC	PJC Realty N.E. LLC	Jackson, Mississippi, LLC
JCG Holdings (USA), Inc.	PJC Revere Realty LLC	State Street and Hill Road—
K&B Alabama Corporation	PJC Special Realty Holdings, Inc.	Gerard, Ohio, LLC
K&B Louisiana Corporation	Ram—Utica, Inc.	The Jean Coutu Group (PJC)
K&B Mississippi Corporation	RDS Detroit, Inc.	USA, Inc.
K&B Services, Incorporated	READ's Inc.	The Lane Drug Company
K&B Tennessee Corporation	Rite Aid Drug Palace, Inc.	Thrift Drug Services, Inc.
K&B Texas Corporation	Rite Aid Hdqtrs. Corp.	Thrift Drug, Inc.
K&B, Incorporated	Rite Aid Hdqtrs. Funding, Inc.	Thrifty Corporation
Keystone Centers, Inc.	Rite Aid of Alabama, Inc.	Thrifty PayLess, Inc.
Lakehurst and Broadway	Rite Aid of Connecticut, Inc.	Tyler and Sanders Roads
Corporation	Rite Aid of Delaware, Inc.	Birmingham, Alabama, LLC
Maxi Drug North, Inc.	Rite Aid of Florida, Inc.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, and the documents incorporated by reference herein, include forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements are often identified by terms and phrases such as "anticipate," "believe," "intend," "estimate," "expect," "continue," "should," "could," "may," "plan," "project," "predict," "will" and similar expressions and include references to assumptions and relate to our future prospects, developments and business strategies.

        Factors that could cause actual results to differ materially from those expressed or implied in such forward looking statements include, but are not limited to:

  •
  our high level of indebtedness;

  •
  our ability to make interest and principal payments on our debt and satisfy the other covenants contained in our senior credit facility and other debt agreements, including the indenture governing the new notes offered hereby;

  •
  general economic conditions (including the impact of continued high unemployment and changing consumer behavior), inflation and interest rate movements;

  •
  our ability to improve the operating performance of our stores in accordance with our long term strategy;

  •
  our ability to realize same store sales growth;

  •
  our ability to hire and retain qualified personnel;

  •
  the efforts of private and public third party payors to reduce prescription drug reimbursement and encourage mail order;

  •
  competitive pricing pressures, including aggressive promotional activity from our competitors;

  •
  decisions to close additional stores and distribution centers, which could result in further charges to our operating statement;

  •
  our ability to manage expenses;

  •
  our ability to realize the benefits from actions to further reduce costs and investment in working capital;

  •
  continued consolidation of the drugstore industry;

  •
  changes in state or federal legislation or regulations, and the impact of healthcare reform;

  •
  the outcome of lawsuits and governmental investigations;

  •
  our ability to maintain the listing of our common stock on the New York Stock Exchange (the "NYSE"), and the resulting impact on our indebtedness, results of operations and financial condition;

  •
  the timing and effects of our proposed reverse stock split; and

  •
  other risks and uncertainties described from time to time in our filings with the Commission.

        We undertake no obligation to update or revise the forward looking statements included or incorporated by reference in this prospectus, whether as a result of new information, future events or otherwise, after the date of this prospectus. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward looking statements. Factors that could cause or contribute to such differences are discussed in the section entitled "Risk Factors" in this prospectus, in our Annual Report on Form 10-K for the fiscal year ended February 27, 2010, which we filed with the Commission on April 28, 2010, and in our Quarterly Reports on Form 10-Q for the quarters ended May 29, 2010, which we filed with the Commission on July 6, 2010, and August 28, 2010, which we filed with the Commission on October 7, 2010.

v

SUMMARY

        The following information summarizes the detailed information and financial statements included elsewhere or incorporated by reference in this prospectus. We encourage you to read this entire prospectus carefully. Unless otherwise indicated, references to fiscal year refer to the fiscal year of Rite Aid, which ends on the Saturday closest to February 29 or March 1 of that year. The fiscal years ended February 27, 2010, February 28, 2009, March 1, 2008 and March 3, 2007 included 52 weeks. The fiscal year ended March 4, 2006 included 53 weeks. Our consolidated results for fiscal 2008 include Brooks Eckerd results of operations for the thirty-nine week period ended March 1, 2008.

 Our Business

        We are the third largest retail drugstore chain in the United States based on revenues and number of stores. We operate our drugstores in 31 states across the country and in the District of Columbia. As of August 28, 2010, we operated more than 4,700 stores. During fiscal 2010 and the twenty-six weeks ended August 28, 2010, we generated approximately $25.7 billion and $12.6 billion in revenue, respectively, and Adjusted EBITDA of approximately $925.0 million and $431.0 million, respectively.

        In our stores, we sell prescription drugs and a wide assortment of other merchandise, which we call "front end" products. In fiscal 2010 and the twenty-six weeks ended August 28, 2010, prescription drug sales accounted for 67.9% and 68.2% of our total sales, respectively. We believe that our pharmacy operations will continue to represent a significant part of our business due to favorable industry trends, including an aging population, increased life expectancy, anticipated growth in the federally funded Medicare Part D prescription program as "baby boomers" begin to enroll in 2011, expanded coverage for uninsured Americans as the result of the Patient Protection and Affordable Care Act (the "Patient Care Act") and the discovery of new and better drug therapies. We offer approximately 25,000 front end products, which accounted for the remaining 32.1% and 31.8% of our total sales in fiscal 2010 and the twenty-six weeks ended August 28, 2010, respectively. Front end products include over-the-counter medications, health and beauty aids, personal care items, cosmetics, household items, beverages, convenience foods, greeting cards, seasonal merchandise and numerous other everyday and convenience products, as well as photo processing. We attempt to distinguish our stores from other national chain drugstores, in part, through our private brands and our strategic alliance with GNC, a leading retailer of vitamin and mineral supplements. We offer approximately 3,300 products under the Rite Aid private brand, which contributed approximately 15.0% and 15.8% of our front end sales in the categories where private brand products were offered in fiscal 2010 and the twenty-six weeks ended August 28, 2010, respectively.

        The overall average size of the stores in our chain is approximately 12,500 square feet. The average size of our stores is larger in the western United States. As of August 28, 2010, approximately 59% of our stores are freestanding; approximately 50% of our stores include a drive-thru pharmacy; approximately 40% include one-hour photo shops; and approximately 40% include a GNC store within-Rite Aid-store.

Our Strategy

        Our objectives and goals are to grow profitable sales by unlocking the value of our diverse store base, improve customer loyalty by improving customer and associate satisfaction, generate positive cash flow by taking unnecessary costs out of the business and improving operating efficiencies and reduce debt through the generation of operating cash flow and improvements in working capital management. The following paragraphs describe in more detail some of the components of our strategies that we believe will result in the achievement of these goals and objectives:

        Grow profitable sales by unlocking the value of our diverse store base.    As of August 28, 2010, we had more than 4,700 stores in 31 states and the District of Columbia. These stores are in diverse markets, with many being in urban, high traffic areas and many being in lower traffic suburban or rural areas. In the past we have operated our stores with consistent standards for store staffing, field management staffing, distribution center deliveries, advertising, product assortment and pricing. We are continuing the process of stratifying these stores into specific groups and further refining the business plans for each group. The plans will ultimately result in different subsets of stores having standards for labor, product assortment, pricing and distribution center deliveries that are best suited for that group of stores. Our focus will be on merchandising and sales growth opportunities, particularly in low volume and urban stores. We believe that these changes will improve profitability, particularly at our lower volume stores.

        Improve sales by improving customer loyalty.    We believe that our greatest opportunity to improve sales is by ensuring that we have a base of loyal, repeat customers, particularly in the pharmacy business. We believe that the best way to obtain loyal customers is to show that Rite Aid will help them lead happier, healthier lives. We believe that excellent customer service helps us achieve that goal and we believe that improving the associate work experience will translate into better customer service. We have several programs that are also designed to improve customer loyalty, including the following:

  •
  We launched our wellness+ loyalty card program in four pilot markets in the third quarter of fiscal 2010. Wellness+ provides many benefits for cardholders based on accumulating points for front end and prescription purchases. We rolled out the program to the rest of our stores on April 18, 2010. We currently have more than 22 million members and we are expecting enrollment of more than 30 million by the end of the fiscal year.

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  We have several initiatives underway to simplify work processes in our stores to enable better customer service.

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  We continue to offer our free Rx Savings Card, which provides cost savings on all prescription drugs to patients with limited or no insurance. As of August 28, 2010, we had approximately 5.8 million members enrolled in the program.

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  We offer an automated refill option for customers with maintenance prescriptions, and also make courtesy refill reminder phone calls.

        In the front end business, we plan to grow our private brand offerings, as we believe that our private brand products offer cost effective alternatives to national brand products that are very attractive during difficult economic times. We are rolling out our new private brand offerings with strong promotional support, competitive price positioning and continued development of new items, which we believe will help us grow private brand sales and meet the needs of customers. We expect this will increase our private brand penetration in categories such as health and beauty products, food and other consumables, household goods and baby products. Additionally, we have several other front end initiatives planned, including merchandising and sales growth, and shrink reduction. We also plan to add 105 new GNC stores within-Rite Aid-stores during this fiscal year. As of August 28, 2010, our private brand penetration was 15.8% of front end sales, as compared to 15.0% for fiscal 2010.

        In the pharmacy business, we plan to increase the number of immunizing pharmacists from 2,000 in fiscal 2010 to over 7,000 in fiscal 2011, which will increase our immunizing presence in many of our top markets. Additionally, we plan to grow script count by continuing to improve customer service, growing our Rx savings program, purchasing prescription files and attracting and retaining high value pharmacy customers through our wellness+ loyalty program.

        Generate positive cash flow by continuing to take unnecessary costs out of the business.    We believe we have an opportunity to better leverage our sales by making changes to our cost structure. We have numerous cost reduction initiatives in place or planned for fiscal 2011, including the following:

  •
  We plan to make additional changes to staffing, marketing and merchandising, and distribution for some of our lower volume stores, which we believe will improve store profitability without sacrificing sales or customer service.

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  We have centralized all non-merchandise purchasing into a centralized indirect procurement function. This group is responsible for reviewing all purchase contracts and arrangements and utilizes several tools, including on-line auctions, to control the cost of these services.

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  We are continuing to examine our administrative headcount requirements.

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  We expect to reduce supply chain costs by further reducing inventory, improving work processes in the distribution center network, and re-assigning which distribution centers service particular stores. In September 2010, we announced plans to close our Rome, New York distribution center, which will be completed early next year.

        We believe that these changes, as well as others, will enable us to improve our operating profitability without sacrificing sales and customer service.

        Reduce debt.    We are highly leveraged and believe that our leverage puts us at a competitive disadvantage. We plan to continue to reduce debt in fiscal 2011 by executing on the operating initiatives discussed above, as well as through the following:

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  We have taken measures to reduce our investment in inventory, including steps to reduce the number of SKU's, reduce our backroom inventories and reduce store safety stock in certain categories. The continuation of these programs, along with planned improvements in our ad ordering system and sales forecasting techniques, should further reduce our inventory levels, which should increase available working capital and improve operating efficiencies.

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  We plan to closely manage our capital expenditures in fiscal 2011, as we did in fiscal 2010, when we significantly reduced capital expenditures after investing a significant amount of capital dollars into the Brooks Eckerd stores during fiscal 2008 and fiscal 2009. Our targeted capital expenditures for fiscal 2011 are $250 million, with a $50 million allocation for prescription file purchases. As of August 28, 2010 we had made approximately $82.7 million in capital expenditures in fiscal 2011.

        We believe that these initiatives, along with other improvements in cash flow from operations, will enable us to continue to reduce debt in fiscal 2011.

Recent Developments

        On September 30, 2010, we announced our unaudited monthly sales results for the four weeks ended September 25, 2010. Same store sales for the four week period decreased 0.9% over the corresponding period in the prior year. Front end same store sales decreased 0.3% while pharmacy same store sales, which included an approximate 233 basis points negative impact from new generic introductions, declined 1.2% over the corresponding period in the prior year. Prescriptions filled at comparable stores decreased 1.3% over the prior-year period. Total drugstore sales for the four weeks ended September 25, 2010 were $1.901 billion, compared to total drugstore sales of $1.941 billion in the corresponding period in the prior year. Pharmacy sales accounted for 68.5% of total drugstore sales and third party prescription revenue was 96.2% of pharmacy sales.

        On September 30, 2010, we also announced our unaudited year-to-date sales results for the thirty weeks ended September 25, 2010. Same store sales for the thirty week period decreased 1.2%, consisting of a 1.0% decrease in front end same store sales and a 1.3% decrease in pharmacy same store sales. Prescriptions filled at comparable stores decreased 1.8% over the prior-year period. Total drugstore sales for the thirty weeks ended September 30, 2010 were $14.407 billion, compared with total drugstore sales of $14.743 billion in the corresponding period in the prior year. Pharmacy sales accounted for 68.2% of total drugstore sales and third party prescription revenue was 96.2% of pharmacy sales. As of September 25, 2010, we operated 4,742 stores, compared to 4,809 stores at the same time in the prior year.

Summary Description of the Exchange Offer

Old Notes	8.00% Senior Secured Notes due 2020, which were issued on August 16, 2010.
New Notes

8.00% Senior Secured Notes due 2020, the issuance of which has been registered under the Securities Act of 1933. The form and terms of the new notes are identical in all material respects to those of the old notes, except that the transfer restrictions and registration rights relating to the old notes do not apply to the new notes.

Exchange Offer

We are offering to issue up to $650.0 million aggregate principal amount of the new notes in exchange for a like principal amount of the old notes to satisfy our obligations under the registration rights agreement that was executed when the old notes were issued in a transaction in reliance upon the exemption from registration provided by Rule 144A and Regulation S of the Securities Act.

Expiration Date; Tenders

The exchange offer will expire at 5:00 p.m., New York City time, on   , 2010 (the 30th day following the date of this prospectus), unless extended in our sole and absolute discretion. By tendering your old notes, you represent to us that:

• you are not our "affiliate," as defined in Rule 405 under the Securities Act;
• any new notes you receive in the exchange offer are being acquired by you in the ordinary course of your business;

•       at the time of commencement of the exchange offer, neither you nor anyone receiving new notes from you, has any arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the new notes in violation of the Securities Act;

• you are not holding old notes that have, or are reasonably likely to have, the status of an unsold allotment in the initial offering;
• if you are not a participating broker-dealer, you are not engaged in, and do not intend to engage in, the distribution of the new notes, as defined in the Securities Act; and

•       if you are a broker-dealer, you will receive the new notes for your own account in exchange for old notes that were acquired by you as a result of your market-making or other trading activities and that you will deliver a prospectus in connection with any resale of the new notes you receive. For further information regarding resales of the new notes by participating broker-dealers, see the discussion under the caption "Plan of Distribution."

Withdrawal; Non-Acceptance

You may withdraw any old notes tendered in the exchange offer at any time prior to 5:00 p.m., New York City time, on                    , 2010. If we decide for any reason not to accept any old notes tendered for exchange, the old notes will be returned to the registered holder at our expense promptly after the expiration or termination of the exchange offer. In the case of the old notes tendered by book-entry transfer into the exchange agent's account at The Depository Trust Company, any withdrawn or unaccepted old notes will be credited to the tendering holder's account at DTC. For further information regarding the withdrawal of tendered old notes, see "The Exchange Offer—Terms of the Exchange Offer; Period for Tendering Old Notes" and the "The Exchange Offer—Withdrawal Rights."

Conditions to the Exchange Offer

The exchange offer is subject to customary conditions, which we may waive. See the discussion below under the caption "The Exchange Offer—Conditions to the Exchange Offer" for more information regarding the conditions to the exchange offer.

Procedures for Tendering the Old Notes	You must do one of the following on or prior to the expiration or termination of the exchange offer to participate in the exchange offer:

•       tender your old notes by sending the certificates for your old notes, in proper form for transfer, a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other documents required by the letter of transmittal, to The Bank of New York Mellon Trust Company, N.A., as exchange agent, at one of the addresses listed below under the caption "The Exchange Offer—Exchange Agent;" or

•       tender your old notes by using the book-entry transfer procedures described below and transmitting a properly completed and duly executed letter of transmittal, with any required signature guarantees, or an agent's message instead of the letter of transmittal, to the exchange agent. In order for a book-entry transfer to constitute a valid tender of your old notes in the exchange offer, The Bank of New York Mellon Trust Company, N.A., as exchange agent, must receive a confirmation of book-entry transfer of your old notes into the exchange agent's account at DTC prior to the expiration or termination of the exchange offer. For more information regarding the use of book-entry transfer procedures, including a description of the required agent's message, see the discussion below under the caption "The Exchange Offer—Book-Entry Transfers."

Special Procedures for Beneficial Owners

If you are a beneficial owner whose old notes are registered in the name of the broker, dealer, commercial bank, trust company or other nominee and you wish to tender your old notes in the exchange offer, you should promptly contact the person in whose name the old notes are registered and instruct that person to tender on your behalf. If you wish to tender in the exchange offer on your own behalf, prior to completing and executing the letter of transmittal and delivering your old notes, you must either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed bond power from the person in whose name the old notes are registered.

Material Federal Income Tax Considerations

The exchange of the old notes for new notes in the exchange offer will not be a taxable transaction for United States federal income tax purposes. See the discussion under the caption "Material Federal Income Tax Considerations" for more information regarding the tax consequences to you of the exchange offer.

Use of Proceeds	We will not receive any proceeds from the exchange offer.
Exchange Agent

The Bank of New York Mellon Trust Company, N.A. is the exchange agent for the exchange offer. You can find the address and telephone number of the exchange agent below under the caption "The Exchange Offer—Exchange Agent."

Resales

Based on interpretations by the staff of the Commission, as set forth in no-action letters issued to the third parties, we believe that the new notes you receive in the exchange offer may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act. However, you will not be able to freely transfer the new notes if:

• you are our "affiliate," as defined in Rule 405 under the Securities Act;
• you are not acquiring the new notes in the exchange offer in the ordinary course of your business;
• you have an arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the new notes, you will receive in the exchange offer;
• you are holding old notes that have, or are reasonably likely to have, the status of an unsold allotment in the initial offering; or

•       you are a participating broker-dealer that received new notes for its own account in the exchange offer in exchange for old notes that were acquired as a result of market-making or other trading activities.

If you fall within one of the exceptions listed above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction involving the new notes. See the discussion below under the caption "The Exchange Offer—Procedures for Tendering Old Notes" for more information.

Broker-Dealer

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of new notes. The letter of transmittal states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes which were acquired by such broker-dealer as a result of market making activities or other trading activities. We have agreed that for a period of up to 210 days after the expiration date, as defined in this prospectus, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution" for more information.

Registration Rights Agreement

When the old notes were issued, we entered into a registration rights agreement with the initial purchasers of the old notes. Under the terms of the registration rights agreement, we agreed to use our commercially reasonable efforts to file with the Commission and cause to become effective, a registration statement relating to an offer to exchange the old notes for the new notes.

If we do not, among other things, complete the exchange offer within 270 days of the date of issuance of the old notes (August 16, 2010), the interest rate borne by the old notes will be increased at a rate of 0.25% per annum every 90 days (but shall not exceed 0.50% per annum) until the exchange offer is completed, or until the old notes are freely transferable under Rule 144 of the Securities Act.

Under some circumstances set forth in the registration rights agreement, holders of old notes, including holders who are not permitted to participate in the exchange offer or who may not freely sell new notes received in the exchange offer, may require us to file and cause to become effective, a shelf registration statement covering resales of the old notes by these holders.

A copy of the registration rights agreement is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. See "Description of the New Notes—Registration Rights and Additional Interest."

CONSEQUENCES OF NOT EXCHANGING OLD NOTES

        If you do not exchange your old notes in the exchange offer, your old notes will continue to be subject to the restrictions on transfer described in the legend on the certificate for your old notes. In general, you may offer or sell your old notes only:

  •
  if they are registered under the Securities Act and applicable state securities laws;

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  if they are offered or sold under an exemption from registration under the Securities Act and applicable state securities laws; or

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  if they are offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

        We do not currently intend to register the old notes under the Securities Act. Under some circumstances, however, holders of the old notes, including holders who are not permitted to participate in the exchange offer or who may not freely resell new notes received in the exchange offer, may require us to file, and to cause to become effective, a shelf registration statement covering resales of old notes by these holders. For more information regarding the consequences of not tendering your old notes and our obligation to file a shelf registration statement, see "The Exchange Offer—Consequences of Exchanging or Failing to Exchange Old Notes" and "Description of the New Notes—Registration Rights and Additional Interest."

 Summary Description of the New Notes

        The terms of the new notes and those of the outstanding old notes are substantially identical, except that the transfer restrictions and registration rights relating to the old notes do not apply to the new notes. For a more complete understanding of the new notes, see "Description of the New Notes."

Issuer	Rite Aid Corporation, a Delaware corporation.
Securities	Up to $650.0 million aggregate principal amount of 8.00% Senior Secured Notes due 2020.
Maturity Date	August 15, 2020.
Interest	The new notes will bear interest at an annual rate of 8.00%. Interest is payable on February 15 and August 15 of each year, beginning on February 15, 2011.
Optional Redemption

Prior to August 15, 2015, we may redeem some or all of the new notes by paying a "make-whole" premium based on U.S. Treasury rates. On or after August 15, 2015, we may redeem some or all of the new notes at the redemption prices listed under the heading "Description of the New Notes—Optional Redemption" in this prospectus plus accrued and unpaid interest to, but not including, the date of redemption.

In addition, at any time and from time to time, prior to August 15, 2013, we may redeem up to 35% of the original aggregate principal amount of the new notes with the net proceeds of one or more of our equity offerings at a redemption price of 108% of the principal amount, plus accrued and unpaid interest, if any, to the date of redemption, provided that at least 65% of the original aggregate amount of the new notes remains issued and outstanding.

Subsidiary Guarantees

Our obligations under the new notes will be guaranteed, subject to certain limitations, by all of our subsidiaries that guarantee our obligations under our senior credit facility, the old notes and our outstanding 9.75% senior secured notes due 2016, 10.250% senior secured notes due 2019, 10.375% senior secured notes due 2016 and 7.5% senior secured notes due 2017 (the "Subsidiary Guarantors"). The guarantees by the Subsidiary Guarantors of the new notes will be secured, subject to permitted liens, by the same senior liens granted by the Subsidiary Guarantors on all of their assets that secure our obligations under our senior credit facility (other than cash or cash equivalents securing letter of credit obligations which do not constitute part of the Collateral), our 9.75% senior secured notes due 2016 and the old notes. The guarantees by the Subsidiary Guarantors will rank pari passu in right of payment with the guarantees of our senior credit facility, our 9.75% senior secured notes due 2016 and the old notes and senior in right of payment to the guarantees of our 10.375% senior secured notes due 2016, 7.5% senior secured notes due 2017 and 10.250% senior secured notes due 2019.

The Subsidiary Guarantors also provide unsubordinated, unsecured guarantees of our 8.625% senior notes due 2015, 9.375% senior notes due 2015 and 9.5% senior notes due 2017. Under certain circumstances, subsidiaries may be released from their guarantees of the new notes without the consent of the holders of the new notes.

Our subsidiaries conduct substantially all of our operations and have significant liabilities, including trade payables. If the subsidiary guarantees are invalid or unenforceable or are limited by fraudulent conveyance or other laws, the new notes will be structurally subordinated to the substantial liabilities of our subsidiaries and the liens on the Collateral would be invalid, unenforceable or limited, as the case may be.

Security

The guarantees by the Subsidiary Guarantors of the new notes will be secured, subject to permitted liens, by senior liens granted by the Subsidiary Guarantors on the accounts receivable and chattel paper, deposit accounts, cash management accounts and funds on deposit therein, contracts, documents, general intangibles, instruments, intellectual property, script lists, pharmaceutical inventory and other eligible inventory of the Subsidiary Guarantors (the "Collateral") (other than cash or cash equivalents securing letter of credit obligations which do not constitute part of the Collateral). The senior liens will be shared with the holders of certain existing and future indebtedness, including the lenders under our senior credit facility and holders of our 9.75% senior secured notes due 2016 and the old notes.

Our direct obligations under the new notes will not be secured. Our subsidiaries own substantially all of our operating assets. If the subsidiary guarantees are invalid or unenforceable or are limited by fraudulent conveyance or other laws, the new notes will be structurally subordinated to the substantial liabilities of our subsidiaries and the liens on the Collateral would be invalid, unenforceable or limited, as the case may be.

Repurchase at Option of Holders Upon a Change in Control

In the event of a change in control (as defined under the heading "Description of the New Notes—Definitions") , each holder of new notes may require us to repurchase its notes, in whole or in part, at a repurchase price of 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date. See "Description of New Notes—Repurchase at the Option of Holders Upon a Change of Control," and "Risk Factors—Risks Related to the Exchange Offer and Holding the New Notes—We may be unable to purchase the new notes upon a change of control" in this prospectus.

Ranking	As of August 28, 2010:

•       the total outstanding debt of us and the Subsidiary Guarantors (including current maturities and capital lease obligations, but excluding unused commitments and undrawn letters of credit) was approximately $6.2 billion;

•       the total outstanding debt of us and the Subsidiary Guarantors that would be pari passu to the guarantees of the new notes by the Subsidiary Guarantors and share in the benefit of senior liens on the Collateral was approximately $1.8 billion (not including $143.3 million of outstanding letters of credit); and

•       the total outstanding debt of us and the Subsidiary Guarantors that would share in the benefit of guarantees from the Subsidiary Guarantors and share, subject to permitted liens, second priority liens on the Collateral was approximately $1.2 billion.

Our senior credit facility, our 9.75% senior secured notes due 2016 and the old notes are secured by the same senior liens on the Collateral that will secure the new notes. Pursuant to the indenture governing the new notes, the security agreements and the intercreditor agreements that set forth the respective rights of the senior secured parties and all secured indebtedness, respectively, additional debt secured by senior liens and additional debt secured by second priority liens may be incurred, subject to certain limitations, without the consent of holders of the new notes. Pursuant to the senior lien intercreditor agreement, the senior collateral agent will, under most circumstances, control all the rights and remedies with respect to the Collateral. Prior to the termination of the senior credit facility, the senior collateral agent will be directed by the parties to the senior credit facility even though all the senior secured parties, including holders of the new notes, the old notes and our 9.75% senior secured notes due 2016, will share equally and ratably in the Collateral. The second priority liens will not entitle holders of the new notes to take any action whatsoever with respect to the Collateral at any time when the senior liens are outstanding. The senior secured parties, including holders of the new notes, the old notes and our 9.75% senior secured notes due 2016, will receive all proceeds from any realization on the Collateral until the obligations secured by the senior liens are paid in full.

See "Description of the New Notes—Security" in this prospectus.

Covenants	The indenture governing the new notes contains covenants that limit our ability and the ability of our restricted subsidiaries to, among other things:
• incur additional debt;
• pay dividends or make other restricted payments;
• purchase, redeem or retire capital stock or subordinated debt;
• make asset sales;
• enter into transactions with affiliates;
• incur liens;
• enter into sale-leaseback transactions;
• provide subsidiary guarantees;
• make investments; and
• merge or consolidate with any other person.
These covenants are subject to a number of exceptions. See "Description of the New Notes" in this prospectus.
Trading

The new notes are a new issue of securities, and there is currently no established trading market for the new notes. An active or liquid market may not develop for the new notes or, if developed, be maintained. We have not applied, and do not intend to apply, for the listing or the new notes on any automated dealer quotation system.

Risk Factors

Tendering your old notes in the exchange offer involves risks. You should carefully consider the information in the sections entitled "Risk Factors" in this prospectus, in our Annual Report on Form 10-K for the fiscal year ended February 27, 2010 and in our Quarterly Reports on Form 10-Q for the quarters ended May 29, 2010 and August 28, 2010 and all the other information included in this prospectus before tendering any old notes.

***

        Our headquarters are located at 30 Hunter Lane, Camp Hill, Pennsylvania 17011, and our telephone number is (717) 761-2633. We were incorporated in 1968 and are a Delaware corporation.

RISK FACTORS

        You should consider carefully the following factors, as well as the other information included and incorporated by reference in this prospectus, before tendering your old notes in the exchange offer. When we use the term "notes" in this prospectus, the term includes the old notes and the new notes.

 Risks Related to the Exchange Offer and Holding the New Notes

Holders who fail to exchange their old notes will continue to be subject to restrictions on transfer.

        If you do not exchange your old notes for new notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your old notes described in the legend on the certificates for your old notes. The restrictions on transfer of your old notes arise because we issued the old notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the old notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. We do not plan to register the old notes under the Securities Act. For further information regarding the consequences of tendering your old notes in the exchange offer, see the discussions below under the captions "The Exchange Offer—Consequences of Exchanging or Failing to Exchange Old Notes" and "Material Federal Income Tax Considerations."

You must comply with the exchange offer procedures in order to receive new, freely tradable new notes.

        Delivery of new notes in exchange for old notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of the following:

  •
  certificates for old notes or a book-entry confirmation of a book-entry transfer of old notes into the Exchange Agent's account at DTC, New York, New York as depository, including an Agent's Message (as defined herein) if the tendering holder does not deliver a letter of transmittal;

  •
  a completed and signed letter of transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message in lieu of the letter of transmittal; and

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  any other documents required by the letter of transmittal.

        Therefore, holders of old notes who would like to tender old notes in exchange for new notes should be sure to allow enough time for the old notes to be delivered on time. We are not required to notify you of defects or irregularities in tenders of old notes for exchange. Old notes that are not tendered or that are tendered but we do not accept for exchange will, following consummation of the exchange offer, continue to be subject to the existing transfer restrictions under the Securities Act and, upon consummation of the exchange offer, certain registration and other rights under the registration rights agreement will terminate. See "The Exchange Offer—Procedures for Tendering Old Notes" and "The Exchange Offer—Consequences of Exchanging or Failing to Exchange Old Notes."

Some holders who exchange their old notes may be deemed to be underwriters and these holders will be required to comply with the registration and prospectus delivery requirements in connection with any resale transaction.

        If you exchange your old notes in the exchange offer for the purpose of participating in a distribution of the new notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

If the guarantees of the new notes and the liens that secure these guarantees are held to be invalid or unenforceable or are limited by fraudulent conveyance or other laws, the new notes will be unsecured and structurally subordinated to the debt of our subsidiaries.

        We are a holding company with no direct operations. Our principal assets are the equity interests we hold in our operating subsidiaries. As a result, we are dependent upon dividends and other payments from our subsidiaries to generate the funds necessary to meet our financial obligations, including the payment of principal of and interest on our outstanding debt. Our subsidiaries are legally distinct from us and have no obligation to pay amounts due on our debt or to make funds available to us for such payment. Accordingly, our debt that is not guaranteed by our subsidiaries is structurally subordinated to the debt and other liabilities of our subsidiaries.

        Our creditors or the creditors of the Subsidiary Guarantors could challenge the guarantees of the new notes and the liens securing the new notes as fraudulent conveyances or on other grounds. The delivery of these guarantees or the grant of these liens could be found to be a fraudulent conveyance and declared void if a court determined that: the subsidiary delivered the guarantee or granted a lien with the intent to hinder, delay or defraud its existing or future creditors; the Subsidiary Guarantor did not receive fair consideration for the delivery of the guarantee or the grant of the liens; or the Subsidiary Guarantor was insolvent at the time it delivered the guarantee or granted a lien. We cannot assure you that a court would not reach one of these conclusions. In the event that a court declares these guarantees or liens to be void, or in the event that the guarantees or liens must be limited or voided in accordance with their terms, any claim you may make against us for amounts payable on the new notes would be effectively subordinated to the obligations of our subsidiaries, including trade payables and other liabilities that constitute indebtedness. In addition, even if the guarantees of the new notes and the liens securing the new notes remain in force, under most circumstances, while you share equally and ratably with the other senior secured parties in all proceeds from any realization on the Collateral, while our senior credit facility or any other larger first lien tranche remains outstanding, you will not control the rights and remedies with respect to the Collateral upon an event of default and the exercise of any such rights and remedies following such an event of default will be made by the senior collateral agent, acting at the direction of the secured parties to our senior credit facility or other such tranche.

We may be unable to purchase the new notes upon a change of control.

        Upon a change of control event, we would be required to offer to purchase the new notes for cash at a price equal to 101% of the aggregate principal amount of the new notes, plus accrued and unpaid interest, if any. The change of control provisions may not protect you if we undergo a highly leveraged transaction, reorganization, restructuring, acquisition or similar transaction that may adversely affect you unless the transaction is included within the definition of a change of control.

        Our senior credit facility provides that the occurrence of certain events that would constitute a change of control for the purposes of the indenture governing the new notes constitutes a default under such facilities. Much of our other debt also requires us to repurchase such debt upon an event that would constitute a change of control for the purposes of the new notes. Other future debt may contain prohibitions of events that would constitute a change of control or would require such debt to be repurchased upon a change of control. Moreover, the exercise by holders of the new notes of their right to require us to repurchase the new notes could cause a default under our existing or future debt, even if the change of control itself does not result in a default under existing or future debt. Finally, our ability to pay cash to holders of the new notes upon a repurchase may be limited by our financial resources at the time of such repurchase or by the terms of our outstanding debt agreements at the time. Therefore, we cannot assure you that sufficient funds will be available when necessary to make any required repurchases. Our failure to purchase the new notes in connection with a change of control would result in a default under the indenture governing the new notes. Such a default would, in turn, constitute a default under much of our existing debt, and may constitute a default under future debt as well.

There may not be an active trading market for the new notes, and their price may be volatile. Holders may be unable to sell their new notes at the price desired or at all.

        There is no existing trading market for the new notes. As a result, there can be no assurance that a liquid market will develop or be maintained for the new notes, that holders will be able to sell any of the new notes at a particular time (if at all) or that the prices holders receive if or when they sell the new notes will be above their initial offering price. If the new notes are traded after their initial issuance, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, the price and volatility in the price of our common stock, our performance and other factors. We do not intend to list the new notes on any national securities exchange.

        The liquidity of any market for the new notes will depend on a number of factors, including:

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  the number of holders of the new notes;

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  our operating performance and financial condition;

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  the market for similar securities;

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  the interest of securities dealers in making a market in the new notes; and

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  prevailing interest rates.

        An active market for the new notes may not develop and, if it develops, may not continue.

The value of the Collateral securing the new notes may not be sufficient to satisfy our obligations under the new notes.

        No appraisal of the value of the Collateral has been made in connection with this offering, and the fair market value of the Collateral is subject to fluctuations based on factors that include, among others, general economic conditions and similar factors. The amount to be received upon a sale of the Collateral would be dependent on numerous factors, including, but not limited to, the actual fair market value of the Collateral at such time, the timing and the manner of the sale and the availability of buyers. By its nature, portions of the Collateral may be illiquid and may have no readily ascertainable market value. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, the Collateral may not be sold in a timely or orderly manner, and the proceeds from any sale or liquidation of the Collateral may not be sufficient to pay our obligations under the new notes.

Even though the guarantees of the new notes will benefit from a senior lien on the Collateral, the senior collateral agent, acting at the direction of the parties to the senior credit facility, will control most actions with respect to the Collateral.

        The rights of holders of the new notes with respect to the Collateral will be subject to a senior lien intercreditor agreement among us, the senior collateral agent, acting at the direction of the parties to our senior credit facility, and the trustee, who is the authorized representative of the 9.75% senior secured notes due 2016, the old notes and will be the authorized representative for the new notes offered hereby. Under the senior lien intercreditor agreement, any actions that may be taken with respect to the Collateral, including the ability to cause the commencement of enforcement proceedings against the Collateral, to control such proceedings and to approve amendments to releases of the Collateral from the lien of, and waive past defaults under, such documents relating to the Collateral, will be controlled by the senior collateral agent, acting at the direction of the parties to the senior credit facility.

        In addition, the senior credit facility permits and the indenture will permit us to issue additional series of notes or other indebtedness that also have a senior lien on the Collateral. After the senior credit facility is terminated, at which time the parties to the senior credit facility will no longer have the right to direct the actions of the senior collateral agent with respect to the Collateral pursuant to the senior lien intercreditor agreement, that right passes to the authorized representative of holders of the next largest outstanding principal amount of indebtedness secured by a senior lien on the Collateral. If the aggregate principal amount of our 9.75% senior secured notes due 2016 or the old notes outstanding at such time exceeds the aggregate principal amount of the new notes offered hereby or if we issue additional senior lien indebtedness in the future in a greater principal amount than the new notes offered hereby, then the authorized representative for the 9.75% senior secured notes due 2016, the old notes or such additional indebtedness, as applicable, would be next in line to direct the senior collateral agent to exercise rights under the senior lien intercreditor agreement, rather than the authorized representative for the new notes offered hereby.

        Under the senior lien intercreditor agreement, the authorized representative of holders of the new notes offered hereby may not object following the filing of a bankruptcy petition to any debtor-in-possession financing or to the use of the shared collateral to secure that financing, subject to conditions and limited exceptions. After such a filing, the value of the Collateral could materially deteriorate, and holders of the new notes would be unable to raise an objection.

        The Collateral will also be subject to any and all exceptions, defects, encumbrances, liens and other imperfections as may be accepted by the senior collateral agent, acting at the direction of the parties to our senior credit facility, prior to termination of the senior credit facility.

        The existence of any such exceptions, defects, encumbrances, liens and other imperfections could adversely affect the value of the Collateral as well as the ability of the senior collateral agent to realize or foreclose on the Collateral for the benefit of holders of the new notes. Neither we nor the initial purchasers have analyzed the effect of, or participated in any negotiations relating to, such exceptions, defects, encumbrances, liens and imperfections, and the existence thereof could adversely affect the value of the Collateral that will secure the guarantees of the new notes as well as the ability of the senior collateral agent to realize or foreclose on the Collateral for the benefit of holders of the new notes.

        If at any time the total credit exposure outstanding under our senior credit facility, together with the principal amount of our 9.750% senior secured notes due 2016, the old notes and the new notes offered hereby, and the principal amount of any other senior obligations, including other term loans, other revolving exposures and any additional senior debt, exceeds the borrowing base, we must, first, repay the outstanding revolving loans and swingline loans under the senior credit facility, second, cash collateralize letters of credit issued under the senior credit facility, and, third, repay our outstanding term loans under the senior credit facility (on a pro rata basis) to eliminate such shortfall.

There are circumstances other than repayment or discharge of the new notes under which the Collateral will be released automatically, without your consent or the consent of the trustee, and you may not realize any payment upon disposition of such Collateral.

        Under various circumstances, the Collateral will be released automatically, including a sale, transfer or other disposal in a transaction not prohibited under the senior debt documents and, with respect to the Collateral upon which the guarantees of the new notes have a senior lien, upon any release in connection with a foreclosure or exercise of remedies with respect to that Collateral by the senior collateral agent, acting at the direction of the parties to our senior credit facility, prior to the termination of the senior credit facility. Even though holders of the new notes share ratably with the lenders under our senior credit facility, the senior collateral agent, acting at the direction of the secured parties to our senior credit facility, until the termination of the senior credit facility, will initially control actions with respect to the Collateral, whether or not holders of the new notes agree or disagree with those actions. See "—Even though the guarantees of the new notes will benefit from a senior lien on the Collateral, the senior collateral agent, acting at the direction of the parties to the senior credit facility, will control most actions with respect to the Collateral." In addition, upon certain sales of the assets that comprise the Collateral, if our borrowing capacity under our revolving credit facility and any future revolving facilities under our senior credit facility is less than $900.0 million or if the proceeds of such Collateral disposition are received during a cash sweep period pursuant to the senior credit facility, we will be required to repay amounts outstanding under such applicable revolving facility (without a reduction in commitment), prior to repayment of any of our other senior obligations, including the new notes, with the proceeds of such Collateral disposition.

Your rights in the Collateral may be adversely affected by the failure to perfect security interests in certain collateral in the future.

        Applicable law requires that certain property and rights acquired after the grant of a general security interest can only be perfected at the time such property and rights are acquired and identified. The trustee or the senior collateral agent may not monitor, or we may not inform the trustee or the senior collateral agent of, the future acquisition of property and rights that constitute Collateral, and necessary action may not be taken to properly perfect the security interest in such after acquired collateral. The trustee for the new notes has no obligation to monitor the acquisition of additional property or rights that constitute Collateral or the perfection of any security interest in favor of the guarantees of the new notes against third parties. Such failure may result in the loss of the security interest therein or the priority of the security interest in favor of the new notes against third parties.

If we were to file for bankruptcy protection, the ability of holders of the new notes to realize upon the Collateral will be subject to certain bankruptcy law limitations.

        The ability of holders of the new notes to realize upon the Collateral will be subject to certain bankruptcy law limitations if we were to file for bankruptcy protection. Under applicable U.S. federal bankruptcy laws, secured creditors are prohibited from repossessing their security from a debtor in a bankruptcy case without bankruptcy court approval and may be prohibited from disposing of security repossessed from such a debtor without bankruptcy court approval. Moreover, applicable federal bankruptcy laws generally permit the debtor to continue to retain collateral, including cash collateral, even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given "adequate protection."

        The meaning of the term "adequate protection" may vary according to the circumstances, but is intended generally to protect the value of the secured creditor's interest in the collateral at the commencement of the bankruptcy case and may include cash payments or the granting of additional security if and at such times as the court, in its discretion, determines that a diminution in the value of the collateral occurs as a result of the stay of repossession or the disposition of the collateral during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a U.S. bankruptcy court, we cannot predict whether or when the collateral agent for the new notes could foreclose upon or sell the collateral or whether or to what extent holders of notes would be compensated for any delay in payment or loss of value of the collateral through the requirement of "adequate protection."

If a bankruptcy petition were filed by or against us, holders of notes may receive a lesser amount for their claim than they would have been entitled to receive under the indenture governing the new notes.

        If a bankruptcy petition were filed by or against us under the U.S. Bankruptcy Code after the issuance of the new notes, the claim by any holder of the new notes for the principal amount of the new notes may be limited to an amount equal to the sum of the original issue price for the new notes and that portion of the original issue discount that does not constitute "unmatured interest" for purposes of the U.S. Bankruptcy Code.

        Any original issue discount that was not amortized as of the date of the bankruptcy filing would constitute unmatured interest. Accordingly, holders of the new notes under these circumstances may receive a lesser amount than they would be entitled to receive under the terms of the indenture governing the new notes, even if sufficient funds are available.

Risks Related to our Financial Condition

Current economic conditions may adversely affect our industry, business and results of operations.

        The United States economy is continuing to feel the impact of the economic downturn that began in late 2007, and the future economic environment may continue to be less favorable than that of prior years. This economic uncertainty has and could further lead to reduced consumer spending for the foreseeable future. If consumer spending continues to decrease, we will likely not be able to improve our same store sales. In addition, reduced or flat consumer spending may drive us and our competitors to offer additional products at promotional prices, which would have a negative impact on our gross profit. A continued softening or slow recovery in consumer spending may adversely affect our industry, business and results of operations. Reduced revenues as a result of decreased consumer spending may also reduce our liquidity and otherwise hinder our ability to implement our long term strategy.

We are highly leveraged. Our substantial indebtedness could limit cash flow available for our operations and could adversely affect our ability to service debt or obtain additional financing if necessary.

        We had, as of August 28, 2010, $6.2 billion of outstanding indebtedness and stockholders' deficit of $1.9 billion. We also had additional borrowing capacity under our $1.175 billion senior secured revolving credit facility of approximately $1.032 billion, net of outstanding letters of credit of $143.3 million.

        Our earnings were insufficient to cover fixed charges and preferred stock dividends for fiscal 2010, 2009, 2008, 2007 and 2006 by $498.4 million, $2.6 billion, $340.6 million, $50.8 million and $23.1 million, respectively.

        Our high level of indebtedness will continue to restrict our operations. Among other things, our indebtedness will:

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  limit our flexibility in planning for, or reacting to, changes in the markets in which we compete;

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  place us at a competitive disadvantage relative to our competitors with less indebtedness;

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  render us more vulnerable to general adverse economic, regulatory and industry conditions; and

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  require us to dedicate a substantial portion of our cash flow to service our debt.

        Our ability to meet our cash requirements, including our debt service obligations, is dependent upon our ability to substantially improve our operating performance, which will be subject to general economic and competitive conditions and to financial, business and other factors, many of which are beyond our control. We cannot provide assurance that our business will generate sufficient cash flow from operations to fund our cash requirements and debt service obligations or to achieve our strategy of reducing our debt.

        We believe we have adequate sources of liquidity to meet our anticipated requirements for working capital, debt service and capital expenditures through fiscal 2011 and have no material maturities prior to August 2013. However, if our operating results, cash flow or capital resources prove inadequate, or if interest rates rise significantly, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt and other obligations or otherwise be required to delay our planned activities. Additionally, decreases in the valuation of the Collateral securing our senior credit facility, the 9.75% senior secured notes due 2016, the old notes and the new notes could result in a reduction of availability under our revolving credit facility. If we are unable to service our debt or experience a significant reduction in our liquidity, we could be forced to reduce or delay planned capital expenditures and other initiatives, sell assets, restructure or refinance our debt or seek additional equity capital, and we may be unable to take any of these actions on satisfactory terms or in a timely manner. Further, any of these actions may not be sufficient to allow us to service our debt obligations, including with respect to the new notes, or may have an adverse impact on our business. Our existing debt agreements limit our ability to take certain of these actions. Our failure to generate sufficient operating cash flow to pay our debts or refinance our indebtedness would have a material adverse effect on us.

Borrowings under our senior credit facility are based upon variable rates of interest, which would result in higher expense in the event of increases in interest rates.

        As of August 28, 2010, approximately $1.4 billion of our outstanding indebtedness bore interest at a rate that varies depending upon the London Interbank Offered Rate ("LIBOR"), subject, in the case of the Tranche 3 Term Loan, to a minimum LIBOR floor of 300 basis points. If we borrow additional amounts under our senior secured revolving credit facility, the interest rate on those borrowings will also vary depending upon LIBOR. If LIBOR rises, the interest rates on outstanding debt will increase. Therefore an increase in LIBOR would increase our interest payment obligations under those loans and have a negative effect on our cash flow and financial condition. We currently do not maintain hedging contracts that would limit our exposure to variable rates of interest.

The covenants in the instruments that govern our current indebtedness and the new notes offered hereby may limit our operating and financial flexibility.

        The covenants in the instruments that govern our current indebtedness limit our ability to:

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  incur debt and liens;

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  pay dividends;

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  make redemptions and repurchases of capital stock;

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  make loans and investments;

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  prepay, redeem or repurchase debt;

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  engage in acquisitions, consolidations, asset dispositions, sale-leaseback transactions and affiliate transactions;

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  change our business;

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  amend some of our debt and other material agreements;

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  issue and sell capital stock of subsidiaries;

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  restrict distributions from subsidiaries; and

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  grant negative pledges to other creditors.

        In addition, our senior credit facility currently has a fixed charge coverage ratio test that is applicable if availability on the senior secured revolving credit facility is less than $150.0 million. The required coverage ratio increased from 1.05 to 1.10 beginning in the first quarter of fiscal 2011. On August 19, 2010, we entered into certain amendments to our senior credit facility that, among other things, reduced the fixed charge coverage ratio test to 0.95 for the second and third quarters of fiscal 2011 and will subsequently increase thereafter. If we are unable to meet the terms of the financial covenants or if we breach any of these covenants, a default could result under one or more of these agreements. A default, if not waived by our lenders, could result in the acceleration of our outstanding indebtedness and cause our debt to become immediately due and payable. If acceleration occurs, we would not be able to repay our debt, including the new notes, and it is unlikely that we would be able to borrow sufficient additional funds to refinance such debt. Even if new financing is made available to us, it may not be available on terms acceptable to us. If we obtain modifications of our agreements, or are required to obtain waivers of defaults, we may incur significant fees and transaction costs or become subject to more stringent covenants and restrictions on our operations.

If we do not meet the New York Stock Exchange continued listing requirements, our common stock may be delisted. Upon such event, we may be required to repurchase or refinance our 8.5% convertible notes due 2015.

        Our Board of Directors has approved a reverse stock split of our common stock, subject to stockholder approval, if such a split is necessary to cure the minimum share price deficiency. The objective of a reverse stock split would be to ensure that we regain compliance with the NYSE's minimum share price rule and maintain our listing on the NYSE. Per the NYSE rules, we are required to bring our closing share price and average closing share price for a 30 trading-day period back above $1.00 within six months following the notification. We can cure our share price deficiency by attaining a closing share price and average closing share price for a trailing 30 trading-day period on the last trading day of any calendar month during the cure period or on the last day of the cure period. If we opt to cure the price condition by taking action that will require a stockholder vote, such as a reverse stock split, the NYSE will generally permit us to wait until our next annual meeting, even if such meeting occurs after the expiration of the six-month period. Our average closing share price over the 30 consecutive trading-day period ended October 22, 2010, was $0.96. We intend to seek stockholder approval for the reverse stock split at or prior to our next annual meeting of stockholders, if necessary to bring our share price over $1.00 and to cure the share price deficiency. The terms of the reverse stock split, including selection of appropriate reverse split ratios and setting the date for the meeting of stockholders, will be determined at a later date by our Board of Directors. The Board of Directors will base its decision regarding the reverse stock split upon its evaluation of when, and on what terms, such action would be most advantageous to us and our stockholders. Our common stock continues to be listed on the NYSE and trade as usual.

        We are in compliance with all other NYSE listing rules, have actively been taking steps to maintain our listing and expect our efforts will be successful. However, there can be no assurance that we will regain or maintain compliance with the NYSE continued listing requirements. If our common stock is not listed on the NYSE or another national exchange, holders of our $64.2 million of outstanding 8.5% convertible notes due 2015 (the "Convertible Notes") would be entitled to require us to repurchase their Convertible Notes. Our senior credit facility permits us to make such a repurchase of the Convertible Notes; provided that, before and after such transaction, no default or event of default shall have occurred and be continuing under the senior credit facility and we have at least $100.0 million of availability under our revolving credit facility. Our ability to pay cash to holders of the Convertible Notes may be limited by our financial resources at the time of such repurchase. We cannot assure you that sufficient funds will be available on terms acceptable to us if necessary to make any required repurchase of the Convertible Notes.

 Risks Related to Our Operations

We need to continue to improve our operations in order to improve our financial condition, but our operations will not improve if we cannot continue to effectively implement our business strategy or if our strategy is negatively affected by worsening economic conditions.

        We have not yet achieved the sales productivity level of our major competitors. We believe that improving the sales of existing stores is important to improving profitability and operating cash flow. If we are not successful in implementing our strategies, including our efforts to further reduce costs, or if our strategies are not effective, we may not be able to improve our operations. In addition, any further adverse change or continued downturn in general economic conditions or major industries can adversely affect drug benefit plans and reduce our pharmacy sales. Adverse changes in general economic conditions affect consumer buying practices and consequently reduce our sales of front end products, and cause a decrease in our profitability. Failure to continue to improve operations or a continued decline in major industries or general economic conditions would adversely affect our results of operations, financial condition and cash flows and our ability to make principal or interest payments on our debt.

For so long as Jean Coutu Group (and, subject to certain conditions, certain members of the Coutu family) maintain certain levels of Rite Aid stock ownership, Jean Coutu Group (and, subject to certain conditions, certain members of the Coutu family) could exercise significant influence over us.

        At August 28, 2010, Jean Coutu Group owned approximately 27.5% of the voting power of Rite Aid. As a result, Jean Coutu Group (and, subject to certain conditions, certain members of the Coutu family) generally has the ability to significantly influence the outcome of any matter submitted for the vote of our stockholders. The stockholder agreement (the "Stockholder Agreement") that we entered into at the time of the Brooks Eckerd acquisition provides that Jean Coutu Group (and, subject to certain conditions, certain members of the Coutu family) has the right to designate four of the fourteen members of our Board of Directors, subject to adjustment based on its ownership position in us. Accordingly, Jean Coutu Group generally is able to significantly influence the outcome of all matters that come before our Board of Directors. As a result of its significant interest in us, Jean Coutu Group may have the power, subject to applicable law (including the fiduciary duties of the directors designated by Jean Coutu Group), to significantly influence actions that might be favorable to Jean Coutu Group, but not necessarily favorable to our financial condition and results of operations. In addition, the ownership position and governance rights of Jean Coutu Group could discourage a third party from proposing a change of control or other strategic transaction concerning us. Additionally, the Stockholder Agreement provides Jean Coutu Group with certain preemptive rights that provide the Jean Coutu Group with the ability to maintain their ownership percentage in Rite Aid and requires two-thirds of our Board of Directors to approve certain transactions.

Conflicts of interest may arise between us and Jean Coutu Group, which may be resolved in a manner that adversely affects our business, financial condition or results of operations.

        Following the Brooks Eckerd acquisition, Jean Coutu Group has continued its Canadian operations but no longer has any operations in the United States, and we currently have no operations in Canada. Despite the lack of geographic overlap, conflicts of interest may arise between us and Jean Coutu Group in areas relating to past, ongoing and future relationships, including corporate opportunities, potential acquisitions or financing transactions, sales or other dispositions by Jean Coutu Group of its interests in us and the exercise by Jean Coutu Group of its influence over our management and affairs.

        As a result of the Brooks Eckerd acquisition, a number of the directors on our Board of Directors are persons who are also officers or directors of Jean Coutu Group or its subsidiaries. Service as a director or officer of both Rite Aid and Jean Coutu Group or its other subsidiaries could create conflicts of interest if such directors or officers are faced with decisions that could have materially different implications for Rite Aid and for Jean Coutu Group. Apart from the conflicts of interest policy contained in our Code of Ethics and Business Conduct and applicable to our directors, we and Jean Coutu Group have not established any formal procedures for us and Jean Coutu Group to resolve potential or actual conflicts of interest between us. There can be no assurance that any of the foregoing conflicts will be resolved in a manner that does not adversely affect our business, financial condition or results of operations.

We are dependent on our management team, and the loss of their services could have a material adverse effect on our business, financial condition or results of operations.

        The success of our business is materially dependent upon the continued services of our executive management team. The loss of key personnel could have a material adverse effect on the results of our operations, financial condition or cash flows. Additionally, we cannot assure you that we will be able to attract or retain other skilled personnel in the future.

We are substantially dependent on a single wholesaler of branded pharmaceutical products to sell products to us on satisfactory terms. A disruption in this relationship may have a negative effect on our results of operations, financial condition and cash flow.

        We purchase all of our brand prescription drugs from a single wholesaler, McKesson, pursuant to a contract that runs through April 1, 2013. Pharmacy sales represented approximately 67.9% and 68.2% of our total sales during fiscal 2010 and the twenty-six weeks ended August 28, 2010, respectively, and, therefore, our relationship with McKesson is important to us. Any significant disruptions in our relationship with McKesson would make it difficult for us to continue to operate our business until we executed a replacement wholesaler agreement or developed and implemented self-distribution processes. There can be no assurance that we would be able to find a replacement wholesaler on a timely basis or that such a wholesaler would be able to fulfill our demands on similar terms, which would have a material adverse effect on our results of operations, financial condition and cash flows.

Risks Related to Our Industry

The markets in which we operate are very competitive and further increases in competition could adversely affect us.

        We face intense competition with local, regional and national companies, including other drugstore chains, independently owned drugstores, supermarkets, mass merchandisers, discount stores, dollar stores, mail order and internet pharmacies. Our industry also faces growing competition from companies who import drugs directly from other countries, such as Canada, as well as from large scale retailers that offer generic drugs at a substantial discount. Some of our competitors have or may merge with or acquire pharmaceutical services companies or pharmacy benefit managers, which may further increase competition. We may not be able to effectively compete against them because our existing or potential competitors may have financial and other resources that are superior to ours. In addition, we may be at a competitive disadvantage because we are more highly leveraged than our competitors. The ability of our stores to achieve profitability depends on their ability to achieve a critical mass of loyal, repeat customers. We believe that the continued consolidation of the drugstore industry will further increase competitive pressures in the industry. We cannot assure you that we will be able to continue to effectively compete in our markets or increase our sales volume in response to further increased competition.

Drug benefit plan sponsors and third party payors could change their plan eligibility criteria and further encourage or require the use of mail-order prescriptions which could decrease our sales and reduce our margins and have a material adverse effect on our business.

        An adverse trend for drugstore retailing has been initiatives to contain rising healthcare costs leading to the rapid growth in mail-order prescription processors. These prescription distribution methods have grown in market share relative to drugstores as a result of the rapid rise in drug costs experienced in recent years and are predicted to continue to rise. Mail-order prescription distribution methods are perceived by employers and insurers as being less costly than traditional distribution methods and are being encouraged, and, in some cases, required, by third party pharmacy benefit managers, employers and unions that administer benefits. As a result, some labor unions and employers are requiring, and others may encourage or require, that their members or employees obtain medications from mail-order pharmacies which offer drug prescriptions at prices lower than we are able to offer.

        Another adverse trend for drugstore retailing has been for drug benefit plan sponsors and third party payors to change their plan eligibility requirements resulting in fewer beneficiaries covered and a reduction in the number of prescriptions allowed.

        Mail-order prescription distribution and drug benefit plan eligibility changes have negatively affected sales for traditional chain drug retailers, including us, and we expect such negative effect to continue in the future. There can be no assurance that our efforts to offset the effects of mail order and eligibility changes will be successful nor can we predict whether the recently adopted health care reform legislation will exacerbate this risk.

The availability of pharmacy drugs is subject to governmental regulations.

        The continued conversion of various prescription drugs, including the planned conversion of a number of popular medications, to over-the-counter medications may reduce our pharmacy sales, and customers may seek to purchase such medications at non-pharmacy stores. Also, if the rate at which new prescription drugs become available slows or if new prescription drugs that are introduced into the market fail to achieve popularity, our pharmacy sales may be adversely affected. The withdrawal of certain drugs from the market or concerns about the safety or effectiveness of certain drugs or negative publicity surrounding certain categories of drugs may also have a negative effect on our pharmacy sales or may cause shifts in our pharmacy or front end product mix.

Changes in third party reimbursement levels for prescription drugs and changes in industry pricing benchmarks could reduce our margins and have a material adverse effect on our business, financial condition or results of operations.

        Sales of prescription drugs reimbursed by third party payors, including the Medicare Part D plans and state sponsored Medicaid agencies, represented 96.2% of our business in fiscal 2010 and the twenty-six weeks ended August 28, 2010, respectively. We expect our pharmacy gross margin to be lower in fiscal 2011 than previously experienced due to continued reimbursement rate pressures, fewer new generics, fewer cost reductions on existing generics and the impact of the recently implemented Average Wholesale Price ("AWP") adjustments on our Medicaid business.

        In conjunction with a class action settlement with two entities that publish the AWP of pharmaceuticals, the methodology used to calculate the AWP, a pricing reference widely used in the pharmacy industry, reduced the AWP for many prescription drugs effective September 26, 2009. We have reached understandings with most of our third party payors to adjust reimbursements to correct for this change in methodology, but many state Medicaid programs that utilize AWP as a pricing reference have not taken action to make similar adjustments. As a result, we have experienced reduced Medicaid reimbursement levels and expect to continue to experience reduced Medicaid reimbursement levels in fiscal 2011. In fiscal 2010 and the twenty-six weeks ended August 28, 2010, approximately 6.9% and 7.7%, respectively, of our revenues were from state sponsored Medicaid agencies, the largest of which were approximately 2.0% and 2.1%, respectively, of our total sales.

        Additionally, certain provisions of the Deficit Reduction Act of 2005 (the "DRA") sought to reduce federal spending by altering the Medicaid reimbursement formula for multi source (i.e., generic) drugs ("AMP"). Although those reductions did not go into effect, the Patient Care Act, signed into law on March 23, 2010, enacted a modified reimbursement formula for multi source drugs. The modified formula, when implemented, may reduce Medicaid reimbursements. There have also been a number of other recent proposals and enactments by the Federal government and various states to reduce Medicare Part D and Medicaid reimbursement levels in response to budget problems. We expect other similar proposals in the future.

        The continued efforts of the Federal government, health maintenance organizations, managed care organizations, pharmacy benefit management companies, other State and local government entities, and other third party payors to reduce prescription drug costs and pharmacy reimbursement rates, as well as litigation relating to how drugs are priced, may impact our profitability. In addition, some of these entities may offer pricing terms that we may not be willing to accept or otherwise restrict our participation in their networks of pharmacy providers.

We are subject to governmental regulations, procedures and requirements; our noncompliance or a significant regulatory change could adversely affect our business, financial condition or results of operations.

        Our business is subject to federal, state and local government laws, regulations and administrative practices. We must comply with numerous provisions regulating health and safety, equal employment opportunity, minimum wage and licensing for the sale of drugs, alcoholic beverages, tobacco and other products. In addition, we must comply with regulations pertaining to product labeling, dating and pricing. Our pharmacy business is subject to local registrations in the states where our pharmacies are located, applicable Medicare and Medicaid regulations and prohibitions against paid referrals of patients. Failure to properly adhere to these and other applicable regulations could result in the imposition of civil and criminal penalties including suspension of payments from government programs; loss of required government certifications; loss of authorizations to participate in or exclusion from government reimbursement programs, such as the Medicare and Medicaid programs; loss of licenses; significant fines or monetary penalties for anti-kickback law violations, submission of false claims or other failures to meet reimbursement program requirements and could adversely affect the continued operation of our business. Additionally, any such failure could damage our reputation or brand.

        Our pharmacy business is subject to the patient privacy and other obligations including corporate, pharmacy and associate responsibility, imposed by the Health Insurance Portability and Accountability Act. As a covered entity, we are required to implement privacy standards, train our associates on the permitted use and disclosures of protected health information, properly dispose of related records, provide a notice of privacy practice to our pharmacy customers and permit pharmacy health customers to access and amend their records and receive an accounting of disclosures of protected health information. Failure to properly adhere to these requirements could result in the imposition of civil as well as criminal penalties.

        Federal and state reform programs, such as healthcare reform and enforcement initiatives of federal and state governments may also affect our pharmacy business. These initiatives include:

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  proposals designed to significantly reduce spending on Medicare, Medicaid and other government programs;

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  changes in programs providing for reimbursement for the cost of prescription drugs by third party plans;

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  increased scrutiny of, and litigation relating to, prescription drug manufacturers' pricing and marketing practices; and

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  regulatory changes relating to the approval process for prescription drugs.

        These initiatives could lead to the implementation or enactment of, or changes to, federal regulations and state regulations that could adversely impact our prescription drug sales and, accordingly, our results of operations, financial condition or cash flows. It is uncertain at this time what additional healthcare reform initiatives, if any, will be implemented, or whether there will be other changes in the administration of governmental healthcare programs or interpretations of governmental policies or other changes affecting the healthcare system. The recently adopted healthcare reform legislation as well as future healthcare or budget legislation or other changes, including those referenced above, may materially adversely impact our pharmacy sales and our results of operations.

Certain risks are inherent in providing pharmacy services; our insurance may not be adequate to cover any claims against us.

        Pharmacies are exposed to risks inherent in the packaging and distribution of pharmaceuticals and other healthcare products, such as with respect to improper filling of prescriptions, labeling of prescriptions, adequacy of warnings, unintentional distribution of counterfeit drugs and expiration of drugs. In addition, federal and state laws that require our pharmacists to offer counseling, without additional charge, to their customers about medication, dosage, delivery systems, common side effects and other information the pharmacists deem significant can impact our business. Our pharmacists may also have a duty to warn customers regarding any potential negative effects of a prescription drug if the warning could reduce or negate these effects. Although we maintain professional liability and errors and omissions liability insurance, from time to time, claims result in the payment of significant amounts, some portions of which are not funded by insurance. We cannot assure you that the coverage limits under our insurance programs will be adequate to protect us against future claims, or that we will be able to maintain this insurance on acceptable terms in the future. Our results of operations, financial condition or cash flows may be adversely affected if in the future our insurance coverage proves to be inadequate or unavailable or there is an increase in liability for which we self-insure or we suffer reputational harm as a result of an error or omission.

We will not be able to compete effectively if we are unable to attract, hire and retain qualified pharmacists.

        As a result of more licensed pharmacists and new graduates seeking positions in many markets, the national shortage of pharmacists has eased over the past 12 months. Although this is occurring nationally, there is still an unmet demand for pharmacists in certain regions of the country that are challenging to staff. We continue to offer competitive compensation plans to retain and attract current and future pharmacists, work with colleges of pharmacy across the U.S. to recruit both pharmacy interns and pharmacy graduates and conduct a recruiting program for international pharmacists, but if the shortage recurs in one or more markets, our ability to compete effectively in any such market could be adversely impacted.

We may be subject to significant liability should the consumption of any of our products cause injury, illness or death.

        Products that we sell could become subject to contamination, product tampering, mislabeling or other damage requiring us to recall our private brand products. In addition, errors in the dispensing and packaging of pharmaceuticals could lead to serious injury or death. Product liability claims may be asserted against us with respect to any of the products or pharmaceuticals we sell and we may be obligated to recall our private brand products. A product liability judgment against us or a product recall could have a material, adverse effect on our business, financial condition or results of operations.

If we fail to protect the security of personal information about our customers and associates, we could be subject to costly government enforcement actions or private litigation.

        Through our sales and marketing activities, we collect and store certain personal information that our customers provide to purchase products or services, enroll in promotional programs, register on our web site, or otherwise communicate and interact with us. We also gather and retain information about our associates in the normal course of business. We may share information about such persons with vendors that assist with certain aspects of our business. Despite instituted safeguards for the protection of such information, security could be compromised and confidential customer or business information misappropriated. Loss of customer or business information could disrupt our operations, damage our reputation, and expose us to claims from customers, financial institutions, payment card associations and other persons, any of which could have an adverse effect on our business, financial condition and results of operations. In addition, compliance with tougher privacy and information security laws and standards may result in significant expense due to increased investment in technology and the development of new operational processes. For example, in July 2010, settlement orders between us and the Federal Trade Commission and U.S. Department of Health and Human Services, Office for Civil Rights were accepted by the agencies. The agencies' allegations were that we failed to protect patient and associate identifiable information. As a result of these settlement orders, we, without admitting any liability, have agreed to pay a $1.0 million penalty and are required to establish a comprehensive information security program, revise HIPAA related policies and procedures and retain an independent assessor to conduct periodic compliance reviews.

USE OF PROCEEDS

        We will not receive any proceeds from the exchange offer. Any old notes that are properly tendered and exchanged pursuant to the exchange offer will be retired and cancelled.

 RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        We have calculated the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends in the following table by dividing earnings by fixed charges and earnings by the sum of fixed charges and preferred stock dividends, respectively. For this purpose, earnings include pre-tax income from continuing operations plus fixed charges, before capitalized interest. Fixed charges include interest, whether expensed or capitalized, amortization of debt expense, preferred stock dividend requirement and that portion of rental expense which is representative of the interest factor in those rentals.

	Twenty-Six Weeks Ended		Fiscal Year Ended
	August 28, 2010	August 29, 2009	February 27, 2010 (52 weeks)	February 28, 2009 (52 weeks)	March 1, 2008 (52 weeks)	March 3, 2007 (52 weeks)	March 4, 2006 (53 weeks)
Fixed charges:
Interest expense	$281,335	$238,306	$515,763	$477,627	$449,596	$275,219	$277,017
Interest portion of net rental expense(1)	159,437	159,510	320,506	320,947	287,934	195,592	189,756

Fixed charges before capitalized interest	440,772	397,816	836,269	798,574	737,530	470,811	466,773
Capitalized interest	302	244	859	1,434	2,069	1,474	934

Total fixed charges	441,074	398,060	$837,128	$800,008	$739,599	$472,285	$467,707
Preferred stock dividend requirement(2)	9,206	8,676	17,614	43,536	65,066	62,910	65,446

Total combined fixed charges and preferred stock dividends	$450,280	$406,736	$854,742	$843,544	$804,665	$535,195	$533,153

Earnings:
(Loss) income before income taxes	$(260,693)	$(205,142)	$(479,918)	$(2,582,794)	$(273,499)	$13,582	$43,254
Fixed charges before capitalized interest	440,772	397,816	836,269	798,574	737,530	470,811	466,773
Total earnings and fixed charges	180,079	192,674	$356,351	$(1,784,220)	$464,031	$484,393	$510,027

Ratio of earnings to fixed charges	—	—	—	—	—	1.03x	1.09x
Ratio of earnings to combined fixed charges and preferred stock dividends(3)	—	—	—	—	—	—	—
Deficiency of earnings to fixed charges	$(260,995)	$(205,386)	$(480,777)	$(2,584,228)	$(275,568)	—	—

Deficiency of earnings to combined fixed charges and preferred stock dividends	$(270,201)	$(214,062)	$(498,391)	$(2,627,764)	$(340,634)	$(50,802)	$(23,126)

(1)
The interest portion of net rental expense is estimated to be equal to one-third of the minimum rental expense for the period.

(2)
The preferred stock dividend requirement is computed as the pre-tax earnings that would be required to cover preferred stock dividends.

(3)
For the twenty-six week periods ended August 28, 2010 and August 29, 2009 and the fiscal years ended February 27, 2010, February 28, 2009, March 1, 2008, March 3, 2007 and March 4, 2006, earnings were insufficient to cover fixed charges by approximately $270.2 million, $214.1 million, $498.4 million, $2.6 billion, $340.6 million, $50.8 million and $23.1 million, respectively.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF RITE AID

        We derived our following financial data from audited financial statements for fiscal years 2006 through 2010 and the unaudited financial statements for the twenty-six week periods ended August 28, 2010 and August 29, 2009. Our audited financial statements for the fiscal years 2008 through 2010 and the unaudited financial statements for the twenty-six week periods ended August 28, 2010 and August 29, 2009 are incorporated by reference in this prospectus. Results for the interim periods should not be considered indicative of results for any other periods or for the year.

        This information is only a summary. You should read the data set forth in the table below in conjunction with our audited consolidated financial statements and the accompanying notes, the unaudited financial statement and accompany notes and the respective Management's Discussion and Analysis of Financial condition and Results of Operations incorporated by reference in this prospectus.

        Selected financial data for the fiscal years 2007 and 2006 have been adjusted to reflect the operations of our 28 stores in the Las Vegas market area as a discontinued operations as the Company entered into an agreement to sell the prescription files and terminate the operations of these stores during the fourth quarter of fiscal 2008.

        Selected financial data for March 1, 2008 includes Brooks Eckerd results of operations for the thirty-nine week period ended March 1, 2008.

	Twenty-Six Weeks Ended		Fiscal Year Ended
	August 28, 2010 (26 Weeks)	August 29, 2009 (26 Weeks)	February 27, 2010 (52 weeks)	February 28, 2009 (52 weeks)	March 1, 2008 (52 weeks)	March 3, 2007 (52 weeks)	March 4, 2006 (53 weeks)
	(Dollars in thousands)
Summary of Operations:
Revenues(l)	$12,556,088	$12,853,048	$25,669,117	$26,289,268	$24,326,846	$17,399,383	$17,163,044
Costs and expense:
Cost of goods sold(2)	9,205,724	9,390,707	18,845,027	19,253,616	17,689,272	12,710,609	12,491,642
Selling, general and administrative expenses(3)	3,249,638	3,356,585	6,603,372	6,985,367	6,366,137	4,338,462	4,275,098
Goodwill impairment charge	—	—	—	1,810,223	—	—	—
Lease termination and impairment charges	39,817	95,738	208,017	293,743	86,166	49,317	68,692
Interest expense	281,335	238,306	515,763	477,627	449,596	275,219	277,017
Loss on debt modifications and retirements, net	44,003	993	993	39,905	12,900	18,662	9,186
(Gain) loss on sale of assets and investments, net	(3,736)	(24,139)	(24,137)	11,581	(3,726)	(11,139)	(6,463)

Total costs and expenses	12,816,781	13,058,190	26,149,035	28,872,062	24,600,345	17,381,130	17,115,172

(Loss) income before income taxes	(260,693)	(205,142)	(479,918)	(2,582,794)	(273,499)	18,253	47,872
Income tax expense (benefit)(4)	9,967	9,316	26,758	329,257	802,701	(11,609)	(1,228,136)

Net (loss) income from continuing operations	(270,660)	(214,458)	(506,676)	(2,912,051)	(1,076,200)	29,862	1,276,008
Loss from discontinued operations net of gain on disposal and income tax benefit	—	—	—	(3,369)	(2,790)	(3,036)	(3,002)

Net (loss) income	$(270,660)	$(214,458)	(506,676)	$(2,915,420)	$(1,078,990)	$26,826	$1,273,006

	Twenty-Six Weeks Ended		Fiscal Year Ended
	August 28, 2010 (26 Weeks)	August 29, 2009 (26 Weeks)	February 27, 2010 (52 weeks)	February 28, 2009 (52 weeks)	March 1, 2008 (52 weeks)	March 3, 2007 (52 weeks)	March 4, 2006 (53 weeks)
	(Dollars in thousands)
Period End Financial Position:
Working capital	$2,042,555	$1,938,231	2,332,976	$2,062,505	$2,123,855	$1,363,063	$741,488
Property, plant and equipment, net	2,184,607	2,460,790	2,293,153	2,587,356	2,873,009	1,743,104	1,717,022
Total assets	7,817,183	8,052,678	8,049,911	8,326,540	11,488,023	7,091,024	6,988,371
Total debt(5)	6,193,520	5,914,641	6,370,899	6,011,709	5,985,524	3,100,288	3,051,446
Stockholders' equity (deficit)	(1,933,808)	(1,400,529)	(1,673,551)	(1,199,652)	1,711,185	1,662,846	1,606,921
Other Data:
Cash flows provided by (used in):
Operating activities	513,809	210,742	(325,063)	359,910	79,368	309,145	417,165
Investing activities	(73,820)	(42,416)	(120,486)	(346,358)	(2,933,744)	(312,780)	(231,084)
Financing activities	(411,171)	(199,354)	397,108	(17,279)	2,903,990	33,716	(272,835)
Capital expenditures	82,741	84,646	193,630	541,346	740,375	363,728	341,349
Number of retail drugstores	4,747	4,812	4,780	4,901	5,059	3,333	3,323
Number of associates	94,400	99,600	97,500	103,000	112,800	69,700	70,200

(1)
Revenues for the fiscal years 2007 and 2006 have been adjusted by $108,336 and $107,924 respectively for the effect of discontinued operations.

(2)
Cost of goods sold for the fiscal years 2007 and 2006 have been adjusted by $80,988 and $80,218 respectively for the effect of discontinued operations.

(3)
Selling, general and administrative expenses for the fiscal years 2007 and 2006 have been adjusted by $32,019 and $32,323 respectively for the effect of discontinued operations.

(4)
Income tax benefit for the fiscal years 2007 and 2006 has been adjusted by $1,635 and $1,616 respectively for the effect of discontinued operations.

(5)
Total debt included capital lease obligations of $146.5 million, $173.0 million, $152.7 million, $193.8 million, $216.3 million, $189.7 million, and $178.2 million, as of August 28, 2010, August 29, 2009, February 27, 2010, February 28, 2009, March 1, 2008, March 3, 2007 and March 4, 2006, respectively.

THE EXCHANGE OFFER

Terms of the Exchange Offer; Period for Tendering Old Notes

        Subject to terms and conditions detailed in this prospectus, we will accept for exchange old notes which are properly tendered on or prior to the expiration date and not withdrawn as permitted below. As used herein, the term "expiration date" means 5:00 p.m., New York City time, on            , 2010, the 30th day following the date of this prospectus. We may, however, in our sole discretion, extend the period of time during which the exchange offer is open. The term "expiration date" means the latest time and date to which the exchange offer is extended.

        As of the date of this prospectus, $650.0 million aggregate principal amount of old notes are outstanding. This prospectus, together with the letter of transmittal, is first being sent on or about the date hereof, to all holders of old notes known to us.

        We expressly reserve the right, at any time, to extend the period of time during which the exchange offer is open, and delay acceptance for exchange of any old notes, by giving oral or written notice of such extension to the holders thereof as described below. During any such extension, all old notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any old notes not accepted for exchange for any reason will be returned without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

        Old notes tendered in the exchange offer must be in denominations of principal amount of $2,000 and integral multiples of $1,000.

        We expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any old notes, upon the occurrence of any of the conditions of the exchange offer specified under "—Conditions to the Exchange Offer." We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the old notes as promptly as practicable. Such notice, in the case of any extension, will be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

Procedures for Tendering Old Notes

        The tender to us of old notes by you as set forth below and our acceptance of the old notes will constitute a binding agreement between us and you upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal. Except as set forth below, to tender old notes for exchange pursuant to the exchange offer, you must transmit a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal or, in the case of a book-entry transfer, an agent's message in lieu of such letter of transmittal, to The Bank of New York Mellon Trust Company, N.A., as exchange agent, at the address set forth below under "—Exchange Agent" on or prior to the expiration date. In addition, either:

  •
  certificates for such old notes must be received by the exchange agent along with the letter of transmittal; or

  •
  a timely confirmation of a book-entry transfer (a "book-entry confirmation") of such old notes, if such procedure is available, into the exchange agent's account at DTC pursuant to the procedure for book-entry transfer must be received by the exchange agent, prior to the expiration date, with the letter of transmittal or an agent's message in lieu of such letter of transmittal.

        The term "agent's message" means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant stating that such participant has received and agrees to be bound by the letter of transmittal and that we may enforce such letter of transmittal against such participant.

        The method of delivery of old notes, letters of transmittal and all other required documents is at your election and risk. If such delivery is by mail, it is recommended that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. No letter of transmittal or old notes should be sent to us.

        Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the old notes surrendered for exchange are tendered:

  •
  by a holder of the old notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

  •
  for the account of an eligible institution (as defined below).

        In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, such guarantees must be by a firm which is a member of the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange Medallion Program (each such entity being hereinafter referred to as an "eligible institution"). If old notes are registered in the name of a person other than the signer of the letter of transmittal, the old notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as we or the exchange agent determine in our sole discretion, duly executed by the registered holders with the signature thereon guaranteed by an eligible institution.

        We or the exchange agent in our sole discretion will make a final and binding determination on all questions as to the validity, form, eligibility (including time of receipt) and acceptance of old notes tendered for exchange. We reserve the absolute right to reject any and all tenders of any particular old note not properly tendered or to not accept any particular old note which acceptance might, in our judgment or our counsel's, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any particular old note either before or after the expiration date (including the right to waive the ineligibility of any holder who seeks to tender old notes in the exchange offer). Our or the exchange agent's interpretation of the term and conditions of the exchange offer as to any particular old note either before or after the expiration date (including the letter of transmittal and the instructions thereto) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes for exchange must be cured within a reasonable period of time, as we determine. We are not, nor is the exchange agent or any other person, under any duty to notify you of any defect or irregularity with respect to your tender of old notes for exchange, and no one will be liable for failing to provide such notification.

        If the letter of transmittal is signed by a person or persons other than the registered holder or holders of old notes, such old notes must be endorsed or accompanied by powers of attorney signed exactly as the name(s) of the registered holder(s) that appear on the old notes.

        If the letter of transmittal or any old notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by us or the exchange agent, proper evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

        By tendering old notes, you represent to us that, among other things, the new notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of the person receiving such new notes, whether or not such person is the holder, that neither the holder nor such other person has any arrangement or understanding with any person, to participate in the distribution of the new notes, and that you are not holding old notes that have, or are reasonably likely to have, the status of an unsold allotment in the initial offering. If you are our "affiliate," as defined under Rule 405 under the Securities Act, and engage in or intend to engage in or have an arrangement or understanding with any person to participate in a distribution of such new notes to be acquired pursuant to the exchange offer, you or any such other person:

  •
  could not rely on the applicable interpretations of the staff of the Commission; and

  •
  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

        Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See "Plan of Distribution." The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

Acceptance of Old Notes for Exchange; Delivery of New Notes

        Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all old notes properly tendered and will issue the new notes promptly after acceptance of the old notes. See "—Conditions to the Exchange Offer." For purposes of the exchange offer, we will be deemed to have accepted properly tendered old notes for exchange if and when we give oral (confirmed in writing) or written notice to the exchange agent.

        The holder of each old note accepted for exchange will receive a new note in the amount equal to the surrendered old note. Holders of new notes on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the most recent date to which interest has been paid on the old notes. Holders of new notes will not receive any payment in respect of accrued interest on old notes otherwise payable on any interest payment date, the record date for which occurs on or after the consummation of the exchange offer.

        In all cases, issuance of new notes for old notes that are accepted for exchange will be made only after timely receipt by the exchange agent of:

  •
  a timely book-entry confirmation of such old notes into the exchange agent's account at DTC;

  •
  a properly completed and duly executed letter of transmittal or an agent's message in lieu thereof; and

  •
  all other required documents.

        If any tendered old notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if old notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged old notes will be returned without expense to the tendering holder (or, in the case of old notes tendered by book entry transfer into the exchange agent's account at DTC pursuant to the book-entry procedures described below, such non-exchanged old notes will be credited to an account maintained with DTC as promptly as practicable after the expiration or termination of the exchange offer).

Book-Entry Transfers

        For purposes of the exchange offer, the exchange agent will request that an account be established with respect to the old notes at DTC within two business days after the date of this prospectus, unless the exchange agent has already established an account with DTC suitable for the exchange offer. Any financial institution that is a participant in DTC may make book-entry delivery of old notes by causing DTC to transfer such old notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. Although delivery of old notes may be effected through book-entry transfer at DTC, the letter of transmittal or facsimile thereof or an agent's message in lieu thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the exchange agent at the address set forth under "—Exchange Agent" on or prior to the expiration date.

Withdrawal Rights

        You may withdraw your tender of old notes at any time prior to the expiration date. To be effective, a written notice of withdrawal must be received by the exchange agent at one of the addresses set forth under "—Exchange Agent." This notice must specify:

  •
  the name of the person having tendered the old notes to be withdrawn;

  •
  the old notes to be withdrawn (including the principal amount of such old notes); and

  •
  where certificates for old notes have been transmitted, the name in which such old notes are registered, if different from that of the withdrawing holder.

        If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution, unless such holder is an eligible institution. If old notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of DTC.

        We or the exchange agent will make a final and binding determination on all questions as to the validity, form and eligibility (including time of receipt) of such notices. Any old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes tendered for exchange but not exchanged for any reason will be returned to the holder without cost to such holder (or, in the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry transfer procedures described above, such old notes will be credited to an account maintained with DTC for the old notes as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer). Properly withdrawn old notes may be retendered by following one of the procedures described under "—Procedures for Tendering Old Notes" above at any time on or prior to the expiration date.

Conditions to the Exchange Offer

        Notwithstanding any other provision of the exchange offer, we are not required to accept for exchange, or to issue new notes in exchange for, any old notes and may terminate or amend the exchange offer, if any of the following events occur prior to acceptance of such old notes:

  1)
  the exchange offer violates any applicable law or applicable interpretation of the staff of the Commission;

  2)
  there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree has been issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission,

  •
  seeking to restrain or prohibit the making or consummation of the exchange offer or any other transaction contemplated by the exchange offer, or assessing or seeking any damages as a result thereof, or

    •
    resulting in a material delay in our ability to accept for exchange or exchange some or all of the old notes pursuant to the exchange offer;

  3)
  any statute, rule, regulation, order or injunction has been sought, proposed, introduced, enacted, promulgated or deemed applicable to the exchange offer or any of the transactions contemplated by the exchange offer by any government or governmental authority, domestic or foreign, or any action has been taken, proposed or threatened, by any government, governmental authority, agency or court, domestic or foreign, that in our sole judgment might, directly or indirectly, result in any of the consequences referred to in clauses (1) or (2) above or, in our reasonable judgment, might result in the holders of new notes having obligations with respect to resales and transfers of new notes which are greater than those described in the interpretation of the Commission referred to on the cover page of this prospectus, or would otherwise make it inadvisable to proceed with the exchange offer; or

  4)
  there has occurred:

  •
  any general suspension of or general limitation on prices for, or trading in, our securities on any national securities exchange or in the over-the-counter market,

  •
  any limitation by a governmental agency or authority which may adversely affect our ability to complete the transactions contemplated by the exchange offer,

  •
  a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit, or

  •
  a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the foregoing existing at the time of the commencement of the exchange offer, a material acceleration or worsening thereof;

which in our reasonable judgment in any case, and regardless of the circumstances (including any action by us) giving rise to any such condition, makes it inadvisable to proceed with the exchange offer and/or with such acceptance for exchange or with such exchange.

        The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any condition or may be waived by us in whole or in part at any time in our reasonable discretion. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right and each such right will be deemed an ongoing right which may be asserted at any time.

        In addition, we will not accept for exchange any old notes tendered, and no new notes will be issued in exchange for any such old notes, if at such time any stop order is threatened or in effect with respect to the Registration Statement, of which this prospectus constitutes a part, or the qualification of the indenture under the Trust Indenture Act.

Exchange Agent

        We have appointed The Bank of New York Mellon Trust Company, N.A. as the exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

The Bank of New York Mellon Trust Company, N.A., Exchange Agent

By Registered or Certified Mail, Overnight Delivery after
4:30 p.m. on the Expiration Date:
The Bank of New York Mellon Trust Company, N.A.
c/o Bank of New York Mellon
Corporate Trust Operations
Reorganization Unit

101 Barclay Street—7 East
New York, NY 10286
Attn: Carolle Montreuil

For Information Call:
(212) 815-5920

By Facsimile Transmission
(for Eligible Institutions only):
(212) 298-1915

Confirm by Telephone:
(212) 815-5920

        DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF SUCH LETTER OF TRANSMITTAL VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

Fees and Expenses

        The principal solicitation is being made by mail by The Bank of New York Mellon Trust Company, N.A., as exchange agent. We will pay the exchange agent customary fees for its services, reimburse the exchange agent for its reasonable out-of-pocket expenses incurred in connection with the provision of these services and pay other registration expenses, including fees and expenses of the trustee under the indenture relating to the new notes, filing fees, blue sky fees and printing and distribution expenses. We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer.

        Additional solicitation may be made by telephone, facsimile or in person by our and our affiliates' officers and regular employees and by persons so engaged by the exchange agent.

Accounting Treatment

        We will record the new notes at the same carrying value as the old notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. The expenses of the exchange offer will be amortized over the term of the new notes.

Consequences of Exchanging or Failing to Exchange Old Notes

        If you do not exchange your old notes for new notes in the exchange offer, your old notes will continue to be subject to the provisions of the indenture relating to the new notes regarding transfer and exchange of the old notes and the restrictions on transfer of the old notes described in the legend on your certificates. These transfer restrictions are required because the old notes were issued under an exemption from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the old notes may not be offered or sold unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register the old notes under the Securities Act. Based on interpretations by the staff of the Commission, as set forth in no-action letters issued to third parties, we believe that the new notes you receive in the exchange offer may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act. However, you will not be able to freely transfer the new notes if:

  •
  you are our "affiliate," as defined in Rule 405 under the Securities Act;

  •
  you are not acquiring the new notes in the exchange offer in the ordinary course of your business;

  •
  you have an arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the new notes you will receive in the exchange offer;

  •
  you are holding old notes that have, or are reasonably likely to have, the status of an unsold allotment in the initial offering; or

  •
  you are a participating broker-dealer.

        We do not intend to request the Commission to consider, and the Commission has not considered, the exchange offer in the context of a similar no-action letter. As a result, we cannot guarantee that the staff of the Commission would make a similar determination with respect to the exchange offer as in the circumstances described in the no action letters discussed above. Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of new notes and has no arrangement or understanding to participate in a distribution of new notes. If you are our affiliate, are engaged in or intend to engage in a distribution of the new notes or have any arrangement or understanding with respect to the distribution of the new notes you will receive in the exchange offer, you may not rely on the applicable interpretations of the staff of the Commission and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction involving the new notes. If you are a participating broker-dealer, you must acknowledge that you will deliver a prospectus in connection with any resale of the new notes. In addition, to comply with state securities laws, you may not offer or sell the new notes in any state unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with. The offer and sale of the new notes to "qualified institutional buyers" (as defined in Rule 144A of the Securities Act) is generally exempt from registration or qualification under state securities laws. We do not plan to register or qualify the sale of the new notes in any state where an exemption from registration or qualification is required and not available.

DESCRIPTION OF THE NEW NOTES

        You can find the definitions of terms used in this description under the subheading "Definitions." In this description, the words "Company," "we," "us" and "our" refer only to Rite Aid Corporation and not to any of its subsidiaries.

        We will issue the new notes under the indenture, dated as of August 16, 2010 (the "Indenture"), among the Company, the Subsidiary Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the "Trustee").

        We urge you to read the Indenture because it, and not this description, defines your rights as a holder of the new notes. Copies of the proposed form of Indenture are available upon request to the Company at the address set forth under "Where You Can Find More Information."

        We can issue up to $650.0 million of new notes now and an unlimited principal amount of additional notes at later dates under the same Indenture, subject to the limitations contained in "Restrictive Covenants." We can issue additional notes as part of the same series or as an additional series. Any additional notes that we issue in the future will be identical in all respects to the new notes that we are issuing now, except that notes issued in the future will have different issuance prices and issuance dates and may have a different CUSIP number. We will issue notes only in fully registered form without coupons, in denominations of $2,000 and integral multiples of $1,000.

Principal, Maturity and Interest

        The new notes will mature on August 15, 2020.

        Interest on the new notes will accrue at a rate of 8.00% per annum and will be payable semi-annually in arrears on February 15 and August 15, commencing on February 15, 2011. We will pay interest to those persons who were holders of record on the February 1 or August 1 immediately preceding the applicable interest payment date.

        Interest on the new notes will accrue from the date of original issuance of the old notes or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Ranking

        The new notes will be:

  •
  unsubordinated, unsecured obligations of the Company;

  •
  equal in right of payment ("pari passu") with all existing and future unsubordinated, unsecured debt of the Company; and

  •
  guaranteed on a senior secured basis by the Subsidiary Guarantors that guarantee existing and future Senior Obligations of the Subsidiary Guarantors (as of the date hereof, the obligations of the Subsidiary Guarantors under the Senior Credit Facility and the 9.750% Notes due 2016 constitute the only other Senior Obligations in addition to the old notes and the new notes).

        The guarantees of the Subsidiary Guarantors will be:

  •
  pari passu with all existing and future unsubordinated debt of the Subsidiary Guarantors;

  •
  secured on a first priority basis (subject to Permitted Liens), equally and ratably with all existing and future Senior Obligations of the Subsidiary Guarantors by all of the assets of the Subsidiary Guarantors that secure the Senior Obligations (as of the date hereof, the obligations of the Subsidiary Guarantors under the Senior Credit Facility and the 9.750% Notes due 2016 constitute the only other Senior Obligations in addition to the old notes and the new notes and, accordingly, the Subsidiary Guarantees are secured only by the assets of the Subsidiary Guarantors that secure the obligations of the Subsidiary Guarantors under the Senior Credit Facility and the 9.750% Notes due 2016), in each case, subject to provisions governing releases of those guarantees and the Collateral;

  •
  effectively senior to the extent of the value of the Collateral to the existing and future unsecured obligations of the Subsidiary Guarantors, including the subsidiary guarantees of our 8.625% senior notes due 2015, 9.375% senior notes due 2015 and 9.5% senior notes due 2017; and

  •
  senior to the existing and future Subordinated Obligations of the Subsidiary Guarantors, including the guarantees of the Second Priority Debt Obligations.

        As of August 28, 2010:

  •
  the total outstanding debt of us and the Subsidiary Guarantors (including current maturities and capital lease obligations, but excluding unused commitments, and undrawn letters of credit) was approximately $6.2 billion;

  •
  none of our or any Subsidiary Guarantors' debt would have been subordinated to the new notes or the Subsidiary Guarantees, other than the subordinated guarantees of the Second Priority Debt Obligations;

  •
  the total outstanding debt of the Subsidiary Guarantors that would be pari passu to the guarantees of the new notes by the Subsidiary Guarantors and share in the benefit of Senior Liens on the Collateral was approximately $1.8 billion (not including $143.3 million of outstanding letters of credit); and

  •
  the total outstanding debt of us and the Subsidiary Guarantors that would share in the benefit of subordinated guarantees from the Subsidiary Guarantors and share second priority liens on the Collateral was approximately $1.2 billion.

        We only have a stockholder's claim in the assets of our Subsidiaries. This stockholder's claim is junior to the claims that creditors of our Subsidiaries have against our Subsidiaries. Holders of the new notes will only be creditors of the Company and of those Subsidiaries that are Subsidiary Guarantors. In the case of Subsidiaries that are not Subsidiary Guarantors, all of the existing and future liabilities of these Subsidiaries, including any claims of trade creditors and preferred stockholders, will be structurally senior to the new notes.

        As our Subsidiaries conduct substantially all of our operations, our ability to service our debt, including the new notes, is dependent upon the earnings of our Subsidiaries, and their ability to distribute those earnings as dividends, loans or other payments to us. Certain laws restrict the ability of our Subsidiaries to pay us dividends or make loans and advances to us. If these restrictions are applied to Subsidiaries that are not Subsidiary Guarantors, then we would not be able to use the earnings of those Subsidiaries to make payments on the new notes. Furthermore, under certain circumstances, bankruptcy "fraudulent conveyance" laws or other similar laws could invalidate the Subsidiary Guarantees or the liens securing them. If this were to occur, we would also be unable to use the earnings of these Subsidiary Guarantors to the extent they face restrictions on distributing funds to us. Any of the situations described above could make it more difficult for us to service our debt.

        As of August 28, 2010, the total balance sheet liabilities of the Subsidiary Guarantors, excluding intercompany liabilities and unused commitments and undrawn letters of credit, was approximately $3.7 billion. This represents approximately 99% of the balance sheet liabilities of our Subsidiaries. The Indenture contains limitations on the amount of additional debt that we and the Restricted Subsidiaries may incur. However, the amounts of this debt could nevertheless be substantial and may be incurred either by Subsidiary Guarantors or by our other Subsidiaries.

        The Subsidiary Guarantors and our other Subsidiaries have other liabilities, including contingent liabilities, that may be significant.

        The new notes are unsecured obligations of the Company. Secured debt of the Company will be effectively senior to the new notes to the extent of the value of the assets securing this debt. While the Subsidiary Guarantees are secured, other secured debt of the Subsidiary Guarantors will be effectively senior to the new notes to the extent that this debt has a lien on other Property that is not Collateral that secures the Subsidiary Guarantees of the new notes. In any such case, the other secured debt will be effectively senior to the new notes to the extent of either:

  (1)
  the value of the assets securing the other secured Debt, or

  (2)
  the amount of the other secured Debt, whichever is less.

        See "Risk Factors—Risks Related to the Exchange Offer and Holding the New Notes."

Subsidiary Guarantees

        Our obligations under the Indenture, including the repurchase obligation resulting from a Change of Control, will be fully and unconditionally guaranteed, jointly and severally, on a senior secured basis, by our Subsidiaries that guarantee the Senior Obligations (as of the date hereof, the obligations of the Subsidiary Guarantors under the Senior Credit Facility and the 9.750% Notes due 2016 constitute the only other Senior Obligations in addition to the old notes and the new notes) and these guarantees will be secured by shared Senior Liens (subject to Permitted Liens) on the Senior Collateral, in each case subject to provisions governing releases of these guarantees and the Senior Collateral.

        The Subsidiary Guarantors currently generate substantially all of our revenue. As of and for the fiscal year ended February 27, 2010, our Subsidiaries that were Subsidiary Guarantors represented the following approximate percentages of the assets and revenues of the Company, on a consolidated basis:

99%	of our consolidated assets were represented by Subsidiaries that were Subsidiary Guarantors
100%	of our consolidated total revenues were represented by Subsidiaries that were Subsidiary Guarantors

        The Guarantees of the new notes will be full and unconditional and joint and several and there will be no restrictions on the ability of the Company to obtain funds from the Subsidiary Guarantors. Also, the Company has no independent assets or operations and the Subsidiaries that are not Guaranteeing the new notes are insignificant. Accordingly, condensed consolidated financial information for the Company and its Subsidiaries is not presented in this prospectus.

        If all of the Capital Stock of a Subsidiary Guarantor is sold, transferred or otherwise disposed of pursuant to a transaction permitted by the Senior Debt Documents, such Subsidiary Guarantor will be released from its obligations under the Senior Subsidiary Guarantee Agreement without further action.

        In addition, the Subsidiary Guarantee of the new notes provided by such Subsidiary Guarantor may be released in respect of the new notes with the written consent (including those obtained in a tender offer or consent solicitation) of the holders of 75% in aggregate principal amount of the new notes then outstanding.

        The Subsidiary Guarantee of any Subsidiary Guarantor may also be released as described under "—Defeasance."

        The obligations of each Subsidiary Guarantor under the Senior Subsidiary Guarantee Agreement are limited (and subject to automatic reduction) to the extent necessary to prevent the guarantees by a Subsidiary Guarantor of the new notes and the guarantee by that Subsidiary Guarantor of the other

Senior Obligations from constituting fraudulent conveyances. For purposes of determining any such limitation and automatic reduction, any liabilities of such Subsidiary Guarantor in respect of intercompany indebtedness and under any guarantee of Second Priority Debt Obligations shall be excluded.

Security

  General

        The Subsidiary Guarantees of the new notes will be secured by Senior Liens (subject to Permitted Liens) granted by our Subsidiary Guarantors on the assets securing our existing and future Senior Obligations. As of the date hereof, obligations under the Senior Credit Facility, the 9.750% Notes due 2016 and the old notes constitute our only Senior Obligations. Accordingly, the Subsidiary Guarantees will be secured by Senior Liens (subject to Permitted Liens) granted by our Subsidiary Guarantors on the assets securing the Senior Credit Facility (other than any cash or cash equivalents collateralizing letter of credit obligations), the 9.750% Notes due 2016 and the old notes, which currently includes the following assets of the Subsidiary Guarantors:

  •
  accounts receivable and chattel paper;

  •
  deposit accounts;

  •
  cash management accounts;

  •
  contracts, documents, general intangibles and instruments; and

  •
  intellectual property, script lists, pharmaceutical inventory and other eligible inventory.

        The Senior Obligations are secured by the accounts receivable and chattel paper of the Subsidiary Guarantors but only to the extent such accounts receivable are not included in our off balance sheet accounts receivable securitization programs. None of our accounts receivable and chattel paper are currently subject to any such securitization programs.

        The Senior Liens securing the Subsidiary Guarantees of the new notes will be shared equally and ratably (subject to Permitted Liens) with the holders of other Senior Obligations, which includes the Senior Loan Obligations, the obligations under our 9.750% Notes due 2016, the old notes and any future Additional Senior Debt Obligations. As of the date hereof, obligations under the Senior Credit Facility, the 9.750% Notes due 2016 and the old notes constitute our only other Senior Obligations.

        Pursuant to the Indenture and the Senior Collateral Documents, substantial additional Debt may share the Senior Liens securing the Subsidiary Guarantees of the new notes without the consent of holders of the new notes. Any such Debt may constitute Senior Loan Obligations. So long as any Senior Loan Obligations (including obligations under the Senior Credit Facility) remain outstanding, the Senior Lenders will have rights and remedies with respect to the Collateral that, if exercised, could also adversely affect the value of the Collateral on behalf of the Holders of the new notes, particularly the rights described below under "—Senior Lien Intercreditor Agreement."

        The Subsidiary Guarantors also will be able to incur additional Senior Obligations and Second Priority Debt Obligations in the future which could share in the Collateral, as well as other obligations secured by Permitted Liens. The amount of such additional Senior Obligations and Second Priority Debt Obligations and other obligations could be significant.

  After Acquired Collateral

        From and after the Issue Date and subject to certain limitations and exceptions, if the Company or any Subsidiary Guarantor acquires any property or asset that would constitute Collateral, pursuant to the terms of the Senior Collateral Documents, Holders of the new notes will obtain a senior security interest (subject to Permitted Liens) upon such property or asset as security for the new notes.

  Liens with Respect to the Collateral

        The Company, the Subsidiary Guarantors and the Senior Collateral Agent entered into Senior Collateral Documents in connection with the Senior Credit Facility with respect to the Collateral defining the terms of the security interests that secure the Senior Credit Facility with respect to such Collateral, and that define the terms of the security interests that secure the Guarantees of the 9.750% Notes due 2016 and the old notes with respect to such Collateral and will define the terms of the security interests that secure the Guarantees of the new notes with respect to such Collateral. These security interests will secure the payment and performance when due of all of the Obligations of the Subsidiary Guarantors under the Subsidiary Guarantees and the Senior Collateral Documents, as provided in the Senior Collateral Documents.

  Senior Lien Intercreditor Agreement

        The trustee for the holders of the 9.750% Notes due 2016 and the old notes and the Senior Collateral Agent are parties to a Senior Lien Intercreditor Agreement (as the same may be amended from time to time, the "Senior Lien Intercreditor Agreement") with respect to the Collateral, which may be amended from time to time without the consent of the Holders to add other parties holding Senior Obligations permitted to be incurred under the Indenture, the Senior Credit Facility, the indenture governing the 9.750% Notes due 2016, any other Senior Obligations, the Collateral Trust and Intercreditor Agreement and the Senior Lien Intercreditor Agreement. The Trustee became a party to the Senior Lien Intercreditor Agreement by executing a supplement to the Senior Lien Intercreditor Agreement in connection with the offering of the old notes.

        Under the Senior Lien Intercreditor Agreement, as described below, the "Applicable Authorized Representative" has the right, by instructing the Senior Collateral Agent, to direct foreclosures and take other actions with respect to the Shared Collateral, and the Authorized Representatives of other Series of Senior Obligations have no right to instruct the Senior Collateral Agent or otherwise take actions with respect to the Shared Collateral, even though all holders of Senior Obligations will share equally and ratably in the proceeds. The Applicable Authorized Representative is currently the representative of the lenders under the Senior Credit Facility, and the Trustee, who will act as Authorized Representative in respect of the new notes, will have no rights to take any action under the Senior Lien Intercreditor Agreement prior to the occurrence of the Senior Loan Obligation Payment Date, as described below.

        The representative of the lenders under the Senior Credit Facility will remain the Applicable Authorized Representative until the Senior Loan Obligation Payment Date. After the Senior Loan Obligation Payment Date, the Applicable Authorized Representative will be the Authorized Representative of the Series of Additional Senior Debt Obligations (including the 9.750% Notes due 2016, the old notes and the new notes) that constitutes the largest outstanding principal amount of any then outstanding Series of Senior Obligations with respect to the Shared Collateral. As of August 28, 2010, there were $410.0 million aggregate principal amount of 9.750% Notes due 2016 outstanding.

        The Applicable Authorized Representative has the sole right to instruct the Senior Collateral Agent to act or refrain from acting with respect to the Shared Collateral; the Senior Collateral Agent will not follow any instructions with respect to such Shared Collateral from any representative of any Non-Controlling Secured Party or other Senior Secured Party (other than the Applicable Authorized Representative and the Controlling Secured Parties); and no Authorized Representative of any Non-Controlling Secured Party or other Senior Secured Party (other than the Applicable Authorized Representative and the Controlling Secured Parties) will instruct the Senior Collateral Agent to commence any judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interests in or realize upon, or take any other action available to it in respect of, the Shared Collateral.

        The Senior Collateral Agent, acting at the direction of the Applicable Authorized Representative, has the right, to the extent authorized by the Senior Subsidiary Security Agreement, to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral.

        Notwithstanding the equal priority of the Liens, the Senior Collateral Agent, acting on the instructions of the Applicable Authorized Representative, may deal with the Shared Collateral without regard to the equal priority Lien of the Non-Controlling Secured Parties on such Senior Collateral. The foregoing rights will not impact any right or priority to share in the proceeds of the Collateral. No representative of any Non-Controlling Secured Party may contest, protest or object to any foreclosure proceeding or action brought by the Senior Collateral Agent, Applicable Authorized Representative or Controlling Secured Party or any other exercise by the Senior Collateral Agent, Applicable Authorized Representative or Controlling Secured Party of any rights and remedies relating to the Shared Collateral or cause the Senior Collateral Agent to do so. Neither the Trustee nor any other Authorized Representative will accept any Lien on any Collateral for the benefit of the Holders of the new notes (other than funds deposited for the discharge or defeasance of the new notes) other than pursuant to the Senior Collateral Documents. The Trustee, on behalf of the Holders of the new notes (who will be deemed to have consented), and each of the other Senior Secured Parties also will agree that it will not question or contest, or support any other person in questioning or contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity, attachment or enforceability of a Lien held by or on behalf of any of the Senior Secured Parties in all or any part of the Shared Collateral, or the provisions of the Senior Lien Intercreditor Agreement. Nothing contained in the foregoing shall affect the priority of the Second Priority Liens set forth in the Collateral Trust and Intercreditor Agreement or any other rights of or obligations owed to a Second Priority Debt Party (in its capacity as such) contained in the Collateral Trust and Intercreditor Agreement or otherwise.

        If an event of default has occurred and is continuing under the Senior Credit Facility, the 9.750% Notes due 2016 and, at any time when the Collateral Trust and Intercreditor Agreement remains in effect, any Second Priority Debt Facility, and the Senior Collateral Agent or any Senior Secured Party is taking action to enforce rights in respect of any Shared Collateral, or any distribution is made with respect to any Shared Collateral in any bankruptcy proceeding of any Subsidiary Guarantor or any Senior Secured Party receives any payment pursuant to any intercreditor agreement (other than the Senior Lien Intercreditor Agreement) with respect to any Shared Collateral, the proceeds of any sale, collection or other liquidation of any such Collateral by the Senior Collateral Agent or any other Senior Secured Party (or received pursuant to any other intercreditor agreement), as applicable, and the proceeds of any such distribution (subject, in the case of any such distribution, to the paragraph immediately following) to which the Senior Obligations are entitled under any other intercreditor agreement shall be applied pursuant to the Collateral Trust and Intercreditor Agreement in the following order of priority:

  •
  First, to the payment of all unpaid fees, expenses, reimbursements and indemnifications of the Senior Collateral Agent and the Second Priority Collateral Trustee, on a pro rata basis;

  •
  Second, to the Senior Collateral Agent, the Second Priority Collateral Trustee and any other Senior Secured Parties to reimburse such parties for any advances pro rata based on the amounts so advanced;

  •
  Third, to the payment of the Senior Obligations, including the new notes, pro rata based on the amount of Senior Obligations then due and owing;

  •
  Fourth, to the payment of all fees, expenses, reimbursements or indemnifications of the trustee, administrative agent, security agent or similar agent under each Second Priority Debt Obligation, including the 7.5% Notes, the 10.375% Notes, the 10.250% Notes due 2019 and any additional Second Priority Debt Obligation incurred to refinance a Second Priority Obligation, on a pro rata basis;

  •
  Fifth, to the trustee, administrative agent, security agent or similar agent under each Second Priority Debt Obligation, to reimburse such parties for any advances, pro rata based on the amounts so advanced;

  •
  Sixth, to the payment of all Second Priority Debt Obligations, including the 7.5% Notes, the 10.375% Notes, the 10.250% Notes due 2019 and any additional Second Priority Debt Obligation incurred to refinance a Second Priority Debt Obligation, on a pro rata basis; and

  •
  Seventh, to the Company and the Subsidiary Guarantors or to whomever else may be lawfully entitled to receive the proceeds.

        If the Collateral Trust and Intercreditor Agreement is no longer in effect, such cash proceeds will be applied pursuant to the terms of the Senior Subsidiary Security Agreement and the Senior Lien Intercreditor Agreement in the following order of priority:

  •
  First, to the payment of all unpaid fees, expenses, reimbursements and indemnification of the Senior Collateral Agent;

  •
  Second, to the Senior Collateral Agent to reimburse such party for expenses reasonably incurred in connection with actions taken under the Senior Collateral Documents;

  •
  Third, to the payment of the Senior Obligations, including the new notes, pro rata based on the amount of Senior Obligations then due and owing; and

  •
  Fourth, to the Company and the Subsidiary Guarantors or to whomever else may be lawfully entitled to receive the proceeds.

        Notwithstanding the foregoing, with respect to any Shared Collateral for which a third party (other than a Senior Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of Senior Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of Senior Obligations (such third party, an "Intervening Creditor"), the value of any Shared Collateral or proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or proceeds to be distributed in respect of the Series of Senior Obligations with respect to which such third party lien or security interest exists.

        Holders of Senior Obligations of each Series (and not the Senior Secured Parties of any other Series) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the Senior Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of Senior Obligations), (y) any of the Senior Obligations of such Series do not have an enforceable security interest in any of the Senior Collateral securing any other Series of Senior Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of Senior Obligations) on a basis ranking prior to the security interest of such Series of Senior Obligations but junior to the security interest of any other Series of Senior Obligations or (ii) the existence of any Senior Collateral for any other Series of Senior Obligations that is not Shared Collateral (any such condition referred to in the foregoing clauses (i) or (ii) with respect to any Series of Senior Obligations, an "Impairment" of such Series). In the event of any Impairment with respect to any Series of Senior Obligations, the results of such Impairment will be borne solely by the holders of such Series of Senior Obligations, and the rights of the holders of such Series of Senior Obligations (including, without limitation, the right to receive distributions in respect of such Series of Senior Obligations pursuant to the Senior Lien Intercreditor Agreement) set forth therein will be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such Senior Obligations subject to such Impairment. Additionally, in the event the Senior Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), any reference to such Senior Obligations or the Senior Debt Documents governing such Senior Obligations shall refer to such obligations or such documents as so modified.

        The Trustee, on behalf of the Holders of the new notes (who will be deemed to have consented to the foregoing provisions), and each other Senior Secured Party will agree:

  •
  not to challenge or question in any proceeding the validity or enforceability of any Senior Obligations of any Series or any Senior Collateral Document or the validity or enforceability of the priorities, rights or duties established by other provisions of the Senior Lien Intercreditor Agreement;

  •
  not to take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Shared Collateral by the Senior Collateral Agent; and

  •
  that (unless it is the Applicable Authorized Representative) it will not have any right to (A) direct the Senior Collateral Agent or any other Senior Secured Party to exercise any right, remedy or power with respect to any Shared Collateral (including pursuant to any intercreditor agreement) or (B) consent to the exercise by the Senior Collateral Agent or any other Senior Secured Party of any right, remedy or power with respect to any Shared Collateral.

        In addition, the Trustee, on behalf of the Holders of the new notes, and each other Senior Secured Party will agree that:

  •
  it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Senior Collateral Agent or any other Senior Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral;

  •
  it will not seek, and has waived any right, to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Shared Collateral; and

  •
  it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of the Senior Lien Intercreditor Agreement.

        The Senior Collateral Agent will hold any Shared Collateral constituting Possessory Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each Senior Secured Party solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Senior Collateral Documents, in each case, subject to the terms and conditions of this paragraph. Pending delivery to the Senior Collateral Agent, each other Authorized Representative will hold any Shared Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee for the benefit of each other Senior Secured Party, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Senior Collateral Documents, in each case, subject to the terms and conditions of this paragraph. The duties or responsibilities of the Senior Collateral Agent and each other Authorized Representative under this paragraph will be limited solely to holding any Shared Collateral constituting Possessory Collateral as gratuitous bailee for the benefit of each other Senior Secured Party for purposes of perfecting the Lien held by such Senior Secured Parties therein.

        Each Senior Secured Party whose Senior Obligations arise under any existing Senior Facility agrees and each Senior Secured Party whose Senior Obligations arise under any future Senior Facility will agree that if it obtains possession of any Shared Collateral or realizes any proceeds or payment in respect of any such Shared Collateral pursuant to any Senior Collateral Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement) at any time prior to the Senior Obligation Payment Date (determined, solely for this purpose, as if such Senior Facility did not exist), then it will hold such Shared Collateral, proceeds or payment in trust for the other Senior Secured Parties and promptly transfer such Shared Collateral, proceeds or payment, as the case may be, to the Senior Collateral Agent, to be distributed in accordance with the Collateral Trust and Intercreditor Agreement and the Senior Lien Intercreditor Agreement.

        If the Company or any Subsidiary Guarantor becomes subject to any bankruptcy proceeding, the Senior Lien Intercreditor Agreement provides that (1) if the Company or any Subsidiary Guarantor shall, as debtor(s)-in-possession, move for approval of financing (the "DIP Financing") to be provided by one or more lenders (the "DIP Lenders") under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law or the use of cash Senior Collateral under Section 363 of the Bankruptcy Code, each Senior Secured Party will agree (including the Trustee on behalf of the holders of the new notes) not to object to any such financing or to the Liens on the Shared Collateral securing the same (the "DIP Financing Liens") or to any use of cash Senior Collateral that constitutes Shared Collateral, unless any Controlling Secured Party, or an Authorized Representative of any Controlling Secured Party, shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as those on which the Liens of the Controlling Secured Parties (other than any Liens of any Senior Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the Senior Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth in the Collateral Trust and Intercreditor Agreement and the Senior Lien Intercreditor Agreement), in each case so long as:

          (a)   the Senior Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-a-vis all the other Senior Secured Parties (other than any Liens of the Senior Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the bankruptcy proceeding,

          (b)   the Senior Secured Parties of each Series are granted Liens on any additional Senior Collateral pledged to any Senior Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash Senior Collateral, with the same priority vis-a-vis the Senior Secured Parties as set forth in the Senior Lien Intercreditor Agreement,

          (c)   if any amount of such DIP Financing or cash Senior Collateral is applied to repay any of the Senior Obligations, such amount is applied pursuant to the Collateral Trust and Intercreditor Agreement and the Senior Lien Intercreditor Agreement, and

          (d)   if any Senior Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash Senior Collateral, the proceeds of such adequate protection is applied pursuant to the Collateral Trust and Intercreditor Agreement and the Senior Lien Intercreditor Agreement;

provided that the Senior Secured Parties of each Series will have a right to object to the grant of a Lien to secure the DIP Financing over any collateral subject to Liens in favor of the Senior Secured Parties of such Series or its representative that do not constitute Shared Collateral; provided, further, that the Senior Secured Parties receiving adequate protection will not object to any other Senior Secured Party receiving adequate protection comparable to any adequate protection granted to such Senior Secured Parties in connection with a DIP Financing or use of cash Senior Collateral and provided, further, that nothing contained in the foregoing shall affect the priority of the Second Priority Liens set forth in the Collateral Trust and Intercreditor Agreement or any other rights of or obligations owed to a Second Priority Debt Party (in its capacity as such) contained in the Collateral Trust and Intercreditor Agreement or otherwise.

        The Trustee, on behalf of the Holders of the new notes, and each other Senior Secured Party will acknowledge that the Senior Obligations of any Series may, subject to the limitations set forth in the other Senior Debt Documents and the Second Priority Debt Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in the Senior Lien Intercreditor Agreement defining the relative rights of the Senior Secured Parties of any series.

        Notwithstanding the pro rata payment provisions of the Senior Lien Intercreditor Agreement,

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  Any cash or cash equivalents that secures the Senior Loan Obligations or is otherwise held by the Senior Lenders, the administrative agent under the Senior Credit Facility or the Senior Collateral Agent to secure letters of credit obligations under the Senior Credit Facility following an event of default under the Senior Credit Facility will be applied as specified in the Senior Credit Facility and will only constitute Shared Collateral after such letter of credit obligations are discharged.

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  At all times during a Cash Sweep Period (as defined in the Senior Subsidiary Security Agreement) prior to the occurrence of a Triggering Event, the funds on deposit in the concentration account specified in and pursuant to the Senior Subsidiary Security Agreement may be applied in accordance with the provisions of the Senior Credit Facility, as in effect on June 5, 2009. After the occurrence of a Triggering Event, funds on deposit in such concentration account consisting of proceeds of Senior Collateral shall be applied in accordance with the Collateral Trust and Intercreditor Agreement and the Senior Lien Intercreditor Agreement.

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  In the event that the Company or any of its Subsidiaries shall at any time, or from time to time (but in the case of any sale or disposition of Shared Collateral, only prior to the occurrence of a Triggering Event), receive any net cash proceeds from specified asset sales or casualty/condemnation events ("Reduction Events") (other than net cash proceeds required by the Senior Credit Facility to be applied to prepay revolving borrowings or swingline loans (without permanent reductions of related lending commitments) at any time when the revolver availability is less than the amount specified in the Senior Credit Facility or during a Cash Sweep Period (as defined in the Senior Subsidiary Security Agreement), an amount equal to such net cash proceeds shall, in accordance with and to the extent required by the provisions of the Senior Credit Facility and, to the extent not inconsistent with the provisions of the Senior Credit Facility, the other Senior Debt Documents, be applied to reductions to the Senior Facilities established under the Senior Credit Facility and the other Senior Debt Documents. So long as no Triggering Event has occurred and is continuing, net cash proceeds of a Reduction Event in excess of that applied in accordance with the foregoing provision of this paragraph will be applied in accordance with any applicable provisions of the Senior Debt Documents and Second Priority Debt Documents. In the event the Company or any of its Subsidiaries shall, at any time after the occurrence of a Triggering Event, receive any net cash proceeds of any Reduction Event which is attributable to Shared Collateral, such net cash proceeds shall be subject to and applied in accordance with the Collateral Trust and Intercreditor Agreement and the Senior Lien Intercreditor Agreement.

  Additional Senior Debt

        To the extent, but only to the extent, permitted by the provisions of the Senior Debt Documents and the Second Priority Debt Documents, the Company may incur or issue and sell one or more series or classes of Additional Senior Debt. Any such additional class or series of Additional Senior Debt may be secured by the Senior Lien and may be Guaranteed by the Subsidiary Guarantors on a senior basis, in each case under and pursuant to the Senior Collateral Documents, if and subject to the condition that the representative of any such additional class or series of Senior Debt, acting on behalf of the holders of such Senior Debt, becomes a party to the Collateral Trust and Intercreditor Agreement and the Senior Lien Intercreditor Agreement by satisfying the conditions set forth therein. The Company may also issue additional Senior Loan Obligations.

        Except as set forth in the immediately preceding paragraph, no provision of the Senior Lien Intercreditor Agreement can be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement) without the consent of each Authorized Representative.

  Release of Collateral

        All Senior Collateral used, sold, transferred or otherwise disposed of in accordance with the terms of the Senior Debt Documents and the Second Priority Debt Documents, including any waiver or amendment of these documents, will automatically be released from the Lien securing Subsidiary Guarantees of the new notes so that the use, sale, transfer or other disposition may be made free of such Lien (including pursuant to any future permitted accounts receivable securitization programs). Accordingly, subject to the terms of the other Senior Debt Documents, any such sale, transfer or other disposition of Collateral in a transaction that does not violate the asset sale covenant in the Indenture governing the new notes may result in a release of the Lien on such Senior Collateral securing the Subsidiary Guarantees of the new notes. Currently permitted dispositions pursuant to the Senior Debt Documents and Second Priority Debt Documents, any of which may be amended without the consent of Holders of the new notes, include:

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  dispositions of inventory at retail, cash, cash equivalents and other cash management investments and obsolete, unused, uneconomic or unnecessary equipment or inventory, in each case in the ordinary course of business;

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  certain sales of overdue accounts arising in the ordinary course of business (subject to certain exceptions);

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  sales of accounts receivables relating to worker's compensation claims to collection agencies, pursuant to the Company customary cash management procedures;

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  sales of assets in the ordinary course of business in an aggregate amount not to exceed $200.0 million in any fiscal year; and

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  other sales or dispositions of real or personal property not in the ordinary course of business; provided that subject to certain exceptions, at least 75% of such consideration shall consist of cash.

        Because the asset sale covenant of the Indenture does not restrict transfers of assets by Subsidiaries of the Company to the Company, any transfer of Collateral to the Company could result in such assets ceasing to constitute Collateral that secures the Subsidiary Guarantees.

        In addition, assets securing a Subsidiary Guarantee of the new notes may be released only in respect of the new notes with the written consent of the holders of 75% in aggregate principal amount of the new notes then outstanding.

        At the request of the Company, the Trustee will execute and deliver any documents, instructions or instruments evidencing the consent of the Holders of the new notes to any permitted release. The Indenture will also direct the Trustee, in its capacity as Representative for holders of new notes, to take such action under the Senior Collateral Documents or otherwise as may be requested by the Company to give effect to any such release.

        Liens on Collateral securing Subsidiary Guarantees of the new notes may also be released as described under "—Defeasance." To the extent the new notes are ever secured directly by Liens on Collateral, such Liens could be released on a comparable basis to the release of Liens on Collateral securing Subsidiary Guarantees of the new notes.

        Under the Senior Lien Intercreditor Agreement, if at any time the Applicable Authorized Representative forecloses upon or otherwise exercises remedies against any Shared Collateral resulting in a sale or disposition thereof, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the Senior Collateral Agent for the benefit of the Trustee and the Holders of the new notes and each other Series of Senior Secured Parties upon such Shared Collateral will automatically be released and discharged pursuant to the Senior Lien Intercreditor Agreement and the Senior Subsidiary Security Agreement. However, any proceeds of any Shared Collateral realized therefrom will be applied as described under "—Senior Lien Intercreditor Agreement."

  Amendments

        Pursuant to the Senior Lien Intercreditor Agreement, the Senior Collateral Agent may enter into any amendment (and, upon request by the Senior Collateral Agent, each Authorized Representative is required to sign a consent to such amendment) to any Senior Collateral Document (and the Holders of the new notes will be deemed to have consented to and authorized the Trustee to enter into any such amendment permitted under the Indenture), so long as the Senior Collateral Agent receives a certificate of the Company stating that such amendment is permitted by the terms of each then extant Senior Debt Document. Additionally, the Senior Collateral Agent may enter into any amendment (and, upon request by the Senior Collateral Agent, each Authorized Representative is required to sign a consent to such amendment) to any Senior Collateral Document (and the Holders of the new notes will be deemed to have consented to and authorized the Trustee to enter into any such amendment permitted under the Indenture) solely as such Senior Collateral Document relates to a particular Series of Senior Obligations so long as (i) such amendment is in accordance with the Senior Debt Document pursuant to which such Series of Senior Obligations was incurred and (ii) such amendment does not adversely affect the Senior Secured Parties of any other Series. Notwithstanding the foregoing, no amendment to any Senior Collateral Document entered into by the Senior Collateral Agent pursuant to this paragraph will (x) release all or substantially all of the Senior Collateral from the Liens under the Senior Collateral Documents without the written consent of each Authorized Representative, (y) change the pro rata application of the proceeds of the Senior Collateral required by the Senior Subsidiary Security Agreement or the Collateral Trust and Intercreditor Agreement, or (z) change the rights or priorities of the Second Priority Debt Obligations (other than in accordance with the Collateral Documents). Each Authorized Representative shall execute and deliver all such authorizations and other instruments (and the Holders of the new notes will be deemed to have consented to and authorized the Trustee to execute and deliver any such authorization or instrument permitted under the Indenture) as shall reasonably be requested by the Senior Collateral Agent to evidence and confirm any release of Shared Collateral or any amendment to any Senior Collateral Document provided for in this paragraph.

  Authorization of Actions to Be Taken

        Each Holder of new notes, by its acceptance thereof, will be deemed to have consented and agreed to the terms of each Collateral Document, as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of the Indenture, to have authorized and directed the Trustee to enter into the Collateral Documents to which it is a party, and to have authorized and empowered the Trustee and (through the Senior Lien Intercreditor Agreement and the Collateral Trust and Intercreditor Agreement) the Senior Collateral Agent to bind the Holders of new notes and other holders of Senior Obligations as set forth in the Collateral Documents to which they are a party and to perform its obligations and exercise its rights and powers thereunder, including entering into amendments permitted by the terms of the Indenture or the Senior Collateral Documents.

Optional Redemption

        The Company may choose to redeem the new notes at any time. If it does so, it may redeem all or any portion of the new notes, at once or over time, after giving the required notice under the Indenture.

        To redeem the new notes prior to August 15, 2015, the Company must pay a redemption price equal to 100% of the principal amount of the new notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). Any notice to holders of Notes of such a redemption needs to include the appropriate calculation of the redemption price, but does not need to include the redemption price itself. The actual redemption price must be set forth in an Officers' Certificate delivered to the Trustee no later than two Business Days prior to the redemption date.

        "Applicable Premium" means, with respect to any new note on any redemption date, the greater of (i) 1.0% of the principal amount of such new note and (ii) the excess of (a) the present value at such redemption date of (1) the redemption price of such new note at August 15, 2015 (such redemption price being set forth in the table below) plus (2) all required interest payments due on such new note through August 15, 2015 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate on such redemption date plus 75 basis points over (b) the principal amount of such new note.

        "Treasury Rate" means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such statistical release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to August 15, 2015; provided, however, that if the period from the redemption date to August 15, 2015 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

        Beginning on August 15, 2015, the new notes may be redeemed at the redemption prices set forth below, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). The following prices are for new notes redeemed during the 12-month period commencing on August 15 of the years set forth below, and are expressed as percentages of principal amount:

Redemption Year	Price
2015	104.000%
2016	102.667%
2017	101.333%
2018 and thereafter	100.000%

        In addition, at any time and from time to time, prior to August 15, 2013 the Company may redeem up to a maximum of 35% of the original aggregate principal amount of the new notes (including additional new notes, if any) with the proceeds of one or more Equity Offerings, at a redemption price equal to 108% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption, at least 65% of the original aggregate principal amount of the new notes (including additional new notes, if any) remains outstanding. Any such redemption shall be made within 75 days of the completion of such Equity Offering upon not less than 30 nor more than 60 days' prior notice.

        If the optional redemption date is on or after a record date and on or before the relevant interest payment date, the accrued and unpaid interest, if any, will be paid to the person or entity in whose name the new note is registered at the close of business on that record date, and no additional interest will be payable to holders whose new notes shall be subject to redemption.

Sinking Fund

        There will be no mandatory sinking fund payments for the new notes.

Repurchase at the Option of Holders Upon a Change of Control

        Upon the occurrence of a Change of Control, each holder of new notes will have the right to require us to repurchase all or any part of such holder's new notes pursuant to the offer described below (the "Change of Control Offer") at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the purchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). If the purchase date is on or after a record date and on or before the relevant interest payment date, the accrued and unpaid interest, if any, will be paid to the person or entity in whose name the new note is registered at the close of business on that record date, and no additional interest will be payable to holders whose new notes shall be subject to purchase.

        Within 30 days following any Change of Control, the Company shall:

          (a)   cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States; and

          (b)   send, by first class mail, with a copy to the Trustee, to each holder of new notes, at such holder's address appearing in the register for the new notes, a notice stating:

            (1)   that a Change of Control has occurred and a Change of Control Offer is being made pursuant to the covenant entitled "Repurchase at the Option of Holders Upon a Change of Control" and that all new notes timely tendered will be accepted for payment;

            (2)   the Change of Control Purchase Price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed;

            (3)   the circumstances and relevant facts regarding the Change of Control (including, to the extent reasonably practicable, information with respect to pro forma historical income, cash flow and capitalization after giving effect to the Change of Control); and

            (4)   the procedures that holders of new notes must follow in order to tender their new notes (or portions thereof) for payment, and the procedures that holders of new notes must follow in order to withdraw an election to tender new notes (or portions thereof) for payment.

        We will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of new notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described above, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under this covenant by virtue of such compliance.

        The Change of Control repurchase feature is a result of negotiations between us and the initial purchasers of the old notes. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that we would decide to do so in the future. Subject to the covenants described below, we could, in the future, enter into transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of debt outstanding at such time or otherwise affect our capital structure or credit ratings.

        The definition of Change of Control includes a phrase relating to the sale, transfer, assignment, lease, conveyance or other disposition of "all or substantially all" the Company's assets. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, if the Company disposes of less than all its assets by any of the means described above, the ability of a holder of new notes to require the Company to repurchase its new notes may be uncertain. In such a case, Holders of the new notes may not be able to resolve this uncertainty without resorting to legal action.

        The Senior Credit Facility provides that the occurrence of certain of the events that constitute a Change of Control will constitute a default under such facility.

        Other existing debt of the Company contains, and future debt of the Company may contain, prohibitions of events that would constitute a Change of Control or that would require such debt to be repurchased upon a Change of Control (which includes the 9.750% Notes due 2016, the 7.5% Notes due 2017, the 10.375% Notes due 2016, the 10.250% Notes due 2019, the Company's 8.625% senior notes due 2015, the Company's 9.5% senior notes due 2017, the Company's 9.375% senior notes due 2015 and the Company's 8.5% convertible notes due 2015). Moreover, the exercise by holders of new notes (or the other debt referenced above) of their right (or the triggering of such right) to require us to repurchase their new notes or other debt could cause a default under existing or future debt of the Company, even if the Change of Control itself does not result in a default under existing or future debt (including any future permitted accounts receivable securitization programs). Finally, our ability to pay cash to holders of new notes upon a repurchase may be limited by our financial resources at the time of such repurchase as well as our outstanding debt agreements at such time. Therefore, we cannot assure you that sufficient funds will be available when necessary to make any required repurchases. Our failure to purchase new notes in connection with a Change of Control would result in a default under the Indenture. Such a default would, in turn, constitute a default under our existing debt, and may constitute a default under future debt as well. Our obligation to make an offer to repurchase the new notes as a result of a Change of Control may be waived or modified at any time prior to the occurrence of such Change of Control with the written consent of the holders of a majority in aggregate principal amount of the outstanding new notes. See "—Amendments and Waivers."

Restrictive Covenants

        Covenant Suspension.    During any period of time that:

          (a)   the new notes have Investment Grade Ratings from both Rating Agencies; and

          (b)   no Default or Event of Default has occurred and is continuing under the Indenture,

the Company and the Restricted Subsidiaries will not be subject to the following provisions of the Indenture:

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  "—Limitation on Debt,"

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  "—Limitation on Restricted Payments,"

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  "—Limitation on Asset Sales,"

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  "—Limitation on Restrictions on Distributions from Restricted Subsidiaries,"

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  "—Limitation on Transactions with Affiliates,"

  •
  clauses (a)(1) and (b) of "—Limitation on Sale and Leaseback Transactions,"

  •
  clause (x) of the fourth paragraph (and such clause (x) as referred to in the second paragraph) of "—Designation of Restricted and Unrestricted Subsidiaries," and

  •
  clause (e) of the first paragraph of "—Merger, Consolidation and Sale of Property"

(collectively, the "Suspended Covenants"). Solely for the purpose of determining the amount of Permitted Liens under the "—Limitation on Liens" covenant during any Suspension Period (as defined below) and without limiting the Company's or any Restricted Subsidiary's ability to Incur Debt during any Suspension Period, to the extent that calculations in the "—Limitation on Liens" covenant refer to the "—Limitation on Debt" covenant, such calculations shall be made as though the "—Limitation on Debt" covenant remains in effect during the Suspension Period. In the event that the Company and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the preceding sentences and, on any subsequent date (the "Reversion Date"), one or both of the Rating Agencies withdraws its ratings or downgrades the ratings assigned to the new notes below the required Investment Grade Ratings or a Default or Event of Default occurs and is continuing, then the Company and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants. The period of time between the Suspension Date and the Reversion Date is referred to in this description as the "Suspension Period". Notwithstanding that the Suspended Covenants may be reinstated, no Default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period. On the Reversion Date, all Debt Incurred during the Suspension Period will be classified to have been Incurred pursuant to clause (1) of the first paragraph or one of the clauses set forth in the second paragraph of the covenant described under "—Limitation on Debt" (to the extent such Debt would be permitted to be Incurred thereunder as of the Reversion Date and after giving effect to Debt Incurred prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Debt would not be permitted to be Incurred pursuant to clause (1) of the first paragraph or one of the clauses set forth in the second paragraph of the covenant described under "—Limitation on Debt," such Debt will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (k) of the second paragraph of the covenant described under "—Limitation on Debt". Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under the covenant described under "—Limitation on Restricted Payments" will be made as though the covenant described under "—Limitation on Restricted Payments" had been in effect during the entire period of time from the Issue Date. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under the first paragraph of the covenant described under "—Limitation on Restricted Payments" following any Reversion Date, and the items specified in clauses (c)(1) through (c)(4) of the first paragraph of the covenant described under "—Limitation on Restricted Payments" will increase the amount available to be made under the first paragraph thereof following any Reversion Date. For purposes of determining compliance with the first five paragraphs of the covenant described under "—Limitation on Asset Sales," on the Reversion Date, the Net Available Cash from all Asset Sales not applied in accordance with the covenant will be deemed to be reset to zero.

        Limitation on Debt.    The Company will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Debt unless, after giving effect to the application of the proceeds thereof, no Default or Event of Default would occur as a consequence of such Incurrence and no Default or Event of Default would be continuing following such Incurrence and application of proceeds and either:

          (1)   such Debt is Debt of the Company or a Subsidiary Guarantor and after giving effect to the Incurrence of such Debt and the application of the proceeds thereof, the Consolidated Interest Coverage Ratio would be greater than 2.00 to 1.00; or

          (2)   such Debt is Permitted Debt.

        The term "Permitted Debt" is defined to include the following:

          (a)   [intentionally omitted];

          (b)   Debt of the Company or a Subsidiary Guarantor (including Guarantees thereof) (i) under any Credit Facilities, (ii) Incurred pursuant to a Real Estate Financing Transaction, a Sale and Leaseback Transaction or an Equipment Financing Transaction, (iii) Incurred in respect of Capital Lease Obligations, (iv) Incurred pursuant to Debt Issuances or (v) Incurred by a Receivables Entity, whether or not a Subsidiary Guarantor, in a Qualified Receivables Transaction that is not recourse to the Company or any other Restricted Subsidiary (except for Standard Securitization Undertakings), provided that the aggregate principal amount of all such Debt in clauses (i) through (v) hereof at any one time outstanding shall not exceed the greater of (1) $3,500.0 million, which amount shall be permanently reduced by the amount of Net Available Cash used to Repay Debt under the Credit Facilities, and not subsequently reinvested in Additional Assets or used to purchase new notes or Repay other Debt, pursuant to the covenant described under "—Limitation on Asset Sales" and (2) the sum of the amount equal to (a) 60% of the book value of the inventory (determined using the first-in-first-out method of accounting) of the Company and the Restricted Subsidiaries and (b) 85% of the book value of the accounts receivables of the Company and the Restricted Subsidiaries, including any Receivables Entity that is a Restricted Subsidiary;

          (c)   [intentionally omitted];

          (d)   Debt of the Company outstanding on the Issue Date and evidenced by the 7.5% Notes due 2017 and of Subsidiary Guarantors, including any future Guarantor, evidenced by guarantees relating to the 7.5% Notes due 2017;

          (e)   Debt Incurred after the Issue Date in respect of Purchase Money Debt, provided that the aggregate principal amount of such Debt does not exceed 80% of the Fair Market Value (on the date of the Incurrence thereof) of the Property acquired, constructed, developed or leased, including additions and improvements thereto;

          (f)    Debt of the Company owing to and held by any consolidated Restricted Subsidiary and Debt of a Restricted Subsidiary owing to and held by the Company or any consolidated Restricted Subsidiary; provided, however, that any subsequent issue or transfer of Capital Stock or other event that results in any such consolidated Restricted Subsidiary ceasing to be a consolidated Restricted Subsidiary or any subsequent transfer of any such Debt (except to the Company or a consolidated Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Debt by the issuer thereof;

          (g)   Debt under Interest Rate Agreements entered into by the Company or a Restricted Subsidiary for the purpose of limiting interest rate risk of the financial management of the Company or such Restricted Subsidiary and not for speculative purposes, provided that the obligations under such agreements are directly related to payment obligations on Debt otherwise permitted by the terms of this covenant;

          (h)   Debt under Currency Exchange Protection Agreements entered into by the Company or a Restricted Subsidiary for the purpose of limiting currency exchange rate risks directly related to transactions entered into by the Company or such Restricted Subsidiary and not for speculative purposes;

          (i)    Debt under Commodity Price Protection Agreements entered into by the Company or a Restricted Subsidiary in the financial management of the Company or that Restricted Subsidiary and not for speculative purposes;

          (j)    Debt in connection with one or more standby letters of credit, banker's acceptance, performance or surety bonds or completion guarantees issued by the Company or a Restricted Subsidiary or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances or credit;

          (k)   Debt outstanding on the Issue Date not otherwise described in clauses (a) through (j) above or clause (q) below;

          (l)    other Debt of the Company or a Subsidiary Guarantor (including Guarantees thereof) in an aggregate principal amount outstanding at any one time not to exceed $600.0 million;

          (m)  Debt of a Restricted Subsidiary outstanding on the date on which that Restricted Subsidiary was acquired by the Company or otherwise became a Restricted Subsidiary (other than Debt Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which that Restricted Subsidiary became a Subsidiary of the Company or was otherwise acquired by the Company), provided that at the time that Restricted Subsidiary was acquired by the Company or otherwise became a Restricted Subsidiary and after giving effect to the Incurrence of that Debt, the Company would have been able to Incur $1.00 of additional Debt pursuant to clause (1) of the first paragraph of this covenant;

          (n)   Debt arising from the honoring by a bank or other financial institution of a check or draft or other similar instrument inadvertently drawn against insufficient funds, provided that such Debt is extinguished within five Business Days of its Incurrence;

          (o)   endorsements of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

          (p)   [intentionally omitted];

          (q)   Debt in respect of Sale and Leaseback Transactions or Real Estate Financing Transactions involving only real property (and the related personal property) owned by the Company or a Subsidiary Guarantor on or after the Issue Date in an aggregate principal amount outstanding at any one time not to exceed $150.0 million, provided that such Sale and Leaseback Transactions or Real Estate Financing Transactions may involve Property other than real property (and the related personal property) owned on or after the Issue Date to the extent the portion of the Debt related to such Property is permitted by another provision of this covenant at the time of Incurrence;

          (r)   Debt in respect of Sale and Leaseback Transactions that are not Capital Lease Obligations Incurred to finance the acquisition, construction and development of Property after the Issue Date, including additions and improvements thereto, provided that any reclassification of such Debt as a Capital Lease Obligation shall be deemed an Incurrence of such Debt;

          (s)   Permitted Refinancing Debt Incurred in respect of Debt Incurred pursuant to clause (1) of the first paragraph of this covenant and clauses (a), (d), (e), (k), (m) and (q) above; and

          (t)    Debt arising from agreements of the Company or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than Guarantees of Debt incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition; provided that (a) such Debt is not reflected on the balance sheet of the Company or any Restricted Subsidiary (contingent obligations referred to in a footnote or footnotes to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (a)) and (b) the maximum assumable liability in respect of such Debt will at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company or such Restricted Subsidiary in connection with such disposition.

        Notwithstanding anything to the contrary contained in this covenant, the Company shall not permit any Restricted Subsidiary that is not a Subsidiary Guarantor to Incur any Debt pursuant to this covenant if the proceeds thereof are used, directly or indirectly, to Refinance any Debt of the Company or any Subsidiary Guarantor. In addition, except as set forth in the Collateral Documents, the Company shall not, and shall not permit any Subsidiary Guarantor to, Incur, directly or indirectly, any Senior Obligation that is subordinate or junior in right of payment (without regard to any security interest) to any other Debt of the Company or any Subsidiary Guarantor.

        For purposes of determining compliance with this covenant, (1) in the event that an item of Debt meets the criteria of more than one of the types of Debt described herein, the Company, in its sole discretion, will classify such item of Debt at the time of Incurrence and only be required to include the amount and type of such Debt in one of the above clauses, (2) the Company will be entitled at the time of such Incurrence to divide and classify an item of Debt in more than one of the types of Debt described herein and (3) with respect to Debt permitted under clause (k) in respect of Sale and Leaseback Transactions that are not Capital Lease Obligations on the Issue Date, any reclassification of such Debt as a Capital Lease Obligation shall not be deemed an Incurrence of such Debt; provided, however, that (r) the new notes will be deemed to have been Incurred pursuant to clause (b) of the second paragraph of this covenant, (s) all outstanding Debt evidenced by the 9.750% Notes due 2016 will be deemed to have been Incurred pursuant to clause (b) of the second paragraph of this covenant, (t) all outstanding Debt evidenced by the 10.250% Notes due 2019 will be deemed to have been Incurred pursuant to clause (b) of the second paragraph of this covenant, (u) $250.0 million of the 10.375% Notes due 2016 will be deemed to have been Incurred pursuant to clause (b) of the second paragraph of this covenant, (v) all outstanding Debt under the Senior Credit Facility immediately following the Issue Date will be deemed to have been Incurred pursuant to clause (b) of the second paragraph of this covenant, (w) any Permitted Debt that is not Secured Debt may later be reclassified as having been Incurred pursuant to clause (1) of the first paragraph of this covenant to the extent such Debt could be Incurred pursuant to such clause at the time of such reclassification, and (x) any Permitted Debt may later be reclassified as having been Incurred pursuant to any other clause of the second paragraph of this covenant to the extent such Debt could be Incurred pursuant to such clause at the time of such reclassification.

        Limitation on Restricted Payments.    The Company will not make, and will not permit any Restricted Subsidiary to make, directly or indirectly, any Restricted Payment if at the time of, and after giving effect to, such proposed Restricted Payment:

          (a)   a Default or Event of Default shall have occurred and be continuing;

          (b)   the Company could not Incur at least $1.00 of additional Debt pursuant to clause (1) of the first paragraph of the covenant described under "—Limitation on Debt;" or

          (c)   the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made since the Issue Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value) would exceed an amount equal to the sum of:

            (1)   50% of the aggregate amount of Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the first fiscal quarter that commences after the Issue Date to the end of the most recent fiscal quarter for which financial statements have been filed with the Comission (or, if the aggregate amount of Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit); plus

            (2)   100% of Capital Stock Sale Proceeds; plus

            (3)   the sum of:

              (A)  the aggregate net cash proceeds received by the Company or any Restricted Subsidiary from the issuance or sale after the Issue Date of convertible or exchangeable Debt that has been converted into or exchanged for Capital Stock (other than Disqualified Stock) of the Company; and

              (B)  the aggregate amount by which Debt (other than Subordinated Obligations other than Second Priority Debt Obligations) of the Company or any Restricted Subsidiary is reduced on the Company's consolidated balance sheet after the Issue Date upon the conversion or exchange of any Debt (other than convertible or exchangeable debt issued or sold after the Issue Date) for Capital Stock (other than Disqualified Stock) of the Company;

    excluding, in the case of clause (A) or (B):

                (x)   any such Debt issued or sold to the Company or a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees; and

                (y)   the aggregate amount of any cash or other Property distributed by the Company or any Restricted Subsidiary upon any such conversion or exchange;

    plus

            (4)   an amount equal to the sum of:

              (A)  the net reduction in Investments in any Person other than the Company or a Restricted Subsidiary resulting from dividends, repayments of loans or advances or other transfers of Property made after the Issue Date in each case to the Company or any Restricted Subsidiary from such Person less the cost of the disposition of such Investments; and

              (B)  the portion (proportionate to the Company's equity interest in such Unrestricted Subsidiary) of the Fair Market Value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary (provided that such designation occurs after the Issue Date);

provided, however, that the foregoing sum shall not exceed, in the case of any Person, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person.

        Notwithstanding the foregoing limitation, the Company may:

          (a)   pay dividends on its Capital Stock within 60 days of the declaration thereof if, on said declaration date, such dividends could have been paid in compliance with the Indenture; provided, however, that at the time of such payment of such dividend, no other Default or Event of Default shall have occurred and be continuing (or result therefrom); provided further, however, that, if declared on or after the Issue Date, such dividend shall be included in the calculation of the amount of Restricted Payments;

          (b)   purchase, repurchase, redeem, legally defease, acquire or retire for value Capital Stock of the Company or Subordinated Obligations on or after the Issue Date in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees); provided, however, that:

            (1)   such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments; and

            (2)   the Capital Stock Sale Proceeds from such exchange or sale shall be excluded from the calculation pursuant to clause (c)(2) above;

          (c)   purchase, repurchase, redeem, legally defease, acquire or retire for value any Subordinated Obligations on or after the Issue Date in exchange for, or out of the proceeds of the substantially concurrent sale of, Permitted Refinancing Debt; provided, however, that such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments;

          (d)   [intentionally omitted];

          (e)   so long as no Default or Event of Default has occurred and is continuing the repurchase or other acquisition on or after the Issue Date of shares of, or options to purchase shares of, Capital Stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such repurchases and other acquisitions shall not exceed $15.0 million; provided further, however, that such repurchases and other acquisitions shall be included in the calculation of the amount of Restricted Payments;

          (f)    make payments not to exceed $2.5 million in the aggregate to enable the Company to make payments to holders of its Capital Stock in lieu of the issuance of fractional shares of its Capital Stock on or after the Issue Date; provided, however, that such payments shall be included in the calculation of the amount of Restricted Payments; and

          (g)   make any other Restricted Payments on or after the Issue Date not to exceed an aggregate amount of $40.0 million; provided, however, that such payments shall be included in the calculation of the amount of Restricted Payments.

        Limitation on Liens.    The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur or suffer to exist, any Lien (other than Permitted Liens) upon any of its Property (including Capital Stock of a Restricted Subsidiary), whether owned on the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom. If the Company or any Subsidiary Guarantor creates any additional Lien upon any Property to secure any Secured Obligations, it must concurrently grant a Senior Lien (subject to Permitted Liens) upon such Property as security for the new notes or Subsidiary Guarantees of the new notes such that the Property subject to such Lien becomes Senior Collateral subject to the Senior Lien, except to the extent such Property constitutes cash or cash equivalents required to secure only letter of credit obligations under Credit Facilities following a default under such Credit Facilities.

        Notwithstanding anything in the preceding paragraph, the aggregate principal amount of Senior Obligations constituting Debt and any other Debt secured by a Lien on the Collateral that shares in the distribution of proceeds of Collateral equally with the new notes at any one time outstanding shall not exceed the sum of the aggregate amount of Debt that at such time may be outstanding at any one time under clause (b) of the second paragraph of the covenant described under "—Limitation on Debt" and $200.0 million.

        Limitation on Asset Sales.    The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

          (a)   the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale;

          (b)   at least 75% of the consideration paid to the Company or such Restricted Subsidiary in connection with such Asset Sale is in the form of Qualified Consideration; and

          (c)   the Company delivers an Officers' Certificate to the Trustee certifying that such Asset Sale complies with the foregoing clauses (a) and (b).

        The Net Available Cash (or any portion thereof) from Asset Sales may be applied by the Company or a Restricted Subsidiary, to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Debt):

          (a)   to Repay any Senior Obligations secured by a Lien on Property of the Company or any Restricted Subsidiary of the Company (excluding, in any such case, any Debt owed to the Company or an Affiliate of the Company); provided, however, that to the extent the proceeds from any Asset Sale will be allocated pursuant to the terms of any other Senior Debt Documents to Repay or provide for the Repayment of such Senior Obligations, a pro rata portion of such proceeds must, to the extent not inconsistent with the terms of such other Senior Obligations (other than Additional Senior Debt Incurred after the Issue Date), including but not limited to the prepayment provisions of the Senior Credit Facility and the 9.750% Notes due 2016, be allocated to Repay the new notes pursuant to an Asset Sales Prepayment Offer and the full amount of such allocated portion will be deemed Excess Proceeds; or

          (b)   to reinvest in Additional Assets or Expansion Capital Expenditures (including by means of an Investment in Additional Assets or Expansion Capital Expenditures by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary); provided, however, that (i) the Net Available Cash (or any portion thereof) from Asset Sales from the Company to any Subsidiary must be reinvested in Additional Assets or Expansion Capital Expenditures of the Company and (ii) if the assets that were the subject of such Asset Sale constituted Collateral, then such Net Available Cash must be reinvested in Additional Assets that are pledged at the time as Collateral to secure the new notes or the Subsidiary Guarantees of the new notes, subject to the Collateral Documents, or in Expansion Capital Expenditures to improve assets that constitute Collateral securing the new notes or the Subsidiary Guarantees of the new notes at the time.

        Pending application of Net Available Cash pursuant to this covenant, which shall not be required in respect of an Asset Sale if the Net Available Cash from such Asset Sale is less than $1.0 million, such Net Available Cash shall, to the extent not inconsistent with the terms of other Senior Obligations, be invested in Temporary Cash Investments or applied to temporarily reduce revolving credit indebtedness. If the Net Available Cash from an Asset Sale equals or exceeds $1.0 million, any Net Available Cash from such Asset Sale not applied in accordance with the preceding paragraph within 270 days from the date of the receipt of such Net Available Cash or that is not segregated from the general funds of the Company for investment in identified Additional Assets in respect of a project that shall have been commenced, and for which binding contractual commitments have been entered into, prior to the end of such 270-day period and that shall not have been completed or abandoned shall constitute "Excess Proceeds;" provided, however, that the amount of any Net Available Cash that ceases to be so segregated as contemplated above and any Net Available Cash that is segregated in respect of a project that is abandoned or completed shall also constitute "Excess Proceeds" at the time any such Net Available Cash ceases to be so segregated or at the time the relevant project is so abandoned or completed, as applicable; provided further, however, that the amount of any Net Available Cash that continues to be segregated for investment and that is not actually reinvested within 24 months from the date of the receipt of such Net Available Cash shall also constitute "Excess Proceeds."

        When the aggregate amount of Excess Proceeds exceeds $50.0 million (taking into account income earned on such Excess Proceeds, if any), the Company will be required to make an offer to purchase (the "Asset Sales Prepayment Offer") the new notes which offer shall be in the amount of the Allocable Excess Proceeds, on a pro rata basis according to principal amount at maturity, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentence and provided that all holders of new notes have been given the opportunity to tender their new notes for purchase in accordance with the Indenture, the Company or such Restricted Subsidiary may use such remaining amount for any purpose permitted by the Indenture and the amount of Excess Proceeds will be reset to zero.

        The term "Allocable Excess Proceeds" will mean the product of:

          (a)   the Excess Proceeds; and

          (b)   a fraction,

            (1)   the numerator of which is the aggregate principal amount of the new notes outstanding on the date of the Asset Sales Prepayment Offer; and

            (2)   the denominator of which is the sum of the aggregate principal amount of the new notes outstanding on the date of the Asset Sales Prepayment Offer and the aggregate principal amount of other Additional Senior Debt Obligations of the Company outstanding on the date of the Asset Sales Prepayment Offer that is subject to terms and conditions in respect of Asset Sales similar in all material respects to the covenant described hereunder and requiring the Company to make an offer to purchase such Debt or otherwise repay such Debt at substantially the same time as the Asset Sales Prepayment Offer; provided, however, that if any such Additional Senior Debt Obligations are entitled to participate directly in the proceeds of such Asset Sale, such Additional Senior Debt Obligations may be excluded from the determination of Allocable Excess Proceeds.

        Within five Business Days after the Company is obligated to make an Asset Sales Prepayment Offer as described in the preceding paragraph, the Company will send a written notice, by first class mail, to the holders of new notes, accompanied by such information regarding the Company and its Subsidiaries as the Company in good faith believes will enable such holders to make an informed decision with respect to such Asset Sales Prepayment Offer. Such notice shall state, among other things, the purchase price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed. Nothing shall prevent the Company from conducting an Asset Sales Prepayment Offer earlier than as set forth in this paragraph.

        The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of new notes pursuant to the covenant described hereunder. To the extent that the provisions of any securities laws or regulations conflict with provisions of the covenant described hereunder, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the covenant described hereunder by virtue thereof.

        Limitation on Restrictions on Distributions from Restricted Subsidiaries.    The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist any consensual restriction on the right of any Restricted Subsidiary to:

          (a)   pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, or pay any Debt or other obligation owed, to the Company or any other Restricted Subsidiary;

          (b)   make any loans or advances to the Company or any other Restricted Subsidiary; or

          (c)   transfer any of its Property to the Company or any other Restricted Subsidiary. The foregoing limitations will not apply:

            (1)   with respect to clauses (a), (b) and (c), to restrictions:

              (A)  in effect on the Issue Date;

              (B)  relating to Debt of a Restricted Subsidiary and existing at the time it became a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company;

              (C)  that result from the Refinancing of Debt Incurred pursuant to an agreement referred to in clause (1)(A) or (B) above or in clause (2)(A) or (B) below, provided such restriction is no less favorable to the holders of new notes in any material respect, as reasonably determined by the Board of Directors (as evidenced by a resolution of the Board of Directors), than those under the agreement evidencing the Debt so Refinanced;

              (D)  resulting from the Incurrence of any Debt permitted pursuant to the covenant described under "—Limitation on Debt," provided that (i) the restriction is no less favorable to the holders of new notes in any material respect, as reasonably determined by the Board of Directors (as evidenced by a resolution of the Board of Directors), than the restrictions of the same type contained in the Indenture and (ii) the Board of Directors determines (as evidenced by a resolution of the Board of Directors) in good faith that such restrictions will not impair the ability of the Company to make payments of principal and interest on the new notes when due;

              (E)  existing by reason of applicable law; or

              (F)   any contractual requirements incurred with respect to Qualified Receivables Transactions relating exclusively to a Receivables Entity that, in the good faith determination of the Board of Directors of the Company, are customary for Qualified Receivables Transactions; and

            (2)   with respect to clause (c) only, to restrictions:

              (A)  relating to Debt that is permitted to be Incurred and secured pursuant to the covenants described under "—Limitation on Debt" and "—Limitation on Liens" that limit the right of the debtor to dispose of the Property securing such Debt;

              (B)  encumbering Property at the time such Property was acquired by the Company or any Restricted Subsidiary, so long as such restriction relates solely to the Property so acquired and was not created in connection with or in anticipation of such acquisition;

              (C)  resulting from customary provisions restricting subletting or assignment of leases or customary provisions in other agreements that restrict assignment of such agreements or rights thereunder; or

              (D)  customary restrictions contained in agreements relating to the sale or other disposition of Property limiting the transfer of such Property pending the closing of such sale.

        Limitation on Transactions with Affiliates.    The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction"), unless:

          (a)   the terms of such Affiliate Transaction are:

            (1)   set forth in writing;

            (2)   in the best interest of the Company or such Restricted Subsidiary, as the case may be; and

            (3)   no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm's length transaction with a Person that is not an Affiliate of the Company;

          (b)   if such Affiliate Transaction involves aggregate payments or value to the Affiliate in excess of $25.0 million in any 12-month period, the Board of Directors (including a majority of the disinterested members of the Board of Directors) approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clauses (a)(2) and (3) of this paragraph as evidenced by a resolution of the Board of Directors promptly delivered to the Trustee; and

          (c)   if such Affiliate Transaction involves aggregate payments or value to the Affiliate in excess of $75.0 million in any 12-month period, the Company obtains a written opinion from an Independent Financial Advisor to the effect that the consideration to be paid or received in connection with such Affiliate Transaction is fair, from a financial point of view, to the Company and the Restricted Subsidiaries, taken as a whole.

        Notwithstanding the foregoing limitation, the Company or any Restricted Subsidiary may enter into or suffer to exist the following:

          (a)   any transaction or series of transactions between the Company and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries, provided that no more than 5% of the total voting power of the Voting Stock (on a fully diluted basis) of any such Restricted Subsidiary is owned by an Affiliate of the Company (other than a Restricted Subsidiary);

          (b)   any Restricted Payment permitted to be made pursuant to the covenant described under "—Limitation on Restricted Payments" or any Permitted Investment (other than pursuant to clauses (a)(iii), (b), (g), (h), (i), (k) or (l) of the definition of "Permitted Investment");

          (c)   the payment of compensation (including amounts paid pursuant to employee benefit plans) for the personal services of and related indemnities provided to officers, directors, consultants and employees of the Company or any of the Restricted Subsidiaries, so long as the Board of Directors in good faith shall have approved the terms thereof and deemed the services theretofore or thereafter to be performed for such compensation to be fair consideration therefor;

          (d)   loans and advances to employees made in the ordinary course of business in accordance with applicable law and consistent with the past practices of the Company or such Restricted Subsidiary, as the case may be, provided that such loans and advances do not exceed $25.0 million in the aggregate at any one time outstanding;

          (e)   any transaction effected as part of a Qualified Receivables Transaction or any transaction involving the transfer of accounts receivable of the type specified in the definition of "Credit Facilities" and permitted under clause (b) of the second paragraph of the covenant described under "—Limitation on Debt;"

          (f)    payments of customary fees by the Company or any of its Restricted Subsidiaries to Leonard Green & Partners L.P. or any of its Affiliates made for any corporate advisory services or financial advisory, financing, underwriting or placement services or in respect of other investment banking activities including, without limitation, in connection with acquisitions or divestitures, which are approved by a majority of the Board of Directors in good faith;

          (g)   any Affiliate Transaction, if such Affiliate Transaction is with any Person solely in its capacity as a holder of Debt or Capital Stock of the Company or any of its Restricted Subsidiaries, where such Person is treated no more favorably than any other holder of such Debt or Capital Stock of the Company or any of its Restricted Subsidiaries; and

          (h)   any agreement as in effect on the Issue Date or any amendment thereto (so long as such amendment is not disadvantageous to the Holders of the new notes in any material respect) or any transaction contemplated thereby.

        Limitation on Sale and Leaseback Transactions.    The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Property unless:

          (a)   the Company or such Restricted Subsidiary would be entitled to:

            (1)   Incur Debt in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction pursuant to the covenant described under "—Limitation on Debt;" and

            (2)   create a Lien on such Property securing such Attributable Debt without also securing the new notes or the applicable Subsidiary Guarantee pursuant to the covenant described under "—Limitation on Liens;" and

          (b)   such Sale and Leaseback Transaction is effected in compliance with the covenant described under "—Limitation on Asset Sales," provided that such Sale and Leaseback Transaction constitutes an Asset Sale.

        Designation of Restricted and Unrestricted Subsidiaries.    The Board of Directors may designate any Subsidiary of the Company to be an Unrestricted Subsidiary if:

          (a)   the Subsidiary to be so designated does not own any Capital Stock or Debt of, or own or hold any Lien on any Property of, the Company or any other Restricted Subsidiary and is not required to be a Subsidiary Guarantor pursuant to the Indenture; and

          (b)   either:

            (1)   the Subsidiary to be so designated has total assets of $1,000 or less; or

            (2)   such designation is effective immediately upon such entity becoming a Subsidiary of the Company.

Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company will be classified as a Restricted Subsidiary; provided, however, that such Subsidiary shall not be designated a Restricted Subsidiary and shall be automatically classified as an Unrestricted Subsidiary if either of the requirements set forth in clauses (x) and (y) of the second immediately following paragraph will not be satisfied after giving pro forma effect to such classification as a Restricted Subsidiary or if such Person is a Subsidiary of an Unrestricted Subsidiary.

        Except as provided in the first sentence of the preceding paragraph, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary. In addition, neither the Company nor any Restricted Subsidiary shall at any time be directly or indirectly liable for any Debt that provides that the holder thereof may (with the passage of time or notice or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its Stated Maturity upon the occurrence of a default with respect to any Debt, Lien or other obligation of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary).

        The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if, immediately after giving pro forma effect to such designation, (x) the Company could Incur at least $1.00 of additional Debt pursuant to clause (1) of the first paragraph of the covenant described under "—Limitation on Debt," and (y) no Default or Event of Default shall have occurred and be continuing or would result therefrom.

        Any such designation or redesignation by the Board of Directors will be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors giving effect to such designation or redesignation and an Officers' Certificate that:

          (a)   certifies that such designation or redesignation complies with the foregoing provisions; and

          (b)   gives the effective date of such designation or redesignation,

such filing with the Trustee to occur within 45 days after the end of the fiscal quarter of the Company in which such designation or redesignation is made (or, in the case of a designation or redesignation made during the last fiscal quarter of the Company's fiscal year, within 90 days after the end of such fiscal year).

        Guarantees by Subsidiaries.    (a) The Company shall cause each Subsidiary that becomes or is a Collateral Subsidiary Guarantor or an obligor with respect to any of the Secured Obligations (except a Foreign Subsidiary that becomes an obligor solely in respect of Debt or other obligations of itself or another Foreign Subsidiary), in each case, to become a Subsidiary Guarantor by becoming a party to the Senior Subsidiary Guarantee Agreement and the Senior Lien Intercreditor Agreement, if such Subsidiary is not already a Subsidiary Guarantor party thereto, and delivering evidence thereof to the Trustee at the time such Person becomes a Collateral Subsidiary Guarantor or such an obligor.

          (b)   The Company shall not permit any Restricted Subsidiary that is not a Subsidiary Guarantor to Guarantee the payment of any Debt or Capital Stock of the Company (other than Guarantees permitted pursuant to clauses (j) or (o) of the second paragraph of the covenant described under "—Limitation on Debt"), except that a Restricted Subsidiary that is not a Subsidiary Guarantor may Guarantee Debt of the Company, provided that:

              (i)  such Debt and the Debt represented by such Guarantee is permitted by the covenant described under "—Limitation on Debt;"

             (ii)  such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Guarantee of payment of the new notes by such Restricted Subsidiary, and such Guarantee of Debt of the Company:

              (A)  unless such Debt is a Subordinated Obligation, shall be pari passu (or subordinate) in right of payment to and on substantially the same terms as (or less favorable to such Debt than) such Restricted Subsidiary's Guarantee with respect to the new notes; and

              (B)  if such Debt is a Subordinated Obligation, shall be subordinated in right of payment to such Restricted Subsidiary's Guarantee with respect to the new notes.

          (c)   Upon any Subsidiary becoming a Subsidiary Guarantor as described above, such Subsidiary shall deliver to the Trustee an Opinion of Counsel to the effect that:

              (i)  such Guarantee of the new notes has been duly executed and authorized; and

             (ii)  such Guarantee of the new notes constitutes a valid, binding and enforceable obligation of such Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity.

        In addition, no Subsidiary Guarantor shall Guarantee, directly or indirectly, any Debt of the Company that is subordinate or junior in right of payment (without regard to any security interest) to any other Debt of the Company (other than as permitted by the Senior Lien Intercreditor Agreement) unless such Guarantee is expressly subordinate in right of payment to the Subsidiary Guarantee of such Subsidiary Guarantor.

        Additional Security Documents.    From and after the Issue Date, if the Company or any Subsidiary of the Company executes and delivers in respect of any Property of such Person any mortgages, deeds of trust, security agreements, pledge agreements or similar instruments to secure Debt or other obligations that at the time constitute Secured Obligations (except for a Foreign Subsidiary that does so solely in respect of Debt or other obligations of itself or another Foreign Subsidiary), then the Company will, or will cause such Subsidiary to, execute and deliver substantially identical mortgages, deeds of trust, security agreements, pledge agreements or similar instruments in order to vest in the Senior Collateral Agent a perfected first priority security interest, subject only to Permitted Liens, the Senior Lien Intercreditor Agreement and the Collateral Trust and Intercreditor Agreement, in such Property for the benefit of the Trustee on behalf of the Holders of the new notes, among others, and thereupon all provisions of the Indenture relating to the Collateral will be deemed to relate to such Property to the same extent and with the same force and effect.

Merger, Consolidation and Sale of Property

        The Company will not merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Restricted Subsidiary into the Company) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions unless:

          (a)   the Company will be the surviving Person (the "Surviving Person") or the Surviving Person (if other than the Company) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made will be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

          (b)   the Surviving Person (if other than the Company) expressly assumes, by supplemental indenture in form reasonably satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the new notes, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the Indenture to be performed by the Company;

          (c)   in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of the Company, such Property shall have been transferred as an entirety or virtually as an entirety to one Person;

          (d)   immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (d) and clause (e) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person or such Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

          (e)   immediately after giving effect to such transaction or series of transactions on a pro forma basis, either (i) the Company or the Surviving Person, as the case may be, would be able to Incur at least $1.00 of additional Debt under clause (1) of the first paragraph of the covenant described under "—Restrictive Covenants—Limitation on Debt" or (ii) the Surviving Person would have a Consolidated Interest Coverage Ratio which is not less than the Consolidated Interest Coverage Ratio of the Company immediately prior to such transaction or series of transactions; and

          (f)    the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto comply with this covenant and that all conditions precedent herein provided for relating to such transaction have been satisfied.

        The Company shall not permit any Subsidiary Guarantor to merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Restricted Subsidiary into such Subsidiary Guarantor, or a merger of a Subsidiary Guarantor into the Company or another Subsidiary Guarantor) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions unless:

          (a)   such Subsidiary Guarantor will be the Surviving Person or the Surviving Person (if other than such Subsidiary Guarantor) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made will be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

          (b)   the Surviving Person (if other than such Subsidiary Guarantor) expressly assumes, by a Subsidiary Guarantee or a supplement to the Senior Subsidiary Guarantee Agreement or a supplemental indenture in form reasonably satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual performance and observance of all the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee;

          (c)   immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (c), any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person, the Company or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person, the Company or such Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing; and

          (d)   the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction and such Subsidiary Guarantee, if any, in respect thereto comply with this covenant and that all conditions precedent herein provided for relating to such transaction have been satisfied.

        The foregoing provisions (other than clause (c)) shall not apply to (i) any transactions which do not constitute an Asset Sale if the Subsidiary Guarantor is otherwise being released from its Subsidiary Guarantee at the time of such transaction in accordance with the Indenture and the Senior Collateral Documents or (ii) any transactions which constitute an Asset Sale if the Company has complied with the covenant described under "—Restrictive Covenants—Limitation on Asset Sales" and the Subsidiary Guarantor is released from its Subsidiary Guarantee at the time of such transaction in accordance with the Indenture and the Senior Collateral Documents.

        The Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the Company under the Indenture (or of the Subsidiary Guarantor under the Subsidiary Guarantee, as the case may be), but the predecessor Company in the case of:

          (a)   a sale, transfer, assignment, conveyance or other disposition (unless such sale, transfer, assignment, conveyance or other disposition is of all or substantially all the assets of the Company as an entirety or virtually as an entirety); or

          (b)   a lease,

shall not be released from any obligation to pay the principal of, premium, if any, and interest on, the new notes.

SEC Reports

        Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the Commission and provide the Trustee with such annual and quarterly reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections; provided, however, that the Company will not be so obligated to file such information, documents and reports with the Commission if the Commission does not permit such filings; provided further, however, that the Company will be required to provide to holders of new notes and the Trustee any such information, documents or reports that are not so filed.

        Notwithstanding anything herein to the contrary, the Company will not be deemed to have failed to comply with any of its obligations hereunder for purposes of clause (4) under "—Events of Default" until 120 days after the date any report hereunder is due.

Events of Default

        Events of Default in respect of the new notes include:

          (1)   failure to make the payment of any interest on the new notes when the same becomes due and payable, and such failure continues for a period of 30 days;

          (2)   failure to make the payment of any principal of, or premium, if any, on, any of the new notes when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise;

          (3)   failure to comply with the covenant described under "—Merger, Consolidation and Sale of Property;"

          (4)   failure to comply with any other covenant or agreement in the new notes or in the Indenture (other than a failure that is the subject of the foregoing clause (1), (2) or (3)) and such failure continues for 30 days after written notice is given to the Company as provided below;

          (5)   a default under any Debt by the Company or any Restricted Subsidiary that results in acceleration of the final maturity of such Debt, or failure to pay any such Debt at final maturity (giving effect to applicable grace periods), in an aggregate amount greater than $35.0 million or its foreign currency equivalent at the time (the "cross acceleration provisions");

          (6)   any judgment or judgments for the payment of money in an aggregate amount in excess of $35.0 million (or its foreign currency equivalent at the time) that shall be rendered against the Company or any Restricted Subsidiary and that shall not be waived, satisfied or discharged for any period of 30 consecutive days during which a stay of enforcement shall not be in effect (the "judgment default provisions");

          (7)   certain events involving bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary (the "bankruptcy provisions");

          (8)   any Subsidiary Guarantee of a Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of the Senior Collateral Documents and the Indenture as the same may be amended from time to time) and such default continues for 20 days after notice or any Subsidiary Guarantor that is a Significant Subsidiary denies or disaffirms its obligations under its Subsidiary Guarantee (the "guarantee provisions"); and

          (9)   the material impairment of the security interests under the Senior Collateral Documents (other than in accordance with the terms of the Senior Collateral Documents and the Indenture as each may be amended from time to time) for any reason other than the satisfaction in full of all obligations under the Indenture and discharge of the Senior Collateral Documents and the Indenture or any security interest created thereunder shall be declared invalid or unenforceable or the Company or any of its Subsidiaries asserting, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable (the "security default provisions").

        A Default under clause (4), (8) or (9) is not an Event of Default until the Trustee or the holders of not less than 25% in aggregate principal amount of the new notes then outstanding notify the Company (and in the case of such notice by holders of new notes, the Trustee) of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

        The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event that with the giving of notice or the lapse of time would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

        If an Event of Default with respect to the new notes (other than an Event of Default resulting from certain events involving bankruptcy, insolvency or reorganization with respect to the Company) shall have occurred and be continuing, the Trustee or the holders of not less than 25% in aggregate principal amount of the new notes then outstanding may declare to be immediately due and payable the principal amount at maturity of all the new notes then outstanding, plus accrued but unpaid interest to the date of acceleration. In case an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization with respect to the Company shall occur, such amount with respect to all the new notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of the new notes. After any such acceleration, but before a judgment or decree based on acceleration is obtained by the Trustee, the holders of a majority in aggregate principal amount of the new notes then outstanding may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, premium or interest, have been cured or waived as provided in the Indenture.

        Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders of the new notes, unless such holders shall have offered to the Trustee indemnity satisfactory to the Trustee. Subject to such provisions for the indemnification of the Trustee, the holders of a majority in aggregate principal amount of the new notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the new notes.

        No holder of new notes will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless:

          (a)   such holder has previously given to the Trustee written notice of a continuing Event of Default;

          (b)   the holders of at least 25% in aggregate principal amount of the new notes then outstanding have made written request and offered indemnity satisfactory to the Trustee to institute such proceeding as trustee; and

          (c)   the Trustee shall not have received from the holders of a majority in aggregate principal amount of the new notes then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

        However, such limitations do not apply to a suit instituted by a holder of any new note for enforcement of payment of the principal of, and premium, if any, or interest on, such new note on or after the respective due dates expressed in such new note.

Amendments and Waivers

        (a)   Subject to exceptions, the Indenture and, subject to any other consent required under the terms of the applicable Collateral Documents, such Collateral Documents may be amended with the consent of the holders of a majority in aggregate principal amount of the new notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the new notes) and (subject as aforesaid) any past default or compliance with any provisions may also be waived (except, in the case of the Indenture, a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of each holder of an outstanding new note) with the consent of the holders of at least a majority in aggregate principal amount of the new notes then outstanding. However, without the consent of each holder affected thereby, no amendment may, among other things:

          (1)   amend the Indenture to reduce the amount of new notes whose holders are required to consent to an amendment or waiver;

          (2)   amend the Indenture to reduce the rate of or extend the time for payment of interest on any new note;

          (3)   amend the Indenture to reduce the principal of or extend the Stated Maturity of any new note;

          (4)   amend the Indenture to make any new note payable in money other than that stated in the new note;

          (5)   amend the Indenture or any Subsidiary Guarantee to impair the right of any holder of the new notes to receive payment of principal of and interest on such holder's new notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's new notes or any Subsidiary Guarantee (except as set forth in the Senior Lien Intercreditor Agreement);

          (6)   amend the Indenture or any Subsidiary Guarantee to subordinate the new notes or any Subsidiary Guarantee to any other obligation of the Company or the applicable Subsidiary Guarantor (except as set forth in the Senior Lien Intercreditor Agreement);

          (7)   amend the Indenture to reduce the premium payable upon the redemption of any new note or change the time at which any new note may be redeemed, as described under "—Optional Redemption;"

          (8)   amend the Indenture to reduce the premium payable upon a Change of Control or, at any time after a Change of Control has occurred, amend the definition of Change of Control or change the time at which the Change of Control Offer relating thereto must be made or at which the new notes must be repurchased pursuant to such Change of Control Offer, and

          (9)   at any time after the Company is obligated to make a Prepayment Offer with the Excess Proceeds from Asset Sales, amend the Indenture to change the time at which such Prepayment Offer must be made or at which the new notes must be repurchased pursuant thereto.

        (b)   In addition, without the consent of at least 75% in aggregate principal amount of new notes then outstanding, an amendment, supplement or waiver may not:

          (1)   modify any Collateral Document or the provisions of the Indenture dealing with the Collateral Documents or application of trust moneys, or otherwise release any Collateral or any Subsidiary Guarantee other than in accordance with the Indenture or the Collateral Documents; or

          (2)   modify the Senior Lien Intercreditor Agreement or the Collateral Trust and Intercreditor Agreement in any manner materially adverse to the Holders other than in accordance with the Indenture or the Collateral Documents.

        (c)   Without the consent of any holder of the new notes, the Company and the Trustee may amend the Indenture and, subject to any other consent required under the terms of the applicable Collateral Documents, the Collateral Documents to:

          (1)   cure any ambiguity, omission, defect or inconsistency;

          (2)   provide for the assumption by a successor corporation of the obligations of the Company or any Subsidiary Guarantor under the Indenture or any Collateral Documents;

          (3)   provide for uncertificated new notes in addition to or in place of certificated new notes (provided that the uncertificated new notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated new notes are described in section 163(f)(2)(b) of the Code);

          (4)   add additional Guarantees with respect to the new notes or release Subsidiary Guarantors from Subsidiary Guarantees as provided by the terms of the Indenture or the Subsidiary Guarantees;

          (5)   further secure the new notes (and if such security interest includes Liens on Property of the Company, provide for releases of such Property on terms comparable to the terms on which Collateral constituting Property of Subsidiary Guarantors may be released), release any Collateral used, sold, transferred or otherwise disposed of in accordance with the terms of the Senior Debt Documents and the Collateral Trust and Intercreditor Agreement, add to the covenants of the Company or the Subsidiary Guarantors for the benefit of the Holders of the new notes or surrender any right or power conferred upon the Company;

          (6)   in the case of the Indenture, make any change that does not adversely affect the rights of any holder of the new notes;

          (7)   make any change to comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act; or

          (8)   conform the Indenture or the new notes to the "Description of the New Notes" section in this prospectus.

        Each Holder of new notes, by its acceptance thereof, will be deemed to have consented and agreed to the terms of each Collateral Document, as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of the Indenture, authorizes and directs the Trustee to enter into the Collateral Documents to which it is a party, and authorizes and empowers the Trustee and (through the Collateral Trust and Intercreditor Agreement and the Senior Lien Intercreditor Agreement) the Senior Collateral Agent to bind the Holders of new notes and other holders of Senior Obligations as set forth in the Collateral Documents to which they are a party and to perform its obligations and exercise its rights and powers thereunder, including entering into amendments permitted by the terms of the Indenture or the Senior Collateral Documents.

        Notwithstanding the foregoing, no such consent or deemed consent shall be deemed or construed to represent an amendment or waiver, in whole or in part, of any provision of the Indenture or the new notes.

        The foregoing will not limit the right of the Company to amend, waive or otherwise modify the Collateral Documents in accordance with their terms.

        The consent of the Holders of the new notes is not necessary to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment becomes effective, the Company is required to mail to each holder of the new notes at such holder's address appearing in the Security Register a notice briefly describing such amendment. However, the failure to give such notice to all Holders of the new notes, or any defect therein, will not impair or affect the validity of the amendment.

Defeasance

        The Company at any time may terminate all its obligations under the new notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the new notes, to replace mutilated, destroyed, lost or stolen new notes and to maintain a registrar and paying agent in respect of the new notes.

        The Company at any time may terminate:

          (1)   its obligations under the covenants described under "—Repurchase at the Option of Holders Upon a Change of Control" and "—Restrictive Covenants;"

          (2)   the operation of the cross acceleration provisions, the judgment default provisions, the bankruptcy provisions with respect to Significant Subsidiaries, the guarantee provisions and the security default provisions described under "—Events of Default" above; and

          (3)   the limitations contained in clause (e) under the first paragraph of "—Merger, Consolidation and Sale of Property" above ("covenant defeasance").

        The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

        If the Company exercises its legal defeasance option, payment of the new notes may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the new notes may not be accelerated because of an Event of Default specified in clause (4) (with respect to the covenants described under "—Restrictive Covenants"), (5), (6), (7) (with respect only to Significant Subsidiaries), (8) or (9) under "—Events of Default" above or because of the failure of the Company to comply with clause (e) under the first paragraph of "—Merger, Consolidation and Sale of Property" above. If the Company exercises its legal defeasance option or its covenant defeasance option, the Senior Liens, as they pertain to the new notes, will be released and each Subsidiary Guarantor will be released from all its obligations under its Subsidiary Guarantee, as it pertains to the new notes.

        The legal defeasance option or the covenant defeasance option may be exercised only if:

          (a)   the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of, and interest on, the new notes to maturity or redemption, as the case may be;

          (b)   the Company delivers to the Trustee a certificate from a nationally recognized firm of independent certified public accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the new notes to maturity or redemption, as the case may be;

          (c)   123 days pass after the deposit is made and during the 123-day period no Default described in clause (7) under "—Events of Default" occurs with respect to the Company or any other Person making such deposit which is continuing at the end of the period;

          (d)   no Default or Event of Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

          (e)   such deposit does not constitute a default under any other agreement or instrument binding on the Company;

          (f)    the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

          (g)   in the case of the legal defeasance option, the Company delivers to the Trustee an Opinion of Counsel stating that:

            (1)   the Company has received from the Internal Revenue Service a ruling; or

            (2)   since the date of the Indenture there has been a change in the applicable Federal income tax law, to the effect, in either case, that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the new notes will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such defeasance has not occurred;

          (h)   in the case of the covenant defeasance option, the Company delivers to the Trustee an Opinion of Counsel to the effect that the Holders of the new notes will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

          (i)    the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the new notes have been complied with as required by the Indenture.

Governing Law

        The Indenture, the new notes and the Collateral Documents are governed by the laws of the State of New York without reference to principles of conflicts of law.

The Trustee

        The Bank of New York Mellon Trust Company, N.A., is the Trustee under the Indenture.

        Except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such of the rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

Definitions

        Set forth below is a summary of the defined terms used in the Description of the New Notes above. Reference is made to the Indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided. Unless the context otherwise requires, an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP.

        "Additional Assets" means:

          (a)   any Property (other than cash, cash equivalents and securities) to be owned by the Company or any Restricted Subsidiary and used in a Related Business; or

          (b)   Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary from any Person other than the Company or an Affiliate of the Company; provided, however, that, in the case of this clause (b), such Restricted Subsidiary is primarily engaged in a Related Business.

        "Additional Senior Debt" means any Debt of the Company (other than Debt constituting Senior Loan Obligations) Guaranteed by the Subsidiary Guarantors pursuant to the Senior Subsidiary Guarantee Agreement (and not guaranteed by any other Subsidiary) with such Guarantees secured by the Senior Collateral on a pari passu basis with the Senior Loan Obligations (but without regard to control of remedies); provided, however, that such Debt is permitted to be incurred, secured and guaranteed on such basis by the Indenture and the Senior Debt Documents.

        "Additional Senior Debt Documents" means, with respect to any series, issue or class of Additional Senior Debt, the promissory notes, indentures, Collateral Documents or other operative agreements evidencing or governing such Debt, including the Senior Collateral Documents, as the same may be amended, restated, supplemented or otherwise modified from time to time.

        "Additional Senior Debt Facility" means each indenture or other governing agreement with respect to any Additional Senior Debt, as the same may be amended, restated, supplemented or otherwise modified from time to time.

        "Additional Senior Debt Obligations" means, with respect to any series, issue or class of Additional Senior Debt, (a) all principal of and interest (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Company, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to such Additional Senior Debt, (b) all other amounts payable to the related Additional Senior Debt Parties under the related Additional Senior Debt Documents and (c) any renewals, extensions or Refinancings of the foregoing.

        "Additional Senior Debt Parties" means, with respect to any series, issue or class of Additional Senior Debt, the holders of such indebtedness from time to time, any trustee or agent therefor under any related Additional Senior Debt Documents and the beneficiaries of each indemnification obligation undertaken by the Company or any Obligor under any related Additional Senior Debt Documents, but shall not include the Obligors or any controlled Affiliates thereof (unless such Obligor or controlled Affiliate is a holder of such Debt, a trustee or agent therefor or a beneficiary of such an indemnification obligation named as such in an Additional Senior Debt Document).

        "Affiliate" of any specified Person means:

          (a)   any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; or

          (b)   any other Person who is a director or executive officer of:

            (1)   such specified Person;

            (2)   any Subsidiary of such specified Person; or

            (3)   any Person described in clause (a) above.

        For the purposes of this definition, "control", when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        For purposes of this definition, The Jean Coutu Group (PJC), Inc. and its Affiliates shall be "Affiliates" of the Company so long as The Jean Coutu Group (PJC), Inc. beneficially owns more than 10% of the Voting Stock of the Company.

        "Applicable Authorized Representative" means, with respect to any Shared Collateral, (i) until the Senior Loan Obligation Payment Date, the representative of the lenders under the Senior Credit Facility and (ii) from and after the Senior Loan Obligation Payment Date, the Major Additional Senior Representative.

        "Asset Sale" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of:

          (a)   any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares); or

          (b)   any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary,

  in the case of either clause (a) or clause (b) above, whether in a single transaction or a series of related transactions, (i) that have a Fair Market Value in excess of $15.0 million or (ii) for aggregate consideration in excess of $15.0 million, other than, in the case of clause (a) or (b) above:

            (1)   any disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Restricted Subsidiary;

            (2)   any disposition that constitutes a Permitted Investment or Restricted Payment permitted by the covenant described under "—Restrictive Covenants—Limitation on Restricted Payments;"

            (3)   any disposition effected in compliance with the first paragraph of the covenant described under "—Merger, Consolidation and Sale of Property;"

            (4)   a sale of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" to a Receivables Entity;

            (5)   a transfer of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" (or a fractional undivided interest therein) by a Receivables Entity in connection with a Qualified Receivables Transaction; or

            (6)   a sale by the Company or a Restricted Subsidiary of Property by way of a Sale and Leaseback Transaction, but only if (a) such Property was owned by the Company or a Restricted Subsidiary on or after the Issue Date, (b) the requirements of clause (a) of the covenant described under "—Restrictive Covenants—Limitation on Sale and Leaseback Transactions" are satisfied with respect to such Sale and Leaseback Transaction, (c) the requirements of clauses (a), (b) and (c) of the first paragraph of the covenant described under "—Restrictive Covenants—Limitation on Asset Sales" are satisfied as though such Sale and Leaseback Transaction constituted an Asset Sale and (d) the aggregate Fair Market Value of such Property, when added to the Fair Market Value of all other sales of Property pursuant to this clause (6) since the Issue Date, does not exceed $150.0 million.

        "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at any date of determination:

          (a)   if such Sale and Leaseback Transaction is a Capital Lease Obligation, the amount of Debt represented thereby according to the definition of "Capital Lease Obligations," and

          (b)   in all other instances, the greater of:

            (1)   the Fair Market Value of the Property subject to such Sale and Leaseback Transaction; and

            (2)   the present value (discounted at the interest rate borne by the new notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (in each case including any period for which such lease has been extended).

        "Authorized Representative" means (i) in the case of any Senior Loan Obligations or the Senior Loan Parties, the representative of the lenders under the Senior Credit Facility, (ii) in the case of the 9.750% Notes due 2016, the trustee for the holders of such notes, (iii) in the case of the new notes, the Trustee, and (iv) in the case of any Series of Additional Senior Debt Obligations or Additional Senior Debt Parties that become subject to the Senior Lien Intercreditor Agreement, the Senior Representative named for such Series in the applicable Joinder Agreement.

        "Average Life" means, as of any date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing:

          (a)   the sum of the product of the numbers of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by

          (b)   the sum of all such payments.

        "Bankruptcy Code" means Title 11 of the United States Code, as amended.

        "Bankruptcy Law" means the Bankruptcy Code and any similar Federal, state or foreign law for the relief of debtors.

        "Board of Directors" means the board of directors of the Company or any duly authorized and constituted committee thereof.

        "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York, New York, are authorized or obligated by law, regulation, executive order or governmental decree to close.

        "Capital Lease Obligations" means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of "—Restrictive Covenants—Limitation on Liens," a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

        "Capital Stock" means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest.

        "Capital Stock Sale Proceeds" means the aggregate cash proceeds received by the Company from the issuance or sale (other than to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees) by the Company of its Capital Stock (other than Disqualified Stock) after the Issue Date, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

        "Change of Control" means the occurrence of any of the following events:

          (a)   if any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act (other than one or more Permitted Holders), becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of

  40% or more of the total voting power of the Voting Stock of the Company (for purposes of this clause (a), such person or group shall be deemed to beneficially own any Voting Stock of a corporation held by any other corporation (the "parent corporation") so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of such parent corporation); or

          (b)   the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of the Company and the Restricted Subsidiaries, considered as a whole (other than a disposition of such assets as an entirety or virtually as an entirety to a Wholly Owned Restricted Subsidiary) shall have occurred, or the Company merges, consolidates or amalgamates with or into any other Person or any other Person merges, consolidates or amalgamates with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other Property, other than any such transaction where:

            (1)   the outstanding Voting Stock of the Company is reclassified into or exchanged for other Voting Stock of the Company or for Voting Stock of the surviving corporation; and

            (2)   the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the Company or the surviving corporation immediately after such transaction and in substantially the same proportion as before the transaction; or

          (c)   during any period of two consecutive years commencing after the Issue Date, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election or appointment by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of not less than three fourths of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

          (d)   the shareholders of the Company shall have approved any plan of liquidation or dissolution of the Company.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Collateral" means the Senior Collateral and the Second Priority Collateral.

        "Collateral Disposition" means (a) any sale, transfer or other disposition of Collateral (including any property or assets that would constitute Collateral but for the release of the Senior Lien and the Second Priority Lien with respect thereto in connection with such sale, transfer or other disposition), or (b) any casualty or other insured damage or Condemnation with respect to Collateral.

        "Collateral Documents" means (a) the Senior Collateral Documents and (b) the Second Priority Collateral Documents.

        "Collateral Subsidiary Guarantor" means any Subsidiary of the Company that is a party to the Senior Subsidiary Guarantee Agreement or the Second Priority Subsidiary Guarantee Agreement.

        "Collateral Trust and Intercreditor Agreement" means the Amended and Restated Collateral Trust and Intercreditor Agreement, dated as of June 5, 2009, among the Company, the Subsidiary Guarantors, the Second Priority Collateral Trustee, the Senior Collateral Agent and each Second Priority Representative, as the same may be amended, restated, supplemented or otherwise modified from time to time.

        "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of the Indenture such

Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

        "Commodity Price Protection Agreement" means, in respect of a Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices.

        "Condemnation" means any action or proceeding for the taking of any assets of the Company or its Subsidiaries, or any part thereof or interest therein, for public or quasi public use under the power of eminent domain, by reason of any similar public improvement or condemnation proceeding.

        "Consolidated Interest Coverage Ratio" means, as of any date of determination, the ratio of:

          (a)   the aggregate amount of EBITDA for the most recent four consecutive fiscal quarters for which internal financial statements are available prior to such determination date to

          (b)   Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

            (1)   if

              (A)  since the beginning of such period the Company or any Restricted Subsidiary has Incurred any Debt that remains outstanding or Repaid any Debt; or

              (B)  the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is an Incurrence or Repayment of Debt,

Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Incurrence or Repayment as if such Debt was Incurred or Repaid on the first day of such period; provided that, in the event of any such Repayment of Debt, EBITDA for such period shall be calculated as if the Company or such Restricted Subsidiary had not earned any interest income actually earned during such period in respect of the funds used to Repay such Debt, and

            (2)   if

              (A)  since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Sale or an Investment (by merger or otherwise) in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of Property which constitutes all or substantially all of an operating unit of a business;

              (B)  the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is such an Asset Sale, Investment or acquisition; or

              (C)  since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made such an Asset Sale, Investment or acquisition, EBITDA for such period shall be calculated after giving pro forma effect to such Asset Sale, Investment or acquisition as if such Asset Sale, Investment or acquisition occurred on the first day of such period.

        If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense payable with respect to such Debt shall be calculated as if the base interest rate in effect for such floating rate of interest on the date of determination had been the applicable base interest rate for the entire period (taking into account any Interest Rate Agreement applicable to such Debt if such Interest Rate Agreement has a remaining term in excess of 12 months). In the event the Capital Stock of any Restricted Subsidiary is sold during the period, the Company shall be deemed, for purposes of clause (1) above, to have Repaid during such period the Debt of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Debt after such sale.

        "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries (excluding the non-cash interest expense related to (x) litigation reserves, (y) closed store liability reserves and (z) self-insurance reserves), plus, to the extent not included in such total interest expense, and to the extent Incurred by the Company or its Restricted Subsidiaries, and without duplication:

          (a)   interest expense attributable to Capital Lease Obligations;

          (b)   amortization of debt discount and debt issuance cost, including commitment fees;

          (c)   capitalized interest;

          (d)   non-cash interest expense other than expenses under clauses (x), (y) and (z) above;

          (e)   commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing;

          (f)    net costs associated with Hedging Obligations (including amortization of fees but excluding costs associated with forward contracts for inventory in the ordinary course of business);

          (g)   Disqualified Stock Dividends;

          (h)   Preferred Stock Dividends;

          (i)    interest Incurred in connection with Investments in discontinued operations;

          (j)    interest accruing on any Debt of any other Person to the extent such Debt is Guaranteed by the Company or any Restricted Subsidiary; and

          (k)   the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Debt Incurred by such plan or trust.

        Any program fees or liquidity fees on unused amounts related to any Qualified Receivables Transaction shall not be included in Consolidated Interest Expense, unless otherwise required by GAAP.

        "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

          (a)   any net income (loss) of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

            (1)   subject to the exclusion contained in clause (d) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (c) below); and

            (2)   the Company's equity in a net loss of any such Person other than an Unrestricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

          (b)   [intentionally omitted];

          (c)   any net income (loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to the Company, except that:

            (1)   subject to the exclusion contained in clause (d) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause); and

            (2)   the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

          (d)   any gain or loss realized upon the sale or other disposition of any Property of the Company or any of its consolidated Subsidiaries (including pursuant to any Sale and Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business;

          (e)   any extraordinary gain or loss;

          (f)    the cumulative effect of a change in accounting principles;

          (g)   any non-cash compensation expense realized for grants of performance shares, stock options or other rights to officers, directors and employees of the Company or any Restricted Subsidiary; provided that such shares, options or other rights can be redeemed at the option of the holder only for Capital Stock of the Company (other than Disqualified Stock);

          (h)   store closing costs;

          (i)    non-cash charges or credits that relate to use of the last-in-first-out method of accounting for inventory; and

          (j)    loss on debt modifications.

        Notwithstanding the foregoing, for purposes of the covenant described under "—Restrictive Covenants—Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (c)(4) thereof.

        "Controlling Secured Parties" means, with respect to any Shared Collateral, the Series of Senior Secured Parties whose Senior Representative is the Applicable Authorized Representative for such Shared Collateral.

        "Credit Facilities" means, with respect to the Company or any Restricted Subsidiary, one or more debt or commercial paper facilities with banks or other institutional lenders (including the Senior Credit Facilities), providing for revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory to such lenders or to special purpose, bankruptcy remote entities formed to borrow from such lenders against such receivables or inventory), or trade letters of credit, in each case together with Refinancings thereof on any basis so long as such Refinancing constitutes Debt.

        "Currency Exchange Protection Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.

        "Debt" means, with respect to any Person on any date of determination (without duplication):

          (a)   the principal of and premium (if any) in respect of:

            (1)   debt of such Person for money borrowed; and

            (2)   debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

          (b)   all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by such Person;

          (c)   all obligations of such Person issued or assumed as the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

          (d)   all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

          (e)   the amount of all obligations of such Person with respect to the Repayment of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

          (f)    all obligations of the type referred to in clauses (a) through (e) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

          (g)   all obligations of the type referred to in clauses (a) through (f) of other Persons secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such Property or the amount of the obligation so secured; and

          (h)   to the extent not otherwise included in this definition, Hedging Obligations of such Person.

        The amount of Debt of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. The amount of Debt represented by a Hedging Obligation shall be equal to:

          (1)   zero if such Hedging Obligation has been Incurred pursuant to clause (g) or (h) of the second paragraph of the covenant described under "—Restrictive Covenants—Limitation on Debt"; or

          (2)   the notional amount of such Hedging Obligation if not Incurred pursuant to such clauses.

        "Debt Issuances" means, with respect to the Company or any Restricted Subsidiary, one or more issuances of Debt evidenced by notes, debentures, bonds or other similar securities or instruments.

        "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

        "Disqualified Stock" means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise:

          (a)   matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

          (b)   is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part; or

          (c)   is convertible or exchangeable at the option of the holder thereof for Debt or Disqualified Stock;

        on or prior to, in the case of clause (a), (b) or (c), the first anniversary of the Stated Maturity of the new notes.

        "Disqualified Stock Dividends" means all dividends with respect to Disqualified Stock of the Company held by Persons other than a Wholly Owned Restricted Subsidiary. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the Company.

        "EBITDA" means, for any period, an amount equal to, for the Company and its consolidated Restricted Subsidiaries:

          (a)   the sum of Consolidated Net Income for such period, plus the following to the extent reducing Consolidated Net Income for such period:

            (1)   the provision for taxes based on income or profits or utilized in computing net loss;

            (2)   Consolidated Interest Expense and non-cash interest expense related to litigation reserves, closed store liability reserves and self-insurance reserves, to the extent excluded from Consolidated Interest Expense;

            (3)   depreciation;

            (4)   amortization of intangibles;

            (5)   non-cash impairment charges;

            (6)   any expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the Incurrence of Debt permitted to be Incurred by the Indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the offering of Credit Facilities, Qualified Receivables Transactions or Debt Issuances and other Debt and (ii) any amendment or other modification of Credit Facilities, Qualified Receivables Transactions or Debt Issuances and, in each case, deducted (and not added back) in computing Consolidated Net Income;

            (7)   the amount of any restructuring charges, integration costs or other business optimization expenses or reserves deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs (including costs related to the closure and/or consolidation of stores) incurred in connection with acquisitions on or after June 4, 2007;

            (8)   the amount of net cost savings projected by the Company in good faith to be realized as a result of specified actions taken or initiated during or prior to such period (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions;

    provided that (x) such cost savings are reasonably identifiable and factually supportable, (y) such actions are taken no later than 36 months after June 4, 2007 and (z) the aggregate amount of cost savings added pursuant to this clause (8) shall not exceed $150.0 million for any four consecutive quarter period (which adjustments may be incremental to pro forma cost savings adjustments made pursuant to the definition of "Consolidated Interest Coverage Ratio"); and

            (9)   any other non-cash items (other than any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period), minus

          (b)   all non-cash items increasing Consolidated Net Income for such period (other than any such non-cash item to the extent that it will result in the receipt of cash payments in any future period).

Notwithstanding the foregoing clause (a), the provision for taxes and the depreciation, amortization and non-cash items of a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its shareholders.

        "Equipment Financing Transaction" means any arrangement (together with any Refinancing thereof) with any Person pursuant to which the Company or any Restricted Subsidiary Incurs Debt secured by a Lien on equipment or equipment related property of the Company or any Restricted Subsidiary.

        "Equity Offering" means (a) an underwritten offering of common stock of the Company by the Company pursuant to an effective registration statement under the Securities Act or (b) so long as the Company's common stock is, at the time, listed or quoted on a national securities exchange (as such term is defined in the Exchange Act), an offering of common stock by the Company in a transaction exempt from or not subject to the registration requirements of the Securities Act.

        "Event of Default" has the meaning set forth under "—Events of Default."

        "Exchange Act" means the Securities Exchange Act of 1934.

        "Expansion Capital Expenditure" means any capital expenditure incurred by the Company or any Restricted Subsidiary in developing, relocating, integrating, remodeling and refurbishing a warehouse, distribution center, store or other facility (other than ordinary course maintenance) for carrying on the business of the Company and its Restricted Subsidiaries that the Board of Directors determines in good faith will enhance the income generating ability of the warehouse, distribution center, store or other facility.

        "Fair Market Value" means, with respect to any Property, the price that could be negotiated in an arm's length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Pressure or compulsion shall not include sales of Property conducted in compliance with the requirements of a regulatory authority in connection with an acquisition or merger permitted by the Indenture. Fair Market Value shall be determined, except as otherwise provided:

          (a)   if such Property has a Fair Market Value equal to or less than $25.0 million, by any Officer of the Company; or

          (b)   if such Property has a Fair Market Value in excess of $25.0 million, by a majority of the Board of Directors and evidenced by a resolution of the Board of Directors, dated within 30 days of the relevant transaction, delivered to the Trustee.

        "Foreign Subsidiary" means any Subsidiary of the Company which (a) is organized under the laws of any jurisdiction outside of the United States, (b) is organized under the laws of Puerto Rico or the U.S. Virgin Islands, (c) has substantially all its operations outside of the United States, (d) has substantially all its operations in Puerto Rico or the U.S. Virgin Islands or (e) does not own any material assets other than Capital Stock of one or more Subsidiaries of the type described in (a) through (d) above.

        "GAAP" means United States generally accepted accounting principles as in effect on October 26, 2009, including those set forth:

          (a)   in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

          (b)   in the statements and pronouncements of the Financial Accounting Standards Board;

          (c)   in such other statements by such other entity as approved by a significant segment of the accounting profession; and

          (d)   the rules and regulations of the Commission governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the Commission.

        "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

          (a)   to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

          (b)   entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part);

        provided, however, that the term "Guarantee" shall not include:

            (1)   endorsements for collection or deposit in the ordinary course of business; or

            (2)   a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment under clause (b) of the definition of "Permitted Investment."

        The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

        "Hedging Obligation" of any Person means any obligation of such Person pursuant to any Interest Rate Agreement, Currency Exchange Protection Agreement, Commodity Price Protection Agreement or any other similar agreement or arrangement.

        "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and "Incurrence" and "Incurred" shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of such Debt; provided further, however, that any Debt or other obligations of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary; and provided further, however, that solely for purposes of determining compliance with "—Restrictive Covenants—Limitation on Debt," amortization of debt discount shall not be deemed to be the Incurrence of Debt; provided that in the case of Debt sold at a discount, the amount of such Debt Incurred shall at all times be the aggregate principal amount at Stated Maturity.

        "Independent Financial Advisor" means an investment banking firm of national standing or any third party appraiser of national standing; provided that such firm or appraiser is not an Affiliate of the Company.

        "Insolvency or Liquidation Proceeding" means:

          (a)   any case commenced by or against the Company or any Subsidiary Guarantor under any Bankruptcy Law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any Subsidiary Guarantor, any receivership or assignment for the benefit of creditors relating to the Company or any Subsidiary Guarantor or any similar case or proceeding relative to the Company or any Subsidiary Guarantor or its creditors, as such, in each case whether or not voluntary; or

          (b)   any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any Subsidiary Guarantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency, except for any liquidation or dissolution permitted under the Senior Debt Documents.

        "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect against fluctuations in interest rates.

        "Investment" by any Person means any direct or indirect loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person), advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person. For purposes of the covenant described under "—Restrictive Covenants—Limitation on Restricted Payments," "—Restrictive Covenants—Designation of Restricted and Unrestricted Subsidiaries" and the definition of "Restricted Payment," "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary of an amount (if positive) equal to:

          (a)   the Company's "Investment" in such Subsidiary at the time of such redesignation;

less

          (b)   the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation.

        In determining the amount of any Investment made by transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such Investment.

        "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P, without regard to outlook.

        "Issue Date" means the date on which the new notes are initially issued.

        "Joinder Agreement" means the documents required to be delivered by a Senior Representative to the Senior Collateral Agent in order to establish an additional Series of Senior Obligations and Senior Secured Parties under the Senior Lien Intercreditor Agreement.

        "Lien" means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction).

        "Major Additional Senior Representative" means the Senior Representative in respect of the Additional Senior Debt Facility under which the largest outstanding principal amount of Additional Senior Debt Obligations are then outstanding.

        "Moody's" means Moody's Investors Service, Inc., or any successor to the rating agency business thereof.

        "Net Available Cash" from any Asset Sale means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property that is the subject of such Asset Sale or received in any other non-cash form), in each case net of:

          (a)   all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale;

          (b)   all payments made on (i) any Debt (other than any Additional Senior Debt Incurred after the Issue Date) that is secured by any Property subject to such Asset Sale, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such Property, or Debt which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale (including any payment required to be made on the revolving credit facility under the Senior Credit Facility) and (ii) any Debt under a Qualified Receivables Transaction required to be repaid or necessary to obtain a consent needed to consummate such Asset Sale;

          (c)   all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale; and

          (d)   the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the Property disposed in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale.

        "9.750% Notes due 2016" means the Company's 9.750% Senior Secured Notes due 2016 issued under the indenture dated as of June 12, 2009, among the Company, the Subsidiary Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee, and outstanding on the Issue Date.

        "Non-Controlling Secured Parties" means, with respect to any Shared Collateral, the Senior Secured Parties that are not Controlling Secured Parties with respect to such Shared Collateral.

        "Obligors" means the Company, the Subsidiary Guarantors and any other Person who is liable for any of the Secured Obligations.

        "Officer" means the Chief Executive Officer, the President, the Chief Financial Officer, Chief Accounting Officer, Treasurer, Vice President of Financial Accounting or any Executive Vice President of the Company.

        "Officers' Certificate" means a certificate signed by two Officers of the Company, at least one of whom shall be the principal executive officer or principal financial officer of the Company, and delivered to the Trustee.

        "Opinion of Counsel" means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Company.

        "Paying Agent" means any Person authorized by the Company to pay the principal of or interest on any new notes on behalf of the Company.

        "Permitted Holder" means (a) Leonard Green & Partners, L.P., or any of its Affiliates and (b) The Jean Coutu Group (PJC) Inc. or any of its Affiliates.

        "Permitted Investment" means any Investment by the Company or a Restricted Subsidiary in:

          (a)   (i) the Company, (ii) any Restricted Subsidiary or (iii) any Person that will, upon the making of such Investment, become a Restricted Subsidiary;

          (b)   any Person if as a result of such Investment such Person is merged or consolidated with or into, or transfers or conveys all or substantially all its Property to, the Company or a Restricted Subsidiary;

          (c)   cash and Temporary Cash Investments;

          (d)   receivables owing to the Company or a Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or such Restricted Subsidiary deems reasonable under the circumstances;

          (e)   payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

          (f)    loans and advances to employees made in the ordinary course of business in accordance with applicable law consistent with past practices of the Company or such Restricted Subsidiary, as the case may be; provided that such loans and advances do not exceed $25.0 million at any one time outstanding;

          (g)   stock, obligations or other securities received in settlement of debts created in the ordinary course of business and owing to the Company or a Restricted Subsidiary or in satisfaction of judgments;

          (h)   any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with an Asset Sale consummated in compliance with the covenant described under "—Restrictive Covenants—Limitation on Asset Sales;"

          (i)    Hedging Obligations permitted under clause (g), (h) or (i) of the covenant described under "—Restrictive Covenants—Limitation on Debt;"

          (j)    any Person if the Investments are outstanding on the Issue Date and not otherwise described in clauses (a) through (i) above;

          (k)   Investments in Unrestricted Subsidiaries or joint venture entities (including purchasing cooperatives) that do not exceed $15.0 million outstanding at any one time in the aggregate;

          (l)    other Investments that do not exceed $10.0 million outstanding at any one time in the aggregate;

          (m)  Investments in any entity, formed by the Company or a Restricted Subsidiary, organized under Section 501(c)(3) of the Code, that do not exceed an aggregate amount of $10.0 million in any fiscal year; and

          (n)   any assets, Capital Stock or other securities to the extent acquired in exchange for shares of Capital Stock of the Company (other than Disqualified Stock).

"Permitted Liens" means:

          (a)   Liens to secure Debt permitted to be Incurred under clause (b), (d), (l) or (s) (with respect to clause (d)) of the second paragraph of the covenant described under "—Restrictive Covenants—Limitation on Debt;" provided, however, that:

              (i)  if such Debt is Incurred pursuant to such clause (b) (other than pursuant to a Sale and Leaseback Transaction, a Capital Lease Obligation or by a Receivables Entity in a Qualified Receivables Transaction) or clause (1), a Senior Lien (subject to Permitted Liens) upon the Property (if such Property does not otherwise constitute Senior Collateral at such time) subject to such Lien is concurrently granted as security for the new notes such that such Property also constitutes Senior Collateral subject to the Senior Collateral Documents except to the extent such Property constitutes cash or cash equivalents securing only letter of credit obligations under Credit Facilities following a default under such Credit Facilities; and

             (ii)  if such Debt is Incurred pursuant to such clause (d) or (s) (with respect to clause (d)), a Senior Lien (subject to Permitted Liens) upon the Property subject to such Lien is concurrently granted as security for the new notes such that such Property constitutes Senior Collateral subject to the Senior Lien and the new notes are secured by such Lien prior to such Debt pursuant to the Senior Collateral Documents;

          (b)   Liens to secure Debt permitted to be Incurred under clause (e), (q) or (r) of the second paragraph of the covenant described under "—Restrictive Covenants—Limitation on Debt;" provided that any such Lien may not extend to any Property of the Company or any Restricted Subsidiary, other than the Property acquired, developed, constructed or leased with the proceeds of such Debt and any improvements or additions to such Property;

          (c)   Liens for taxes, assessments or governmental charges or levies on the Property of the Company or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;

          (d)   Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens and other similar Liens, on the Property of the Company or any Restricted Subsidiary arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings;

          (e)   Liens on the Property of the Company or any Restricted Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in the aggregate impair in any material respect the use of Property in the operation of the business of the Company and the Restricted Subsidiaries taken as a whole;

          (f)    Liens on Property at the time the Company or any Restricted Subsidiary acquired such Property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Company or any Restricted Subsidiary; provided further, however, that such Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Property was acquired by the Company or any Restricted Subsidiary;

          (g)   Liens on the Property of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Company or any other Restricted Subsidiary that is not a direct Subsidiary of such Person; provided further, however, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Restricted Subsidiary;

          (h)   pledges or deposits by the Company or any Restricted Subsidiary under workmen's compensation laws, unemployment insurance laws or similar legislation, or good-faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Company or any Restricted Subsidiary is party, or deposits to secure public or statutory obligations of the Company or any Restricted Subsidiary, or deposits for the payment of rent, in each case Incurred in the ordinary course of business;

          (i)    utility easements, building restrictions and such other encumbrances or charges against real Property as are of a nature generally existing with respect to properties of a similar character;

          (j)    Liens arising out of judgments or awards against the Company or a Restricted Subsidiary with respect to which the Company or the Restricted Subsidiary shall then be proceeding with an appeal or other proceeding for review and which do not give rise to an Event of Default;

          (k)   leases or subleases of real property granted by the Company or a Restricted Subsidiary to any other Person in the ordinary course of business and not materially impairing the use of the real property in the operation of the business of the Company or the Restricted Subsidiary;

          (l)    licenses of intellectual property in the ordinary course of business;

          (m)  Liens existing on the Issue Date not otherwise described in clauses (a) through (l) above;

          (n)   Liens on the Property of the Company or any Restricted Subsidiary to secure any Refinancing, in whole or in part, of any Debt secured by Liens referred to in clause (a) (but only to the extent it relates to clause (d) referred to therein), (b) (other than Liens securing Debt Incurred pursuant to clause (r) referred to therein), (f), (g), or (m) above; provided, however, that (i) in the case of clause (a) or (b) above, the proviso to such clause remains satisfied and (ii) any such Lien shall be limited to all or part of the same Property that secured the original Lien (together with improvements and accessions to such Property) and the aggregate principal amount of Debt that is secured by such Lien shall not be increased to an amount greater than the sum of:

            (A)  the outstanding principal amount, or, if greater, the committed amount, of the Debt secured by Liens described under clause (b) (except as referred to above), (f), (g), or

    (m) above, as the case may be, at the time the original Lien became a Permitted Lien under the Indenture; and

            (B)  an amount necessary to pay any fees and expenses, including premiums and defeasance costs, incurred by the Company or such Restricted Subsidiary in connection with such Refinancing;

          (o)   any Lien granted pursuant to the Collateral Documents to secure a provider of debtor-in-possession financing, which such Lien may be senior in priority to the Lien securing the new notes or the applicable Subsidiary Guarantee so long as it is equally senior to all other Senior Obligations; and

          (p)   Liens not otherwise permitted by clauses (a) through (o) above encumbering assets that have an aggregate Fair Market Value not in excess of $5.0 million.

        "Permitted Refinancing Debt" means any Debt that Refinances any other Debt, including any successive Refinancings, so long as:

          (a)   such Debt is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of:

            (1)   the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding of the Debt being Refinanced; and

            (2)   an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such Refinancing;

          (b)   the Average Life of such Debt is equal to or greater than the Average Life of the Debt being Refinanced;

          (c)   the Stated Maturity of such Debt is no earlier than the Stated Maturity of the Debt being Refinanced; and

          (d)   the new Debt shall not be senior in right of payment to the Debt that is being Refinanced;

provided, however, that Permitted Refinancing Debt shall not include: (x) Debt of a Subsidiary that is not a Subsidiary Guarantor that Refinances Debt of the Company or a Subsidiary Guarantor, or (y) Debt of the Company or a Restricted Subsidiary that Refinances Debt of an Unrestricted Subsidiary.

        "Person" means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

        "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.

        "Preferred Stock Dividends" means all dividends with respect to Preferred Stock of Restricted Subsidiaries held by Persons other than the Company or a Wholly Owned Restricted Subsidiary. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Preferred Stock.

        "pro forma" means, unless the context otherwise requires, with respect to any calculation made or required to be made pursuant to the terms hereof, a calculation performed in accordance with Article 11 of Regulation S-X promulgated under the Securities Act, as interpreted in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, or otherwise a calculation made in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, as the case may be.

        "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to the Indenture, the value of any Property shall be its Fair Market Value.

        "Possessory Collateral" means any Shared Collateral in the possession of the Senior Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction. Possessory Collateral includes any Certificated Securities, Promissory Notes, Instruments, and Chattel Paper, in each case, delivered to or in the possession of the Senior Collateral Agent under the terms of the Senior Collateral Documents. All capitalized terms used in this definition and not defined elsewhere in this section have the meanings assigned to them in the UCC.

        "Purchase Money Debt" means Debt Incurred to finance the acquisition, development, construction or lease by the Company or a Restricted Subsidiary of Property, including additions and improvements thereto, where the maturity of such Debt does not exceed the anticipated useful life of the Property being financed; provided, however, that such Debt is Incurred within 24 months after the completion of the acquisition, development, construction or lease of such Property by the Company or such Restricted Subsidiary.

        "Qualified Consideration" means, with respect to any Asset Sale (or any other transaction or series of related transactions required to comply with clause (b) of the first paragraph of the covenant described under "—Restrictive Covenants—Limitation on Asset Sales"), any one or more of (a) cash or cash equivalents, (b) notes or obligations that are converted into cash (to the extent of the cash received) within 180 days of such Asset Sale, (c) equity securities listed on a national securities exchange (as such term is defined in the Exchange Act) and converted into cash (to the extent of the cash received) within 180 days of such Asset Sale, (d) the assumption or discharge by the purchaser of liabilities of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the new notes other than Second Priority Debt Obligations) as a result of which the Company and the Restricted Subsidiaries are no longer obligated with respect to such liabilities, (e) Additional Assets or (f) other Property; provided that the aggregate Fair Market Value of all Property received since the Issue Date by the Company and its Restricted Subsidiaries pursuant to Asset Sales (or such other transactions) that is used to determine Qualified Consideration pursuant to this clause (f) does not exceed the greater of $100.0 million and 5% of Total Assets.

        "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to:

          (a)   a Receivables Entity (in the case of a transfer by the Company or any of its Subsidiaries); and

          (b)   any other Person (in the case of a transfer by a Receivables Entity),

  or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing those accounts receivable, all contracts and all Guarantees or other obligations in respect of those accounts receivable, proceeds of those accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable; provided that:

            (1)   if the transaction involves a transfer of accounts receivable with Fair Market Value equal to or greater than $25.0 million, the Board of Directors shall have determined in good faith that the Qualified Receivables Transaction is economically fair and reasonable to the Company and the Receivables Entity;

            (2)   all sales of accounts receivable and related assets to or by the Receivables Entity are made at Fair Market Value; and

            (3)   the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Board of Directors).

        "Rating Agencies" means Moody's and S&P.

        "Real Estate Financing Transaction" means any arrangement with any Person pursuant to which the Company or any Restricted Subsidiary Incurs Debt secured by a Lien on real property of the Company or any Restricted Subsidiary and related personal property together with any Refinancings thereof.

        "Receivables Entity" means a Wholly Owned Subsidiary of the Company (or another Person formed for the purposes of engaging in a Qualified Receivables Transaction with the Company in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any Subsidiary of the Company transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of the Company and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to that business, and (with respect to any Receivables Entity formed after the Issue Date) which is designated by the Board of Directors (as provided below) as a Receivables Entity and:

          (a)   no portion of the Debt or any other obligations (contingent or otherwise) of which:

            (1)   is Guaranteed by the Company or any Subsidiary of the Company (excluding Guarantees of obligations (other than the principal of, and interest on, Debt) pursuant to Standard Securitization Undertakings);

            (2)   is recourse to or obligates the Company or any Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings; or

            (3)   subjects any property or asset of the Company or any Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

          (b)   with which neither the Company nor any Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms which the Company reasonably believes to be no less favorable to the Company or the Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company; and

          (c)   to which neither the Company nor any Subsidiary of the Company has any obligation to maintain or preserve the entity's financial condition or cause the entity to achieve certain levels of operating results other than pursuant to Standard Securitization Undertakings.

        Any designation of this kind by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to the designation and an Officers' Certificate certifying that the designation complied with the foregoing conditions. For the avoidance of doubt, Rite Aid Funding I and Rite Aid Funding II are designated Receivables Entities without any further action on the part of the Company.

        "Refinance" means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, repurchase, redeem, defease or retire, or to issue other Debt, in exchange or replacement for, such Debt. "Refinanced" and "Refinancing" shall have correlative meanings.

        "Related Business" means any business that is related, ancillary or complementary to the businesses of the Company and the Restricted Subsidiaries on the Issue Date.

        "Repay" means, in respect of any Debt, to repay, prepay, repurchase, redeem, legally defease or otherwise retire such Debt. "Repayment" and "Repaid" shall have correlative meanings. For purposes of the covenant described under "—Restrictive Covenants—Limitation on Asset Sales" and the definition of "Consolidated Interest Coverage Ratio," Debt shall be considered to have been Repaid only to the extent the related loan commitment, if any, shall have been permanently reduced in connection therewith.

        "Representatives" means each of the Senior Representatives and the Second Priority Representatives.

        "Restricted Payment" means:

          (a)   any dividend or distribution (whether made in cash, securities or other Property) declared or paid on or with respect to any shares of Capital Stock of the Company or any Restricted Subsidiary (including any payment in connection with any merger or consolidation with or into the Company or any Restricted Subsidiary), except for any dividend or distribution that is made solely to the Company or a Restricted Subsidiary (and, if such Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, to the other shareholders of such Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by the Company or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis) or any dividend or distribution payable solely in shares of Capital Stock (other than Disqualified Stock) of the Company;

          (b)   the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of the Company or any Restricted Subsidiary (other than from the Company or a Restricted Subsidiary);

          (c)   the purchase, repurchase, redemption, acquisition or retirement for value, prior to the date for any scheduled maturity, sinking fund or amortization or other installment payment, of any Subordinated Obligation (other than (i) the purchase, repurchase or other acquisition of any Subordinated Obligation purchased in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation, in each case due within one year of the date of acquisition or (ii) Second Priority Debt);

          (d)   any Investment (other than Permitted Investments) in any Person; or

          (e)   the issuance, sale or other disposition of Capital Stock of any Restricted Subsidiary to a Person other than the Company or another Restricted Subsidiary if the result thereof is that such Restricted Subsidiary shall cease to be a Restricted Subsidiary, in which event the amount of such "Restricted Payment" shall be the Fair Market Value of the remaining interest, if any, in such former Restricted Subsidiary held by the Company and the other Restricted Subsidiaries.

Notwithstanding the foregoing, no payment or other transaction permitted by clause (c) or (f) of the covenant described under "—Restrictive Covenants—Limitation on Transactions with Affiliates" will be considered a Restricted Payment.

        "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

        "S&P" means Standard & Poor's Ratings Service or any successor to the rating agency business thereof.

        "Sale and Leaseback Transaction" means any direct or indirect arrangement relating to Property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such Property to another Person and the Company or a Restricted Subsidiary leases it from such Person.

        "Second Priority Collateral" means all the "Second Priority Collateral" as defined in any Second Priority Collateral Document.

        "Second Priority Collateral Documents" means the Second Priority Subsidiary Security Agreement, the Second Priority Subsidiary Guarantee Agreement, the Second Priority Indemnity, Subrogation and Contribution Agreement, the Collateral Trust and Intercreditor Agreement and each of the security agreements and other instruments and documents executed and delivered by any Subsidiary Guarantor pursuant to any of the foregoing for purposes of providing collateral security or credit support for any Second Priority Debt Obligation or obligation under the Second Priority Subsidiary Guarantee Agreement (including, in each case, any schedules, exhibits or annexes thereto), in each case as the same may be amended, restated, supplemented or otherwise modified from time to time.

        "Second Priority Collateral Trustee" means Wilmington Trust Company, in its capacity as collateral trustee under the Collateral Trust and Intercreditor Agreement and the Second Priority Collateral Documents, and its successors.

        "Second Priority Debt" means the 10.375% Notes due 2016, the 7.5% Notes due 2017, the 10.250% Notes due 2019 and any other Debt of the Company Guaranteed by the Subsidiary Guarantors pursuant to the Second Priority Subsidiary Guarantee Agreement with such Guarantee secured on a pari passu basis by the Second Priority Collateral (but without regard as to control of remedies); provided, however, that such Debt is permitted to be incurred, secured and guaranteed on such basis by each Senior Debt Document and each Second Priority Debt Document.

        "Second Priority Debt Documents" means, with respect to any series, issue or class of Second Priority Debt, the promissory notes, indentures, Collateral Documents or other operative agreements evidencing or governing such Debt, in each case as the same may be amended, restated, supplemented or otherwise modified from time to time.

        "Second Priority Debt Facility" means the indenture or other governing agreement with respect to any Second Priority Debt.

        "Second Priority Debt Obligations" means, with respect to any series, issue or class of Second Priority Debt, (a) all principal of and interest (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Company, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to such Second Priority Debt, (b) all other amounts payable to the related Second Priority Debt Parties under the related Second Priority Debt Documents and (c) any renewals, extensions or Refinancings of the foregoing.

        "Second Priority Debt Parties" means, with respect to any series, issue or class of Second Priority Debt, the holders of such indebtedness from time to time, any trustee or agent therefor under any related Second Priority Debt Documents and the beneficiaries of each indemnification obligation undertaken by the Company or any Obligor under any related Second Priority Debt Documents, but shall not include the Obligors or any controlled Affiliates thereof (unless any such Obligor or controlled Affiliate is a holder of such Second Priority Debt, a trustee or agent therefor or beneficiary of such an indemnification obligation named as such in a Second Priority Debt Document).

        "Second Priority Indemnity, Subrogation and Contribution Agreement" means the Second Priority Indemnity, Subrogation and Contribution Agreement, dated as of June 27, 2001, as amended and restated as of May 28, 2003, among the Company, the Subsidiary Guarantors and the Second Priority Collateral Trustee, as the same may be amended, restated, supplemented or otherwise modified from time to time.

        "Second Priority Lien" means the liens on the Second Priority Collateral in favor of the Second Priority Debt Parties under the Second Priority Collateral Documents.

        "Second Priority Representative" means, in respect of a Second Priority Debt Facility, the trustee, administrative agent, security agent or similar agent under such Second Priority Debt Facility, as the case may be, and each of their successors in such capacities.

        "Second Priority Subsidiary Guarantee Agreement" means the Second Priority Subsidiary Guarantee Agreement, dated as of June 27, 2001, as amended and restated as of May 28, 2003, made by the Subsidiary Guarantors (including any additional Subsidiary Guarantor becoming party thereto after May 28, 2003) in favor of the Second Priority Collateral Trustee for the benefit of the Second Priority Debt Parties, as the same may be amended, restated, supplemented or otherwise modified from time to time.

        "Second Priority Subsidiary Security Agreement" means the Second Priority Subsidiary Security Agreement, dated as of June 27, 2001, as amended and restated as of May 28, 2003, made by the Subsidiary Guarantors (including any additional Subsidiary Guarantor becoming party thereto after May 28, 2003) in favor of the Second Priority Collateral Trustee for the benefit of the Second Priority Debt Parties, as the same may be amended, restated, supplemented or otherwise modified from time to time.

        "Secured Debt" means indebtedness for money borrowed which is secured by a mortgage, pledge, lien, security interest or encumbrance on property of the Company or any Restricted Subsidiary, but shall not include guarantees arising in connection with the sale, discount, guarantee or pledge of notes, chattel mortgages, leases, accounts receivable, trade acceptances and other paper arising, in the ordinary course of business, out of installment or conditional sales to or by, or transactions involving title retention with, distributors, dealers or other customers, of merchandise, equipment or services.

        "Secured Obligations" means the Senior Obligations and the Second Priority Debt Obligations.

        "Securities Act" means the Securities Act of 1933.

        "Senior Collateral" means all the "Senior Collateral" or "Collateral" as defined in any Senior Collateral Document.

        "Senior Collateral Agent" means Citicorp North America, Inc., in its capacity as senior collateral agent for the Senior Secured Parties under the Senior Collateral Documents, and any successor thereof or replacement senior collateral agent appointed in accordance with the terms of the Senior Subsidiary Security Agreement, the Collateral Trust and Intercreditor Agreement and the Senior Lien Intercreditor Agreement.

        "Senior Collateral Documents" means the Senior Subsidiary Security Agreement, the Senior Subsidiary Guarantee Agreement, the Senior Indemnity, Subrogation and Contribution Agreement, the Collateral Trust and Intercreditor Agreement, the Senior Lien Intercreditor Agreement and each of the security agreements and other instruments and documents executed and delivered by any Subsidiary Guarantor pursuant to any of the foregoing or pursuant to the Senior Credit Facility or any Additional Senior Debt Facility or for purposes of providing collateral security or credit support for any Senior Loan Obligation or Additional Senior Debt Obligation or obligation under the Senior Subsidiary Guarantee Agreement (including, in each case, any schedules, exhibits or annexes thereto), as the same may be amended, restated, supplemented or otherwise modified from time to time.

        "Senior Credit Facility" means the Senior Credit Agreement, as amended and restated as of June 5, 2009 (as may be further amended, modified, supplemented or Refinanced from time to time), among the Company, the Lenders (as defined therein) from time to time party thereto, Citicorp North America, Inc., as administrative agent and collateral agent, Bank of America, N.A., as syndication agent, and General Electric Capital Corporation, Wells Fargo Retail Finance, LLC and GMAC Commercial Finance LLC, as co-documentation agents.

        "Senior Debt Documents" means (a) the Senior Loan Documents and (b) any Additional Senior Debt Documents.

        "Senior Facilities" means the Senior Credit Facility and any Additional Senior Debt Facilities.

        "Senior Hedging Agreement" means any Hedging Agreement entered into with the Company or any Subsidiary, if the applicable counterparty was a Senior Lender or an Affiliate thereof (a) on September 30, 2005, in the case of any Hedging Agreement entered into prior to September 30, 2005 or (b) at the time the Hedging Agreement was entered into, in the case of any Hedging Agreement entered into on or after September 30, 2005.

        "Senior Indemnity, Subrogation and Contribution Agreement" means the Senior Indemnity, Subrogation and Contribution Agreement, dated as of June 27, 2001, as amended and restated as of September 22, 2004 among the Company, the Subsidiary Guarantors (including Subsidiary Guarantors becoming party thereto after June 27, 2001) and the Senior Collateral Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

        "Senior Lender" means a "Lender" as defined in the Senior Credit Facility.

        "Senior Lien" means the liens on the Senior Collateral in favor of the Senior Secured Parties under the Senior Collateral Documents.

        "Senior Loan Documents" means the Senior Credit Facility, any promissory notes issued to any Senior Lender pursuant to the Senior Credit Facility, each Senior Hedging Agreement, each refinancing amendment and each loan modification agreement entered into pursuant to the Senior Credit Facility and the Senior Collateral Documents.

        "Senior Loan Obligation Payment Date" means the date on which (a) the Senior Loan Obligations have been paid in full, (b) all lending commitments under the Senior Credit Facility have been terminated and (c) there are no outstanding letters of credit issued under the Senior Credit Facility other than such as have been fully cash collateralized under documents and arrangements satisfactory to the issuer of such letters of credit.

        "Senior Loan Obligations" means (a) the principal of each loan made under the Senior Credit Facility, (b) all reimbursement and cash collateralization obligations in respect of letters of credit issued under the Senior Credit Facility, (c) all monetary obligations of the Company or any Subsidiary under each Senior Hedging Agreement (as defined in the Senior Credit Facility) entered into (x) prior to September 30, 2005 with any counterparty that was a Senior Lender (or an Affiliate thereof) on September 30, 2005 or (y) on or after September 30, 2005 with any counterparty that was a Senior Lender (or an Affiliate thereof) at the time such Senior Hedging Agreement was entered into, (d) all interest on the loans, letter of credit reimbursement, fees and other obligations under the Senior Credit Facility or such Senior Hedging Agreements (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Company or any Subsidiary Guarantor, whether or not allowed or allowable as a claim in such proceeding), (e) all other amounts payable by the Company or any Subsidiary under the Senior Debt Documents and (f) all increases, renewals, extensions and refinancings of the foregoing.

        "Senior Loan Parties" means each party to the Senior Credit Facility from time to time other than any Obligor, each counterparty to a Senior Hedging Agreement, the beneficiaries of each indemnification obligation undertaken by the Company or any other Obligor under any Senior Debt Document, and the successors and permitted assigns of each of the foregoing.

        "Senior Obligations" means the Senior Loan Obligations and any Additional Senior Debt Obligations.

        "Senior Representative" means, in respect of a Senior Facility, the trustee, administrative agent, collateral agent, security agent or similar agent under such Senior Facility, as the case may be, and each of their successors in such capacities.

        "Senior Secured Parties" means the Senior Loan Parties and any Additional Senior Debt Parties.

        "Senior Subsidiary Guarantee Agreement" means the Amended and Restated Senior Subsidiary Guarantee Agreement, dated as of June 5, 2009, made by the Subsidiary Guarantors (including Subsidiary Guarantors that become parties thereto after June 27, 2001) in favor of the Senior Collateral Agent for the benefit of the Senior Secured Parties, as the same may be amended, restated, supplemented or otherwise modified from time to time.

        "Senior Subsidiary Security Agreement" means the Amended and Restated Senior Subsidiary Security Agreement, dated as of June 5, 2009, made by the Subsidiary Guarantors (including Subsidiary Guarantors that become parties thereto after June 27, 2001) in favor of the Senior Collateral Agent for the benefit of the Senior Secured Parties, as the same may be amended, restated, supplemented or otherwise modified from time to time.

        "Series" means (a) with respect to the Senior Secured Parties, each of (i) the Senior Loan Parties (in their capacities as such), and (ii) the Additional Senior Debt Parties that become subject to the Senior Lien Intercreditor Agreement after the date hereof that are represented by a common Authorized Representative (in its capacity as such for such Additional Senior Debt Parties) and (b) with respect to any Senior Obligations, each of (i) the Senior Loan Obligations and (ii) the Additional Senior Debt Obligations incurred pursuant to any Additional Senior Debt Facility, which, pursuant to any Joinder Agreement, are to be represented hereunder by a common Authorized Representative (in its capacity as such for such Additional Senior Debt Obligations).

        "Shared Collateral" means, at any time, Senior Collateral in which the holders of two or more Series of Senior Obligations (or their respective Authorized Representatives) hold a valid and perfected security interest at such time. If more than two Series of Senior Obligations are outstanding at any time and the holders of fewer than all Series of Senior Obligations hold a valid and perfected security interest in any Senior Collateral at such time, then such Senior Collateral shall constitute Shared Collateral for those Series of Senior Obligations the holders of which hold a valid and perfected security interest in such Senior Collateral at such time, and shall not constitute Shared Collateral for any Series of Senior Obligations the holders of which do not have a valid and perfected security interest in such Senior Collateral at such time. Notwithstanding the foregoing, all cash and cash equivalents that secure the Senior Loan Obligations, or are otherwise held by the Senior Lenders, the administrative agent under the Senior Credit Facility or the Senior Collateral Agent, to secure letters of credit obligations under the Senior Credit Facility following an event of default under the Senior Credit Facility, will not constitute Shared Collateral until after all such letter of credit obligations have been discharged and such cash and cash equivalents are applied to Senior Obligations pursuant to the terms of the Senior Credit Facility.

        "7.5% Notes due 2017" means the Company's 7.5% Senior Secured Notes due 2017 issued under the indenture dated as of February 21, 2007, among the Company, the Subsidiary Guarantors and The Bank of New York Trust Company, N.A., as trustee, and outstanding on the Issue Date.

        "Significant Subsidiary" means any Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

        "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company which are customary in an accounts receivable securitization transaction involving a comparable company.

        "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

        "Subordinated Obligation" means any Debt of the Company or any Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the new notes or the applicable Subsidiary Guarantee pursuant to a written agreement to that effect.

        "Subsidiary" means, in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which a majority of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by:

          (a)   such Person;

          (b)   such Person and one or more Subsidiaries of such Person; or

          (c)   one or more Subsidiaries of such Person.

        "Subsidiary Guarantee" means a Guarantee by a Subsidiary Guarantor of the Company's obligations with respect to the new notes pursuant to the Senior Subsidiary Guarantee Agreement or otherwise on the terms set forth in the Indenture.

        "Subsidiary Guarantor" means each Subsidiary that is a party to the Senior Subsidiary Guarantee Agreement as of the Issue Date and any other Person that Guarantees the new notes pursuant to the covenant described under "—Restrictive Covenants—Guarantees by Subsidiaries."

        "Temporary Cash Investments" means any of the following:

          (a)   Investments in U.S. Government Obligations maturing within 365 days of the date of acquisition thereof;

          (b)   Investments in time deposit accounts, certificates of deposit, money market deposits maturing within 90 days of the date of acquisition thereof issued by a bank or trust company organized under the laws of the United States of America or any state thereof having capital, surplus and undivided profits aggregating in excess of $500.0 million and whose long-term debt is rated "A-3" or "A-" or higher according to Moody's or S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Section 3(a)(62) under the Act));

          (c)   repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) entered into with:

            (1)   a bank meeting the qualifications described in clause (b) above; or

            (2)   any primary government securities dealer reporting to the Market Reports Division of the Federal Reserve Bank of New York;

          (d)   Investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America with a rating at the time as of which any Investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher)

  according to S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act));

          (e)   direct obligations (or certificates representing an ownership interest in such obligations) of any state of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of such state is pledged and which are not callable or redeemable at the issuer's option; provided that:

            (1)   the long-term debt of such state is rated "A-3" or "A-" or higher according to Moody's or S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)); and

            (2)   such obligations mature within 180 days of the date of acquisition thereof; and

          (f)    money market funds at least 95% of the assets of which constitute Temporary Cash Equivalents of the kinds described in clauses (a) through (e) of this definition.

        "10.250% Notes due 2019" means the Company's 10.250% Senior Secured Notes due 2019 issued under the indenture dated as of October 26, 2009, among the Company, the Subsidiary Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee, and outstanding on the Issue Date.

        "10.375% Notes" means the Company's 10.375% Senior Secured Notes due 2016 issued under the indenture dated as of July 9, 2008, among the Company, the Subsidiary Guarantors and The Bank of New York Trust Company, N.A., as trustee, and outstanding on the Issue Date.

        "Total Assets" means the total assets of the Company and the Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP as shown on the most recent consolidated balance sheet of the Company.

        "Triggering Event" at any time has the meaning set forth in the Collateral Trust and Intercreditor Agreement and the Senior Lien Intercreditor Agreement.

        "Unrestricted Subsidiary" means:

          (a)   any Subsidiary of the Company that is designated after the Issue Date as an Unrestricted Subsidiary as permitted or required pursuant to the covenant described under "—Restrictive Covenants—Designation of Restricted and Unrestricted Subsidiaries" and is not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto; and

          (b)   any Subsidiary of an Unrestricted Subsidiary.

        "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

        "Voting Stock" of any Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

        "Wholly Owned Restricted Subsidiary" means, at any time, a Restricted Subsidiary all the Voting Stock of which (except directors' qualifying shares) is at such time owned, directly or indirectly, by the Company and its other Wholly Owned Subsidiaries.

Book-Entry System

        The new notes will be initially issued in the form of one or more Global Securities registered in the name of The Depository Trust Company ("DTC") or its nominee.

        Upon the issuance of a Global Security, DTC or its nominee will credit the accounts of Persons holding through it with the respective principal amounts of the new notes represented by such Global Security purchased by such Persons in the Offering. Such accounts shall be designated by the initial purchasers. Ownership of beneficial interests in a Global Security will be limited to Persons that have accounts with DTC ("participants") or Persons that may hold interests through participants. Ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by DTC (with respect to participants' interests) and such participants (with respect to the owners of beneficial interests in such Global Security other than participants). The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

        Payment of principal of and interest on new notes represented by a Global Security will be made in immediately available funds to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the new notes represented thereby for all purposes under the Indenture. The Company has been advised by DTC that upon receipt of any payment of principal of or interest on any Global Security, DTC will immediately credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal or face amount of such Global Security as shown on the records of DTC. Payments by participants to owners of beneficial interests in a Global Security held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for customer accounts registered in "street name" and will be the sole responsibility of such participants.

        A Global Security may not be transferred except as a whole by DTC or a nominee of DTC to a nominee of DTC or to DTC. A Global Security is exchangeable for certificated new notes only if:

          (a)   DTC notifies the Company that it is unwilling or unable to continue as a depositary for such Global Security or if at any time DTC ceases to be a clearing agency registered under the Exchange Act;

          (b)   the Company in its discretion at any time determines not to have any or all the new notes represented by such Global Security; or

          (c)   there shall have occurred and be continuing a Default or an Event of Default with respect to the new notes represented by such Global Security.

        Any Global Security that is exchangeable for certificated new notes pursuant to the preceding sentence will be exchanged for certificated new notes in authorized denominations and registered in such names as DTC or any successor depositary holding such Global Security may direct. Subject to the foregoing, a Global Security is not exchangeable, except for a Global Security of like denomination to be registered in the name of DTC or any successor depositary or its nominee. In the event that a Global Security becomes exchangeable for certificated new notes,

          (a)   certificated new notes will be issued only in fully registered form in denominations of $1,000 or integral multiples thereof;

          (b)   payment of principal of, and premium, if any, and interest on, the certificated new notes will be payable, and the transfer of the certificated new notes will be registerable, at the office or agency of the Company maintained for such purposes; and

          (c)   no service charge will be made for any registration of transfer or exchange of the certificated new notes, although the Company may require payment of a sum sufficient to cover any tax or governmental charge imposed in connection therewith.

        So long as DTC or any successor depositary for a Global Security, or any nominee, is the registered owner of such Global Security, DTC or such successor depositary or nominee, as the case may be, will be considered the sole owner or holder of the new notes represented by such Global Security for all purposes under the Indenture and the new notes. Except as set forth above, owners of beneficial interests in a Global Security will not be entitled to have the new notes represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of certificated new notes in definitive form and will not be considered to be the owners or holders of any new notes under such Global Security. Accordingly, each Person owning a beneficial interest in a Global Security must rely on the procedures of DTC or any successor depositary, and, if such Person is not a participant, on the procedures of the participant through which such Person owns its interest, to exercise any rights of a holder under the Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of holders or that an owner of a beneficial interest in a Global Security desires to give or take any action which a holder is entitled to give or take under the Indenture, DTC or any successor depositary would authorize the participants holding the relevant beneficial interest to give or take such action and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

        DTC has advised the Company that DTC is a limited purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the Exchange Act. DTC was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers (which may include the initial purchasers), banks, trust companies, clearing corporations and certain other organizations, some of whom (or their representatives) own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

        Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in Global Securities among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Trustee or the initial purchasers will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Registration Rights and Additional Interest

        We have filed the registration statement of which this prospectus forms a part and are conducting the exchange offer in accordance with our obligations under a registration rights agreement between us, the Subsidiary Guarantors, the Trustee and the initial purchasers of the old notes. Holders of the new notes will not be entitled to any registration rights with respect to the new notes.

        Under some circumstances set forth in the registration rights agreement, holders of old notes, including holders who are not permitted to participate in the exchange offer or who may not freely sell new notes received in the exchange offer, may require us to file and cause to become effective, a shelf registration statement covering resales of the old notes by these holders.

        If we do not complete the exchange offer within 270 days of the date of issuance of the old notes (August 16, 2010), the interest rate borne by the old notes will be increased at a rate of 0.25% per annum every 90 days (but shall not exceed 0.50% per annum) until the exchange offer is completed, or until the old notes are freely transferable under Rule 144 of the Securities Act.

 MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

        The exchange of an old note for a new note pursuant to the exchange offer will not constitute a "significant modification" of the old note for U.S. federal income tax purposes and, accordingly, the new note received will be treated as a continuation of the old note in the hands of such holder. As a result, there will be no U.S. federal income tax consequences to a holder who exchanges an old note for a new note pursuant to the exchange offer and any such holder will have the same adjusted tax basis and holding period in the new note as it had in the old note immediately before the exchange. A holder who does not exchange its old notes for new notes pursuant to the exchange offer will not recognize any gain or loss, for U.S. federal income tax purposes, upon consummation of the exchange offer.

PLAN OF DISTRIBUTION

        Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We on behalf of ourself and the Subsidiary Guarantors have agreed that, starting on the expiration date and ending on the close of business 210 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until,                    2011, all dealers effecting transactions in the new notes may be required to deliver a prospectus.

        We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of new notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        Furthermore, any broker-dealer that acquired any of the old notes directly from us:

  •
  may not rely on the applicable interpretation of the staff of the Commission's position contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1983); and

  •
  must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

        For a period of 210 days after the expiration date we and the Subsidiary Guarantors will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We and the Subsidiary Guarantors have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the old notes) other than commissions or concessions of any broker-dealers and will indemnify the holders of the old notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

 LEGAL MATTERS

        The validity of the new notes and the related guarantees will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

EXPERTS

        The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended February 27, 2010, and the effectiveness of Rite Aid Corporation and subsidiaries' internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy these documents at the Commission's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference room. Our Commission filings are also available over the Internet at the Commission's website at http://www.sec.gov and under the heading "Investor Information" on our corporate website at www.riteaid.com. Our common stock is listed on the NYSE under the trading symbol of "RAD." Our reports, proxy statements and other information also can be read at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

 INCORPORATION BY REFERENCE

        We are "incorporating by reference" into this prospectus information that we file with the Commission. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus and any information filed by us with the Commission subsequent to the date of this prospectus automatically will be deemed to update and supersede this information. We incorporate by reference the following documents which we have filed with the Commission:

  •
  our Annual Report on Form 10-K for the fiscal year ended February 27, 2010, which we filed with the Commission on April 28, 2010;

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  our Quarterly Report on Form 10-Q for the quarter ended May 29, 2010, which we filed with the Commission on July 6, 2010;

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  our Quarterly Report on Form 10-Q for the quarter ended August 28, 2010, which we filed with the Commission on October 7, 2010;

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  our Current Reports on Form 8-K, which we filed with the Commission on April 16, 2010, June 23, 2010 (only with respect to the information under Item 5.02), June 25, 2010, August 3, 2010, August 9, 2010, August 19, 2010 and October 15, 2010; and

  •
  our Definitive Proxy Statement, which we filed with the Commission on May 21, 2010.

        We incorporate by reference any filings made with the Commission in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the closing of the offering.

        We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You should direct requests for documents to:

Rite Aid Corporation
30 Hunter Lane
Camp Hill, Pennsylvania 170115
Attention: Investor Relations
Phone: (717) 761-2633

Offer to Exchange
$650,000,000

8.00% Senior Secured Notes due 2020

Rite Aid Corporation

PROSPECTUS

                , 2010

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

The Delaware Corporations

        Delaware General Corporation Law.    Under the Section 145 of the Delaware General Corporation Law ("DGCL"), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person in fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or other such court shall deem proper. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. The indemnification and advancement of expenses provided for or granted pursuant to Section 145 of the DGCL is not exclusive of any other rights of indemnification or advancement of expenses to which those seeking indemnification or advancement of expenses may be entitled, and a corporation may purchase and maintain insurance against liabilities asserted against any former or current, director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not the power to indemnify is provided by the statute.

  Rite Aid Corporation

        Certificate of Incorporation and Bylaws.    Article Tenth of our Certificate of Incorporation and Article VIII of our Bylaws provide for the indemnification of our directors and officers as authorized by Section 145 of the DGCL. The directors and officers of us and our subsidiaries are insured (subject to certain exceptions and deductions) against liabilities which they may incur in their capacity as such including liabilities under the Securities Act, under liability insurance policies carried by us.

  Brooks Pharmacy, Inc.; Maxi Drug North, Inc.; PJC Special Realty Holdings, Inc.

        Certificate of Incorporation.    Article Seventh of the Certificates of Incorporation of the above corporations provides that the corporation shall have and may exercise, to the fullest extent permitted by Delaware law, the power to indemnify its officers and directors. Article Eighth provides that no director shall be personally liable to the corporation or any stockholder except to the extent that exculpation from liability is not permitted under the General Corporation Law of Delaware.

        Bylaws.    Article IV, Section 7 of the Bylaws of the above corporations provides that no director shall be liable to the corporation or its stockholders as a director notwithstanding any provision of law imposing such liability. However, such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) for any transaction from which the director derived any improper personal benefit. Article XIII further provides that the corporation shall indemnify any officer or director to the fullest extent permitted by applicable law, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful. However, no indemnification shall be made in respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable for negligence or misconduct in performance of his or her duty to the corporation, unless a court determines that such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

  Eagle Managed Care Corp.

        Certificate of Incorporation.    Article 10 of the Certificate of Incorporation of Eagle Managed Care Corp. provides that a director of the corporation shall not be personally liable to the corporation or its stockholders except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived any improper personal benefit.

        Bylaws.    Article VII of the Bylaws of Eagle Managed Care Corp. provides that the corporation shall indemnify any authorized representative of the corporation if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

  Eckerd Corporation

        Certificate of Incorporation.    Article Tenth of the Certificate of Incorporation of Eckerd Corporation provides that a director of the corporation shall not be liable to the corporation or its stockholders to the fullest extent permitted by the Delaware General Corporation Law. Article Eleventh further provides that the corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law.

        Bylaws.    Article XIV of the Bylaws of Eckerd Corporation provides that the corporation shall indemnify any officer or director of the corporation if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful. However, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless a court determines that such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Except for proceedings to enforce rights of indemnification, the corporation shall not be obligated to indemnify any director or officer in connection with a proceeding initiated by such person unless such proceeding was authorized by the Board of Directors.

  EDC Licensing, Inc.; Thrift Drug Services, Inc.

        Certificate of Incorporation.    Article Eighth of the Certificate of Incorporation of the above corporations provides that a director of the corporation shall not be personally liable to the corporation or its stockholders except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived any improper personal benefit.

        Bylaws.    Article VIII of the Bylaws of the above corporations provides that the corporation shall indemnify in accordance with and to the full extent permitted by Delaware law. It further provides that no such person shall be entitled to indemnification with respect to an action, suit, or proceeding against the corporation, unless such indemnification (i) is due such person pursuant to the specific provisions of any written agreement between such person and the corporation or (ii) has been approved in writing in advance of the commencement of such action, suit, or proceeding.

  Genovese Drug Stores, Inc.

        Certificate of Incorporation.    Article Sixth of the Certificate of Incorporation of Genovese Drug Stores, Inc. provides that any director or officer shall be indemnified by the corporation to the full extent permitted by the General Corporation Law of Delaware or any other applicable laws.

        Bylaws.    Article VIII of the Bylaws of Genovese Drug Stores, Inc. provides that the corporation may indemnify any director or officer to the full extent permitted by Delaware law, and shall indemnify to the full extent required by such laws. It further provides that no such person shall be entitled to indemnification with respect to an action, suit, or proceeding against the corporation, unless such indemnification (i) is due such person pursuant to the specific provisions of any written agreement between such person and the corporation or (ii) has been approved in writing in advance of the commencement of such action, suit, or proceeding.

  JCG Holdings (USA), Inc.

        Certificate of Incorporation.    Article Ninth of the Certificate of Incorporation of JCG Holdings (USA), Inc. provides that the personal liability of the directors of the corporation is eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of 102 of the General Corporation Law of Delaware. Article Tenth further provides that the corporation shall indemnify all persons whom it shall have the power to indemnify under the provisions of 145 of the General Corporation Law of Delaware, and to the fullest extent permitted by said section.

        Bylaws.    Article V of the Bylaws of JCG Holdings (USA), Inc. provides that the corporation shall indemnify any director or officer to the fullest extent permitted by the General Corporation Law of Delaware. It further provides that the corporation shall grant such indemnification to each of its directors and officers with respect to any matter in a proceeding as to which his or her liability is limited pursuant to Section 9 of the Certificate of Incorporation of the corporation. However, such indemnification shall exclude: (i) indemnification with respect to any improper personal benefit which a director or officer is determined to have received and of the expenses to a defense against such a claim, unless successful on the merits of such defense and (ii) indemnification of present or former officers and directors absorbed in a merger or consolidation, unless specifically authorized by the Board of Directors or stockholders.

  K&B, Incorporated

        Certificate of Incorporation and Bylaws.    Article VII of the Certificate of Incorporation and Article IV of the Bylaws of K&B, Incorporated provides that there shall be no liability of directors to the corporation or its shareholders for monetary damages for breach of fiduciary duty to the fullest extent permitted by Section 102(b)(7) of the DGCL.

  Maxi Drug, Inc.

        Certificate of Incorporation.    Article 10 of the Certificate of Incorporation of Maxi Drug, Inc. provides that a director of the corporation shall not be personally liable to the corporation or its stockholders except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived any improper personal benefit.

        Bylaws.    Article III, Section 3.08 of the Bylaws of Maxi Drug, Inc. provides that a director of the corporation shall not be personally liable to the corporation or its stockholders except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) for any transaction from which the director derived any improper personal benefit. Article VIII, Section 8.02 further provides that the corporation shall indemnify its officers and directors to the extent legally permissible, unless he shall be finally adjudged not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation.

  P.J.C. Distribution, Inc.

        Bylaws.    Article IX of the Bylaws of P.J.C. Distribution, Inc. provides that the corporation shall indemnify any officer or director, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. However, no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless a court determines that such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

  P.J.C. Realty Co., Inc.

        Bylaws.    Article VII of the Bylaws of P.J.C. Realty Co., Inc. provides that the corporation shall indemnify its officers and directors to the extent permitted by the General Corporation Law of Delaware.

  PJC Lease Holdings, Inc.

        Certificate of Incorporation.    Article Sixth of the Certificate of Incorporation of PJC Lease Holdings, Inc. provides that a director of the corporation shall not be personally liable to the corporation or its stockholders except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived any improper personal benefit.

        Bylaws.    Article VIII of the Bylaws of PJC Lease Holdings, Inc. provides that the corporation shall indemnify any officer or director, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action, had no reasonable cause to believe such person's conduct was unlawful. However, no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless a court determines that such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Except for proceedings to enforce rights of to indemnification, the corporation shall not be obligated to indemnify any director or officer in connection with a proceeding initiated by such person unless such proceeding was authorized by the Board of Directors.

  Rite Aid Drug Palace, Inc.; Rite Aid Hdqtrs. Corp.; Rite Fund, Inc.; Rite Investments Corp.

        Certificate of Incorporation and Bylaws.    Neither the Certificates of Incorporation nor the Bylaws of the above corporations contain provisions regarding the indemnification of directors or officers.

  Rite Aid Hdqtrs. Funding, Inc.

        Certificate of Incorporation.    Article Sixth of the Certificate of Incorporation of Rite Aid Hdqtrs. Funding, Inc. provides that no director shall be personally liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived any improper personal benefit. Any repeal or modification of Article Sixth by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

  Rite Aid of Delaware, Inc.

        Certificate of Incorporation.    Article Ninth of the Certificate of Incorporation of Rite Aid of Delaware, Inc. provides that the corporation shall indemnify all persons whom it shall have power to indemnify to the fullest extent permitted by Section 145 of the DGCL.

  Rite Aid Online Store, Inc.; Rite Aid Payroll Management, Inc.

        Certificates of Incorporation:    Article Nine of the Certificates of Incorporation for the above corporations provides that to the fullest extent possible under the DGCL, directors shall not be liable to the corporation or the shareholders for monetary damages for a breach of fiduciary duty as director.

        Bylaws.    Article V of the Bylaws of the above corporations provide that the corporation shall indemnify all persons whom it shall have power to indemnify to the fullest extent permitted by the DGCL.

  Rite Aid Realty Corp.

        Certificate of Incorporation.    Article Tenth of the Certificate of Incorporation of Rite Aid Realty Corp. provides that the corporation shall have the power to indemnify any director or officer if such director or officer acted in good faith and in a manner such director or officer reasonably believed to be in or not opposed to the best interest of the corporation.

  Rite Aid Transport, Inc.

        Certificate of Incorporation.    Article Sixth of the Certificate of Incorporation of Rite Aid Transport, Inc. provides that no director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived any improper personal benefit.

  Rx Choice, Inc.

        Certificate of Incorporation.    Article Fifth of the Certificate of Incorporation of Rx Choice, Inc. provides that the corporation shall indemnify its directors and officers to the full extent required or permitted by the DGCL.

  The Jean Coutu Group (PJC) USA, Inc.

        Certificate of Incorporation.    Article Tenth of the Certificate of Incorporation of The Jean Coutu Group (PJC) USA, Inc. provides that the corporation shall indemnify each director and officer of the corporation to the extent provided by law. Article Eleventh further provides that no director of the corporation shall be personally liable to any stockholder of the corporation except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of Title 8 of the Delaware Code or (iv) for any transaction from which the director derived any improper personal benefit.

  Thrift Drug, Inc.

        Certificate of Incorporation.    Article Ninth of the Certificate of Incorporation of Thrift Drug, Inc. provides that a director of the corporation shall not be personally liable to the corporation or its stockholders except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived any improper personal benefit.

        Bylaws.    Article VIII of the Bylaws of Thrift Drug, Inc. provides that the corporation shall indemnify in accordance with and to the full extent permitted by Delaware law.

  The Delaware Limited Liability Companies

        Delaware Limited Liability Company Act.    Section 18-303(a) of the Delaware Limited Liability Company Act ("DLLCA") provides that, except as otherwise provided by the DLLCA, the debts, obligations and liabilities of a limited liability company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the limited liability company, and no member or manager of a limited liability company shall be obligated personally for any such debt, obligation or liability of the limited liability company solely by reason of being a member or acting as a manager of the limited liability company. Section 18-108 of the DLLCA states that subject to such standards and restrictions, if any, as set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

  1515 West State Street Boise, Idaho, LLC; Ann & Government Streets—Mobile, Alabama, LLC; Central Avenue & Main Street Petal—MS, LLC; Eighth and Water Streets—Urichsville, Ohio, LLC; Munson & Andrews, LLC; Paw Paw Lake Road & Paw Paw Avenue—Coloma, Michigan, LLC; Silver Springs Road—Baltimore, Maryland/One, LLC; Silver Springs Road—Baltimore, Maryland/Two, LLC; Name Rite, LLC; State & Fortification Streets—Jackson, Mississippi, LLC; State Street and Hill Road—Gerard, Ohio, LLC; Tyler and Sanders Roads, Birmingham—Alabama, LLC

        Operating Agreement.    Section 3.11 of Article III of the Operating Agreements of the limited liability companies above provides that managers who perform the duties of the managers shall not be personally liable to the company or to any member for any loss or damage sustained by the company or any member, unless (i) the manager has breached or failed to perform the duties of its position under the DLLCA, the Certificate of Formation or the Operating Agreement and (ii) the failure to perform constitutes self-dealing, willful misconduct or recklessness by the manager. Article VI of the Operating Agreement provides that the company shall indemnify indemnified representatives against liability incurred in connection with any proceeding in which the indemnified representative is involved as a party, except: (1) where such indemnification is expressly prohibited by applicable law; (2) where the conduct of the indemnified representative has been finally determined (i) to constitute willful misconduct or recklessness sufficient in the circumstances to bar indemnification against liabilities arising from the conduct; or (ii) to be based upon or attributable to the receipt by the indemnified representative by the company of a personal benefit to which the indemnified representative is not legally entitled; or (3) to the extent such indemnification has been finally determined in a final adjudication to be otherwise unlawful.

  JCG (PJC) USA, LLC

        Limited Liability Company Agreement.    Article 12 of the Limited Liability Company Agreement of JCG (PJC) USA, LLC provides that except as otherwise provided by the Delaware Act, the debts, obligations and liabilities of the company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the company, and the member shall not be obligated for any such debt, obligation or liability of the company. The company shall, to the fullest extent authorized by the Delaware Act, indemnify the member from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member of the company.

  PJC Dorchester Realty LLC; PJC Haverhill Realty LLC; PJC Hyde Park Realty LLC; PJC Manchester Realty LLC; PJC Mansfield Realty LLC; PJC New London Realty LLC; PJC Peterborough Realty LLC; PJC Providence Realty LLC; PJC Realty N.E. LLC; PJC Revere Realty LLC

        Limited Liability Company Agreement.    Article 7.1 of the Limited Liability Company Agreements of the above limited liability companies provides that except as otherwise provided by the DLLCA, the debts, obligations and liabilities of the company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the company, and the sole member shall not be obligated personally for any such debt, obligation or liability of the company. Article 7.2(b) provides that the except as otherwise provided by the DLLCA, the manager shall not be personally liable for ay of the debts, liabilities, obligations or contracts of the company. Article 7.6(a) provides that no member shall have any personal liability whatsoever to the company or any other member. Article 7.6(b) further provides that the company shall indemnify each member against any and all losses, claims, damages, expenses, and liabilities (including, without limitation, indemnification against negligence, gross negligence or breach of duty).

  PJC East Lyme Realty LLC; PJC Hermitage Realty LLC

        Limited Liability Company Agreement.    The Limited Liability Company Agreements of the above limited liability companies do not contain provisions regarding the indemnification of controlling persons, directors or officers.

  Rite Aid Services, LLC

        Operating Agreement.    The Operating Agreement of Rite Aid Services, LLC provides that the company shall indemnify the member and authorized agents of the company for all costs, losses, liabilities and damages accrued in connection with the business of the company to the fullest extent provided by the law of Delaware.

  The Delaware Limited Partnership

        Delaware Revised Uniform Limited Partnership Act.    Section 17-108 of the Delaware Revised Uniform Limited Partnership Act provides that, subject to such standards and restrictions, if any, as are set forth in its partnership agreement, a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever. Section 17-303 provides that a limited partner is not liable for the obligations of a limited partnership unless he or she is also a general partner or, in addition to the exercise of the rights and powers of a limited partner, he or she participates in the control of the business. However, if the limited partner does participate in the control of the business, he or she is liable only to persons who transact business with the limited partnership reasonably believing, based upon the limited partner's conduct, that the limited partner is a general partner.

  Maxi Drug South, L.P.

        Agreement of Limited Partnership.    The Agreement of Limited Partnership of Maxi Drug South, L.P. provides that, subject to the fiduciary duties of a general partner as provided by law, the general partner and its affiliates shall have no liability to the partnership or to any partner for any loss suffered by the partnership which arises out of any action or inaction of the general partner or its affiliates if the general partner or its affiliates, in good faith, determined that such course of conduct is in, or not opposed to, the best interest of the partnership, and such course of conduct did not constitute gross negligence or willful misconduct of the general partner or its affiliates. To the fullest extent permitted by law, the general partner and its affiliates shall be indemnified by the partnership against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the partnership, provided that the same were not the result of gross negligence or willful misconduct on the part of the general partner or its affiliates. Any claim for indemnification shall be paid from, and only to the extent of, the partnership's assets and no partners shall have any personal liability on account thereof.

  The Alabama Corporations

        Alabama Business Corporations Law.    Code of Alabama, 1975, Section 10-2B-8.51 and 10-2B-8.56 gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement reasonably incurred by him in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation, when acting in his or her official capacity with the corporation, or, in all other cases, not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. No indemnification shall be made, however, in respect of any claim, issue or matter as to which such person shall have not met the applicable standard of conduct, shall have been adjudged to be liable to the corporation or, in connection with any other action, suit or proceeding charging improper personal benefit to such person, if such person was adjudged liable on the basis that personal benefit was improperly received by him, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Also, Section 10-2B-8.52 states that, to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) reasonably incurred by him in connection therewith, notwithstanding that he has not been successful on any other claim, issue or matter in any such action, suit or proceeding.

  3581 Carter Hill Road—Montgomery Corp.; Harco, Inc.; K&B Alabama Corporation; Rite Aid of Alabama, Inc.

        Certificate of Incorporation and Bylaws.    Neither the Certificates of Incorporation nor the Bylaws of the above corporations contain provisions regarding the indemnification of directors or officers.

The California Corporations

        California General Corporation Law.    Section 317 of the California General Corporation Law ("CAGCL") authorizes a court to award, or a corporation to grant, indemnity to officers, directors and other agents for reasonable expenses incurred in connection with the defense or settlement of an action by or in the right of the corporation or in a proceeding by reason of the fact that the person is or was an officer, director, or agent of the corporation. Indemnity is available where the person party to a proceeding or action acted in good faith and in a manner reasonably believed to be in the best interests of the corporation and its shareholders and, with respect to criminal actions, had no reasonable cause to believe his conduct was unlawful. To the extent a corporation's officer, director or agent is successful on the merits in the defense of any proceeding or any claim, issue or related matter, that person shall be indemnified against expenses actually and reasonably incurred. Under Section 317 of the CAGCL, expenses incurred in defending any proceeding may be advanced by the corporation prior to the final disposition of the proceeding upon receipt of any undertaking by or on behalf of the officer, director, employee or agent to repay that amount if it is ultimately determined that the person is not entitled to be indemnified. Indemnifications are to be made by a majority vote of a quorum of disinterested directors, or by approval of members not including those persons to be indemnified, or by the court in which such proceeding is or was pending upon application made by either the corporation, the agent, the attorney, or other person rendering services in connection with the defense. The indemnification provided by Section 317 is not exclusive of any other rights to which those seeking indemnification may be entitled.

  Thrifty Corporation

        Articles of Incorporation and Bylaws.    Neither the Articles of Incorporation nor the Bylaws of Thrifty Corporation contain provisions regarding the indemnification of directors or officers.

  Thrifty PayLess, Inc.

        Articles of Incorporation.    Article VI of the Articles of Incorporation of the above corporations provides that the liability of directors for monetary damages shall be eliminated to the fullest extent permissible under California law and that agents of the corporation shall be indemnified to the fullest extent permissible under California Law and in excess of that expressly permitted by Section 317 of the CAGCL, subject to the limits set forth in Section 204 of the CAGCL.

        Bylaws.    Article V, Section 5.05 of the Bylaws of Thrifty PayLess, Inc. provides that the corporation shall indemnify in accordance with and to the full extent permitted by California law.

  The Connecticut Corporation

        Connecticut Business Corporation Act.    Subsection (a) of Section 33-771 of the Connecticut Business Corporation Act ("CTBCA"), provides that a corporation may indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if: (1) (A) he conducted himself in good faith; (B) he reasonably believed (i) in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation and (ii) in all other cases, that his conduct was at least not opposed to the best interests of the corporation; and (C) in the case of any criminal proceeding, he has no reasonable cause to believe his conduct was unlawful; or (2) he engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the certificate of incorporation as authorized by the CTBCA. Subsection (b) of Section 33-771 of the CTBCA provides that a director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement that his conduct was at least not opposed to the best interest of the corporation. Subsection (c) of Section 33-771 of the CTBCA provides that the termination of a proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the relevant standard of conduct described in Section 33-771 of the CTBCA. Subsection (d) of Section 33-771 of the CTBCA provides that, unless ordered by a court, a corporation may not indemnify a director: (1) in connection with a proceeding by or in the right of the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under Section 33-771(a) of the CTBCA; or (2) in connection with any proceeding with respect to conduct for which he was adjudged liable on the basis that he received a financial benefit to which he was not entitled, whether or not involving action in his official capacity.

        Section 33-772 of the CTBCA provides that a corporation shall indemnify a director of the corporation who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation, against reasonable expenses incurred by him in connection with the proceeding. Subsection (a) of Section 33-776 of the CTBCA provides that a corporation may indemnify an officer of the corporation who is a party to a proceeding because he is an officer of the corporation (1) to the same extent as a director and (2) if he is an officer but not a director, to such further extent, consistent with public policy, as may be provided by contract, the certificate of incorporation, the bylaws or a resolution of the board of directors. Subsection (c) of Section 33-776 of the CTBCA provides that an officer of the corporation who is not a director is entitled to mandatory indemnification under Section 33-772 to the same extent to which a director may be entitled to indemnification.

  Rite Aid of Connecticut, Inc.

        Certificate of Incorporation.    Article Sixth of the Certificate of Incorporation of Rite Aid of Connecticut, Inc. provides that the corporation shall indemnify all persons whom it shall have the power to indemnify to the fullest extent permitted by Section 33-320 of the Stock Corporation Act.

The Florida Corporations

        Florida Business Corporation Act.    Section 607.0850 of the Florida Business Corporation Act ("FLBCA") permits, in general, a Florida corporation to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, or served another entity in any capacity at the request of the corporation, against liability incurred in connection with such proceeding, including any appeal thereof, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of the corporation and, in criminal actions or proceedings, additionally had no reasonable cause to believe that his or her conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred by such person in connection with the defense or settlement of such proceeding, including any appeal thereof, if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person in fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper. Section 607.0850(6) of the FLBCA permits the corporation to pay such costs or expenses in advance of a final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if he or she is ultimately found not to be entitled to indemnification under the FLBCA. Section 607.0850 of the FLBCA provides that the indemnification and advancement of expense provisions contained in the FLBCA shall not be deemed exclusive of any rights to which a director or officer seeking indemnification or advancement of expenses may be entitled.

  Eckerd Fleet, Inc.

        Articles of Incorporation and Bylaws.    Neither the Articles of Incorporation nor the Bylaws of the above corporation contain provisions regarding the indemnification of directors or officers.

  Patton Drive and Navy Boulevard Property Corporation; Rite Aid of Florida, Inc.

        Articles of Incorporation and Bylaws.    Neither the Articles of Incorporation nor the Bylaws of the above corporations contain provisions regarding the indemnification of directors or officers.

The Georgia Corporation

        Georgia Business Corporation Code.    Subsection (a) of Section 14-2-851 of the Georgia Business Corporation Code ("GABCC") provides that a corporation may indemnify an individual made a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if: (1) such individual conducted himself or herself in good faith and (2) such individual reasonably believed: (A) in the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation; (B) in all other cases, that such conduct was at least not opposed to the best interests of the corporation; and (C) in the case of any criminal proceeding, that the individual had no reasonable cause to believe such conduct was unlawful. Subsection (d) of Section 14-2-851 of the GABCC provides that a corporation may not indemnify a director: (1) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct or (2) or in connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity. Notwithstanding the foregoing, pursuant to Section 14-2-854, a court shall order a corporation to indemnify or give an advance for expenses to a director if such court determines the director is entitled to indemnification under Section 14-2-854 or if it determines that in view of all relevant circumstances, it is fair and reasonable, even if the director has not met the standard of conduct set forth in subsections (a) and (b) of Section 14-2-851 of the GABCC or was adjudged liable in a proceeding referred to in subsection (d) of Section 14-2-851 of the GABCC, but if the director was adjudged so liable, the indemnification shall be limited to reasonable expenses incurred by the director in connection with the proceeding.

        Section 14-2-852 of the GABCC provides that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because he or she was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. Subsection (c) of Section 14-2-857 of the GABCC provides that an officer of the corporation who is not a director is entitled to mandatory indemnification under Section 14-2-852 and may apply to a court under Section 14-2-854 for indemnification or advances for expenses, in each case to the same extent to which a director may be entitled to indemnification or advances for expenses under those provisions. In addition, subsection (d) of Section 14-2-857 provides that a corporation may also indemnify and advance expenses to an employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, action of its board of directors or contract.

  Rite Aid of Georgia, Inc.

        Articles of Incorporation and Bylaws.    Neither the Articles of Incorporation nor the Bylaws of Rite Aid of Georgia, Inc. contain provisions regarding the indemnification of directors or officers.

The Illinois Corporation

        Illinois Business Corporation Act.    Under Section 8.75 of the Illinois Business Corporation Act of 1983, ("ILBCA"), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation. Section 8.75(f) of the ILBCA further provides that the indemnification and advancement of expenses provided by or granted under Section 8.75 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

  Rite Aid of Illinois, Inc.

        Articles of Incorporation and Bylaws.    Neither the Articles of Incorporation nor the Bylaws of Rite Aid of Illinois, Inc. contain provisions regarding the indemnification of directors or officers.

The Indiana Corporation

        Indiana Corporation Law.    Chapter 37 of the Indiana Corporation Law ("INCL") states that a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if the individual's conduct was in good faith, the individual reasonably believed, in the case of conduct in the individual's official capacity with the corporation, that the individual's conduct was in its best interests, and, in the case of any criminal proceeding, the individual either had reasonable cause to believe the individual's conduct was lawful or had no reasonable cause to believe the individual's conduct was unlawful. Unless limited by its articles of incorporation, a corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if the director furnishes the corporation a written affirmation of the director's good faith belief that the director has met the standard of conduct described in the INCL, the director furnishes the corporation a written undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that the director did not meet the standard of conduct and a determination is made that the facts then known to those making the determination would not preclude indemnification under the law. A corporation may not indemnify a director unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth under the law. The determination shall be made by the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding, or by the other methods specified in Chapter 37 of the INCL.

        A corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, member, manager, trustee, employee, or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by the individual in that capacity or arising from the individual's status as a director, officer, member, manager, employee, or agent. The indemnification and advance for expenses provided for or authorized by the INCL does not exclude any other rights to indemnification and advance for expenses that a person may have under a corporation's articles of incorporation, bylaws or certain other duly authorized agreements.

  Rite Aid of Indiana, Inc.

        Articles of Incorporation and Bylaws.    Neither the Articles of Incorporation nor the Bylaws of Rite Aid of Indiana, Inc. contain provisions regarding the indemnification of directors or officers.

The Kentucky Corporation

        Kentucky Business Corporations Law.    Section 271B.8-510 of the Kentucky Revised Statutes ("KRS") permits a Kentucky corporation to indemnify an individual who was, is or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, because he is or was a director against liability incurred in the proceeding if: (i) he conducted himself in good faith; (ii) he reasonably believed, in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests and, in all other cases, that his conduct was at least not opposed to its best interests; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Indemnification may be made against the obligation to pay a judgment, settlement, penalty, fine or reasonable expenses (including counsel fees) incurred with respect to a proceeding, except that if the proceeding was by or in the right of the corporation, indemnification may be made only against reasonable expenses. Pursuant to Section 271B.8-530, a corporation may pay for or reimburse the reasonable expenses incurred by a director in advance of final disposition of the proceeding if (i) the director affirms to the corporation in writing his good faith belief that he has met the standard of conduct required for indemnification; (ii) the director undertakes the personal obligation to repay such advance upon an ultimate determination that he failed to meet such standard of conduct; and (iii) a determination is made in the manner specified in KRS Section 271B.8-550 that the facts then known to those making the determination would not preclude indemnification.

        A corporation may not indemnify a director under KRS Section 271B.8-510 in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Unless limited by the articles of incorporation, a director who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation is entitled to indemnification against reasonable expenses incurred by him in connection with the proceeding. Unless limited by its articles of incorporation, a Kentucky corporation may indemnify and advance expenses to an officer, employee or agent of the corporation to the same extent that it may indemnify and advance expenses to directors. The indemnification and advancement of expenses provided by or granted pursuant to KRS 271B.8-500 - 271B.8-580 is not exclusive of any rights to which those seeking indemnification may otherwise be entitled. KRS 271B.8-570 empowers a Kentucky corporation to purchase and maintain insurance on behalf of its directors, officers, employees or agents of the corporation, whether or not the corporation would have the power under KRS 271B.8-510 or KRS 271B.8-520 to indemnify them against such liability.

  Rite Aid of Kentucky, Inc.

        Articles of Incorporation and Bylaws.    Neither the Articles of Incorporation nor the Bylaws of Rite Aid of Kentucky, Inc. contain provisions regarding the indemnification of directors or officers.

The Louisiana Corporations

        Louisiana Business Corporation Law.    Section 83A(1) of the Louisiana Business Corporation Law ("LBCL") permits corporations to indemnify any person who was or is a party or is threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including any action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another business, foreign or nonprofit corporation, partnership, joint venture, or other enterprise, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 83A(2) of the LBCL provides that, in case of actions by or in the right of the corporation, the indemnity shall be limited to expenses, including attorneys fees and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the action to conclusion, actually and reasonably incurred in connection with the defense or settlement of such action, and that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for willful or intentional misconduct in the performance of his duty to the corporation, unless, and only to the extent that the court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 83(B) of the LBCL provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Any indemnification under Section 83A of the LBCL, unless ordered by the court, shall be made by the corporation only as authorized in a specific case upon a determination that the applicable standard of conduct has been met, and such determination shall be made: (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding; (ii) if such a quorum is not obtainable and the board of directors so directs, by independent legal counsel; or (iii) by the stockholders.

        The indemnification provided for by Section 83 of the LBCL shall not be deemed exclusive of any other rights to which the person indemnified is entitled under any bylaw, agreement, authorization of stockholders or directors, regardless of whether directors authorizing such indemnification are beneficiaries thereof, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of his heirs and legal representative; however, no such other indemnification measure shall permit indemnification of any person for the results of such person's willful or intentional misconduct.

  K&B Louisiana Corporation;

        Articles of Incorporation and Bylaws.    Neither the Articles of Incorporation nor the Bylaws of the above corporation contain provisions regarding the indemnification of directors or officers.

  K&B Services, Incorporated

        Articles of Certification.    Article X of the Articles of Incorporation provides that the personal liability of a director or officer to the corporation or the shareholders for monetary damages for breach of fiduciary duty is eliminated to the fullest extent possible under Louisiana Revised Statutes 12:24 (C)(4).

The Maine Corporations

        Maine Business Corporation Act.    Subchapter 5 of Chapter 8 of the Maine Business Corporation Act ("MEBCA") provides that a corporation may indemnify any person who was, is or is threatened to be made a defendant or respondent to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, and whether formal or informal, because that person is or was a director or officer, or while a director or officer of the corporation is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other entity, against any obligation to pay a judgment, settlement, penalty, fine, including any excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred in the proceeding if: (A) (i) he conducted himself in good faith, (ii) he reasonably believed, in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests and, in all other cases, that his conduct was at least not opposed to its best interests and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or (B) he engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the corporation's articles of incorporation.

        In addition, unless ordered by a court, a corporation may not indemnify one of the corporation's officers or directors in connection with an action, suit or proceeding (i) by or in the right of the corporation, except for reasonable expenses incurred in connection with the action, suit or proceeding if it is determined that the officer or director acted in accordance with the standard above or (ii) with respect to conduct for which the director or officer was adjudged liable on the basis that the director or officer received a financial benefit to which the director was not entitled, whether or not involving action in the director's official capacity.

        Under the MEBCA, a corporation may indemnify an officer of the corporation to the same extent as a director and, if the officer is an officer but not a director, to such further extent as may be provided in the corporation's articles of incorporation, bylaws, a resolution of the corporation's board of directors or a contract except for (i) liability in connection with an action, suit or proceeding by or in the right of the corporation other than reasonable expenses incurred in connection with the action, suit or proceeding or (ii) liability arising out of conduct that constitutes receipt by the officer of a financial benefit to which the officer is not entitled, an intentional infliction of harm on the corporation or its shareholders or an intentional violation of criminal law.

  Rite Aid of Maine, Inc.

        Articles of Incorporation and Bylaws.    Neither the Articles of Incorporation nor the Bylaws of the Rite Aid of Maine, Inc. contain provisions regarding the indemnification of directors or officers.

The Maryland Corporations

        Maryland General Corporation Law.    Under Section 2-418 of the Maryland General Corporation Law ("MDGCL"), a Maryland corporation may indemnify any director who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is a present or former director of the corporation and any person who, while a director of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan. Such indemnification may be against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him in connection with the proceeding unless it is proven that (a) the act or omission of the director was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty; (b) the director actually received an improper personal benefit in money, property, or services; or (c) in the case of any criminal proceeding, the director had reasonable cause to believe his act or omission was unlawful. However, the corporation may not indemnify any director in connection with a proceeding by or in the right of the corporation if the director has been adjudged to be liable to the corporation. A director who has been successful in the defense of any proceeding described above shall be indemnified against reasonable expenses incurred in connection with the proceeding. The corporation may not indemnify a director in respect of any proceeding charging improper personal benefits to the director in which the director was adjudged to be liable on the basis that personal benefit was improperly received. The corporation may not indemnify a director or advance expenses for a proceeding brought by the director against the corporation except if the proceeding is brought to enforce indemnification by the corporation or if the corporation's charter or bylaws, a board resolution or contract provides otherwise. Notwithstanding the above provisions, a court of appropriate jurisdiction, upon application of the director, may order indemnification if it determines that in view of all the relevant circumstances, the director is fairly and reasonably entitled to indemnification; however, indemnification with respect to any proceeding by or in the right of the corporation or in which liability was adjudged on the basis that personal benefit was improperly received shall be limited to expenses. A corporation may advance reasonable expenses to a director under certain circumstances, including a written undertaking by or on behalf of such director to repay the amount if it shall ultimately be determined that the standard of conduct necessary for indemnification by the corporation has not been met.

        A corporation may indemnify and advance expenses to an officer of the corporation to the same extent that it may indemnify directors under Section 2-418 of the MDGCL.

        The indemnification and advancement of expenses provided by statute is not exclusive of any other rights, by indemnification or otherwise, to which a director or officer may be entitled under the charter, bylaws, a resolution of shareholders or directors, an agreement or otherwise.

        A corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer, whether or not the corporation would have the power to indemnify a director or officer against liability under the provision of Section 2-418 of the MDGCL. Further, a corporation may provide similar protection, including a trust fund, letter of credit or surety bond, not inconsistent with the statute.

  GDF, Inc.

        Articles of Incorporation.    Article Eighth of the Articles of Incorporation of GDF, Inc. provides that the corporation shall indemnify its directors and officers to the full extent possible under the General Laws of the State of Maryland.

  Read's Inc.

        Articles of Incorporation and Bylaws.    Neither the Articles of Incorporation nor the Bylaws of the above corporations contain provisions regarding the indemnification of directors or officers.

  Rite Aid of Maryland, Inc.

        Articles of Incorporation.    Article Sixth of the Articles of Incorporation of Rite Aid of Maryland, Inc. provides that the corporation shall, to the fullest extent permitted by Section 64 of the MDGCL, indemnify all persons whom it shall have power to indemnify under such law.

The Massachusetts Corporations

        Massachusetts Business Corporation Act.    Section 8.51 of Chapter 156D of the Massachusetts General Laws provides that a corporation may indemnify a director against liability if (1) (i) he conducted himself in good faith; (ii) he reasonably believed that his conduct was in the best interest of the corporation or that his conduct was at least not opposed to the best interests of the corporation; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or (2) he engaged in conduct for which he shall not be liable under a provision of the corporation's articles of organization authorized by Section 2.02(b)(4) of Chapter 156D of the Massachusetts General Laws. Section 8.52 of Chapter 156D of the Massachusetts General Laws provides that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

        Section 8.56 of Chapter 156D of the Massachusetts General Laws provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he is an officer of the corporation (1) to the same extent as a director and (2) if he is an officer but not a director, to such further extent as may be provided by the articles of organization, the bylaws, a resolution of the board of directors, or contract except for liability arising out of acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law. Section 8.56 also provides that an officer of a corporation who is not a director is entitled to mandatory indemnification under Section 8.52, and that the officer may apply to a court for indemnification or an advance for expenses, in each case to the same extent to which a director may be entitled to indemnification or advance under those provisions. Section 8.57 of the Massachusetts General Laws also affords a Massachusetts corporation the power to obtain insurance on behalf of its directors and officers against liabilities incurred by them in these capacities.

  PJC of Massachusetts, Inc.

        Articles of Organization and Bylaws.    Article VI of the Articles of Organization and Article X of the Bylaws of PJC of Massachusetts, Inc. provide that the corporation shall have the power to indemnify directors and officers in accordance with Massachusetts law.

  PJC Realty MA, Inc.

        Articles of Organization.    Article VI of the Articles of Organization of PJC of Realty MA, Inc. provides that no director shall be personally liable, notwithstanding any law imposing such liability. However, to the extent provided by applicable law, this provision shall eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Sections 60, 62, or 64 of the MBCL or (iv) for any transaction in connection with which such director derived an improper personal benefit.

        Bylaws.    Article V of the Bylaws of PJC Realty MA, Inc. provides that directors and officers shall be indemnified to the extent permitted by Massachusetts law. However, the corporation shall not indemnify any such person if such person shall be finally adjudged not to have acted in the best interests of corporation.

  Rite Aid of Massachusetts, Inc.

        Articles of Incorporation.    Article 6A of the Articles of Incorporation of Rite Aid of Massachusetts, Inc. provides that each director and officer of the corporation may be indemnified against all costs and expenses, however, the corporation shall not indemnify any such person with respect to any matter that he or she has been adjudicated in any proceeding not to have acting in good faith.

The Michigan Corporations

        Michigan Business Corporation Act.    Under Section 561 of the Michigan Business Corporation Act ("MIBCA"), a Michigan corporation may indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another enterprise, against expenses, including attorney's fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred in connection therewith if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful.

        Under Section 562 of the MIBCA, a Michigan corporation may also provide similar indemnity to such a person for expenses, including attorney's fees, and amounts paid in settlement actually and reasonably incurred by the person in connection with actions or suits by or in the right of the corporation if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the interests of the corporation or its shareholders, except in respect of any claim, issue or matter in which the person has been found liable to the corporation, unless the court determines that the person is fairly and reasonably entitled to indemnification in view of all relevant circumstances, in which case indemnification is limited to reasonable expenses incurred. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. The MIBCA also permits a Michigan corporation to purchase and maintain on behalf of such a person insurance against liabilities incurred in such capacities.

  Apex Drug Stores, Inc.; Perry Distributors, Inc.; Ram-Utica, Inc.; RDS Detroit, Inc.; Rite Aid of Michigan, Inc.

        Articles of Incorporation and Bylaws.    Neither the Articles of Incorporation nor the Bylaws of the above corporations contain provisions regarding the indemnification of directors or officers.

  PDS-1 Michigan, Inc.

        Articles of Incorporation.    Article VIII of the Articles of Incorporation of PDS-1 Michigan, Inc. provides that directors shall not be personally liable for monetary damages to the corporation or its shareholders provided except for (1) a breach of the director's duty of loyalty to the corporation or its shareholders; (2) acts or omissions not in good faith that involve intentional misconduct or a knowing violation of the law; (3) a violation of Section 551(1) of the MIBCA; or 4) a transaction from which the director derived an improper personal benefit. Article VIII further provides that if the MIBCA is amended to authorize further elimination of liability of directors, then the liability of directors shall be limited to the fullest extent permitted by the amended MIBCA.

  Perry Drug Stores, Inc.

        Articles of Incorporation.    Article X of the Articles of Incorporation of Perry Drug Stores, Inc. provides that directors shall not be personally liable for monetary damages to the corporation or its shareholders provided except for (A) a breach of the director's duty of loyalty to the corporation or its shareholders; (B) acts or omissions not in good faith that involve intentional misconduct or a knowing violation of the law; (C) a violation of Section 551(1) of the MIBCA; (D) a transaction from which the director derived an improper personal benefit; or (E) an act or omission occurring before the date Article X became effect. Article X further provides that if the MIBCA is amended to authorize further elimination of liability of directors, then the liability of directors shall be limited to the fullest extent permitted by the amended MIBCA.

  The Michigan Limited Liability Companies

        Michigan Limited Liability Company Act.    Section 408 of the Michigan Limited Liability Company Act ("MLLCA") permits the limited liability company to indemnify and hold harmless any manager from and against any and all claims and demands sustained by reason of any acts or omissions as a manager, as provided in a contract with the manager or to the fullest extent provided by agency law, subject to certain exceptions. Section 408 further permits a limited liability company to purchase and maintain insurance on behalf of a manager against any liability or expense asserted against or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the company could indemnify him or her against liability.

  1740 Associates, LLC; Northline & Dix—Toledo—Southgate, LLC; Seven Mile and Evergreen—Detroit, LLC

        Operating Agreement.    Section 3.11 of Article III of the Operating Agreements of limited liability companies above provides that managers who perform the duties of the managers shall not be personally liable to the company or to any member for any loss or damage sustained by the company or any member, unless (i) the manager has breached or failed to perform the duties of its position under the MLLCA, the Certificate of Formation or the Operating Agreement and (ii) the failure to perform constitutes self-dealing, willful misconduct or recklessness by the manager. Article VI of the Operating Agreement provides that the company shall indemnify indemnified representatives against liability incurred in connection with any proceeding in which the indemnified representative is involved as a party, except: (1) where such indemnification is expressly prohibited by applicable law; (2) where the conduct of the indemnified representative has been finally determined (i) to constitute willful misconduct or recklessness sufficient in the circumstances to bar indemnification against liabilities arising from the conduct; or (ii) to be based upon or attributable to the receipt by the indemnified representative by the company of a personal benefit to which the indemnified representative is not legally entitled; or (3) to the extent such indemnification has been finally determined in a final adjudication to be otherwise unlawful.

The Mississippi Corporation

        Mississippi Business Corporation Act.    The Mississippi Business Corporation Act ("MSBCA") empowers a corporation to indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if (i) he conducted himself in good faith; (ii) he reasonably believed, in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation, and in all other cases, that his conduct was at least not opposed to the best interests of the corporation; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may also indemnify an individual who engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation as authorized by Section 79-4-2.02(b)(5) of the MSBCA. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the relevant standard of conduct.

        Unless ordered by a court, under Section 79-4-8.54(a)(3) of the MSBCA, a corporation may not indemnify a director (i) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under the MSBCA or (ii) in connection with any proceeding with respect to conduct for which he was adjudged liable on the basis that he received a financial benefit to which he was not entitled, whether or not involving action in his official capacity. The MSBCA further provides that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. Also, a corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he is a director. The director must deliver to the corporation: (1) a written affirmation of his good faith belief that he has met the relevant standard of conduct described in the MSBCA or that the proceeding involves conduct for which liability has been eliminated under a provision of the articles of incorporation as authorized by the MSBCA and (2) his written undertaking to repay any funds advanced if he is not entitled to mandatory indemnification under the MSBCA and it is ultimately determined under the MSBCA that he has not met the relevant standard of conduct described in the MSBCA. The undertaking required must be an unlimited general obligation of the director. It need not be secured and may be accepted without reference to the financial ability of the director to make repayment.

        A corporation may not indemnify a director as described above unless authorized by (i) if there are two or more disinterested directors, by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote; (ii) if there are fewer than two disinterested directors, by the vote necessary for action by the board in accordance with the MSBCA, in which authorization directors who do not qualify as disinterested directors may participate or (iii) the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the authorization. A corporation may also indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he is an officer to the same extent as for a director.

  K&B Mississippi Corporation

        Articles of Incorporation and Bylaws.    Neither the Articles of Incorporation nor the Bylaws of the above corporation contain provisions regarding the indemnification of directors or officers.

The New Hampshire Corporation

        New Hampshire Business Corporation Act.    Section 293-A:8.51 of the New Hampshire Business Corporation Act ("NHBCA") provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1) he conducted himself in good faith; (2) he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Under NHBCA Section 293-A:8.53, a New Hampshire corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if: (1) the director furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct described in the preceding sentence; (2) the director furnishes the corporation an undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct; and (3) a determination is made that the facts then known to those making the determination would not preclude indemnification. Unless a corporation's articles of incorporation provide otherwise, the corporation may indemnify and advance expenses to an officer, employee or agent of the corporation who is not a director to the same extent as to a director. A corporation may not indemnify a director (x) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or (y) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Unless limited by its articles of incorporation, a New Hampshire corporation must indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or officer of the corporation against reasonable expenses incurred by him in connection with the proceeding. A New Hampshire corporation may also purchase and maintain on behalf of a director or officer insurance against liabilities incurred in such capacities, whether or not the corporation would have the power to indemnify him against the same liability under NHBCA Sections 293-A:8.51 or 293-A:8.52.

  Rite Aid of New Hampshire, Inc.

        Articles of Agreement and Bylaws.    Neither the Articles of Agreement nor the Bylaws of Rite Aid of New Hampshire, Inc. contain provisions regarding the indemnification of directors or officers.

The New Jersey Corporations

        New Jersey Business Corporation Act.    Section 14A:3-5 of the New Jersey Business Corporation Act ("NJBCA") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a corporate agent (i.e., a director, officer, employee or agent of the corporation or a director, officer, trustee, employee or agent of another related corporation or enterprise), against reasonable costs (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceedings, had no reasonable cause to believe that such conduct was unlawful. Section 14A:3-5 of the NJBCA also empowers a corporation to indemnify a corporate agent against reasonable costs (including attorneys' fees) incurred by him in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves such corporate agent by reason of the fact that he is or was a corporate agent if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Superior Court of New Jersey or the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

        To the extent that a corporate agent has been successful in the defense of any action, suit or proceeding referred to above, or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) incurred by him in connection therewith. Section 14A:3-5 further provides that indemnification provided for by Section 14A:3-5 shall not be deemed exclusive of any rights to which the indemnified party may be entitled. The NJBCA also empowers a corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or expenses incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities and expenses under NJBCA Section 14A:3-5.

  657-659 Broad St. Corp.; Lakehurst and Broadway Corporation; Rite Aid of New Jersey, Inc.

        Certificate of Incorporation and Bylaws.    Neither the Certificates of Incorporation nor the Bylaws of the above corporations contain provisions regarding the indemnification of directors or officers.

The New York Corporations

        New York Business Corporation Law.    Section 722(a) of the New York Business Corporation Law ("NYBCL") provides that a corporation may indemnify any officer or director, made or threatened to be made, a party to an action or proceeding, other than one by or in the right of the corporation, including an action by or in the right of any other corporation or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, because he was a director or officer of the corporation, or served such other corporation or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or in the case of service for any other corporation or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, had no reasonable cause to believe that his conduct was unlawful.

        Section 722(c) of the NYBCL provides that a corporation may indemnify any officer or director made, or threatened to be made, a party to an action by or in the right of the corporation by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for another corporation or other enterprise, not opposed to, the best interests of the corporation. The corporation may not, however, indemnify any officer or director pursuant to Section 722(c) in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought or, if no action was brought, any court of competent jurisdiction, determines upon application, that the person is fairly and reasonably entitled to indemnity for such portion of the settlement and expenses as the court deems proper.

        Section 723 of the NYBCL provides that an officer or director who has been successful, on the merits or otherwise, in the defense of a civil or criminal action of the character set forth in Section 722 is entitled to indemnification as permitted in such section. Section 724 of the NYBCL permits a court to award the indemnification required by Section 722.

  Rite Aid of New York, Inc.; Rite Aid Rome Distribution Center, Inc.

        Certificate of Incorporation.    Article Seventh of the Certificates of Incorporation of the above corporations provide that nothing in the Articles of Incorporation should be construed to limit, prohibit, deny, or abrogate the powers granted by the NYBCL including, in particular, the power of the corporation to furnish indemnification to directors and officers as described in the NYBCL.

The North Carolina Corporations

        North Carolina Business Corporation Act.    Section 55-8-51 of the North Carolina Business Corporation Act ("NCBCA") provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1) he conducted himself in good faith; (2) he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a director (i) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or (ii) in connection with any proceeding charging improper benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

        Section 55-8-57 of the NCBCA permits a corporation, in its articles of incorporation or bylaws or by contract or resolution, to indemnify, or agree to indemnify, its directors, officers, employees or agents against liability and expenses (including attorneys' fees) in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in such capacities, except for any liabilities or expenses incurred on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interests of the corporation. Sections 55-8-52 and 55-8-56 of the NCBCA require a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or officer who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director or officer was made a party because he was or is a director or officer of the corporation against reasonable expenses actually incurred by the director or officer in connection with the proceeding. Section 55-8-57 of the NCBCA authorizes a corporation to purchase and maintain insurance on behalf of an individual who was or is a director, officer, employee or agent of the corporation against certain liabilities incurred by such a person, whether or not the corporation is otherwise authorized by the NCBCA to indemnify that person.

  Rite Aid of North Carolina, Inc.

        Articles of Incorporation and Bylaws.    Neither the Articles of Incorporation nor the Bylaws of the above corporation contain provisions regarding the indemnification of directors or officers.

  EDC Drug Stores, Inc.

        Articles of Incorporation.    Article Six of the Articles of Incorporation of EDC Drug Stores, Inc. provides that a director of the corporation shall not be personally liable for monetary damages for breach of any duty as a director except and only to the extent applicable law restricts the effectiveness of this provision.

        Bylaws.    Article X of the Bylaws of EDC Drug Stores, Inc. provides that directors and officers of the corporation shall have the right to be indemnified by the corporation to the fullest extent permitted by law.

The Ohio Corporations

        Ohio General Corporation Law.    Pursuant to Section 1701.13(E) of the Ohio Revised Code, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of (i) any claim, issue or matter as to which that person shall have been adjudged to be liable for negligence or misconduct in performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person in fairly and reasonably entitled to indemnification for such expenses which the court of common pleas or such other court shall deem proper or (ii) any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Ohio Revised Code. An Ohio corporation is required to indemnify a director or officer against expenses actually and reasonably incurred to the extent that the director or officer is successful in defending a lawsuit brought against him or her by reason of the fact that the director or officer is or was a director or officer of the corporation.

        The indemnification provided for in Section 1701.13(E) of the Ohio Revised Code is not exclusive of any other rights of indemnification to which those seeking indemnification may be entitled, and a corporation may purchase and maintain insurance against liabilities asserted against any former or current, director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not the power to indemnify is provided by the statute.

  4042 Warrensville Center Road—Warrensville Ohio, Inc.; 5600 Superior Properties, Inc.; Broadview and Wallings—Broadview Heights Ohio, Inc.; Rite Aid of Ohio, Inc.; The Lane Drug Company

        Articles of Incorporation and Bylaws.    Neither the Articles of Incorporation nor the Bylaws of the above corporations contain provisions regarding the indemnification of directors or officers.

The Ohio Limited Liability Companies

        Ohio Limited Liability Companies Law.    Pursuant to Section 1705.32(A) of the Ohio Revised Code, a limited liability company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the limited liability company) by reason of the fact that he or she is or was a manager, member, employee or agent of the limited liability company, or is or was serving at the request of the limited liability company as a manager, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the company and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the company, a limited liability company may indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the company, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable for negligence or misconduct in performance of his duty to the company unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person in fairly and reasonably entitled to indemnification for such expenses which the court of common pleas or such other court shall deem proper. An Ohio limited liability company is required to indemnify a manager or officer against expenses actually and reasonably incurred to the extent that the manager or officer is successful in defending a lawsuit brought against him or her by reason of the fact that the manager or officer is or was a manager or officer of the company.

        The statutory right of indemnification is not exclusive in Ohio, and a limited liability company may, among other things, grant rights to indemnification under the limited liability company's operating agreement or other agreements. Ohio limited liability companies are also specifically authorized to procure insurance against any liability that may be asserted against managers and officers, whether or not the limited liability company would have the power to indemnify such persons.

  764 South Broadway—Geneva, Ohio, LLC; Gettysburg and Hoover—Dayton, Ohio, LLC; Mayfield & Chillicothe Roads—Chesterland, LLC

        Operating Agreement.    Section 3.11 of Article III of the Operating Agreement of limited liability company above provides that managers who perform the duties of the managers shall not be personally liable to the company or to any member for any loss or damage sustained by the company or any member, unless (i) the manager has breached or failed to perform the duties of its position under the Ohio Limited Liability Company Act, the Certificate of Formation or the Operating Agreement and (ii) the failure to perform constitutes self-dealing, willful misconduct or recklessness by the manager. Article VI of the Operating Agreement provides that the company shall indemnify indemnified representatives against liability incurred in connection with any proceeding in which the indemnified representative is involved as a party, except: (1) where such indemnification is expressly prohibited by applicable law; (2) where the conduct of the indemnified representative has been finally determined (i) to constitute willful misconduct or recklessness sufficient in the circumstances to bar indemnification against liabilities arising from the conduct; or (ii) to be based upon or attributable to the receipt by the indemnified representative by the company of a personal benefit to which the indemnified representative is not legally entitled; or (3) to the extent such indemnification has been finally determined in a final adjudication to be otherwise unlawful.

The Pennsylvania Corporations

        Pennsylvania Business Corporation Law.    Pursuant to Sections 1741-1743 of the Pennsylvania Business Corporation Law ("PABCL"), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable for negligence or misconduct in performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person in fairly and reasonably entitled to indemnification for such expenses which the court of common pleas or such other court shall deem proper. A Pennsylvania corporation is required to indemnify a director or officer against expenses actually and reasonably incurred to the extent that the director or officer is successful in defending a lawsuit brought against him or her by reason of the fact that the director or officer is or was a director or officer of the corporation.

        Section 1746 of the PABCL provides that the foregoing provisions shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under, among other things, any by-law provision, provided that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

  Keystone Centers, Inc.; Rite Aid of Pennsylvania, Inc.

        Articles of Incorporation and Bylaws.    Neither the Articles of Incorporation nor the Bylaws of the above corporations contain provisions regarding the indemnification of directors or officers.

The Rhode Island Corporations

        Rhode Island Business Corporation Act.    The Rhode Island Business Corporation Act (the "RIBCA") generally permits a corporation to indemnify a director or officer for expenses incurred by them by reason of their position with the corporation if the person has acted in good faith and with the reasonable belief (i) in the case of conduct in his or her official capacity that his or her conduct was in the best interests of the corporation and, (ii) in all other cases, that his or her conduct was at least not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Unless limited by the corporation's charter, the RIBCA also permits indemnification if a court of appropriate jurisdiction, upon application of a director or officer and such notice as the court shall require, determines that the individual is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he or she has met the standard of conduct referred to above. However, the RIBCA does not permit a corporation to indemnify persons (1) in actions brought by or in the right of the corporation if the person is adjudged to be liable to the corporation, or (2) in actions in which the director is adjudged to be liable on the basis that personal benefit was improperly received by him or her, although, in both cases, it does permit indemnification, but only of expenses, if, and only to the extent, approved by a court of appropriate jurisdiction. The RIBCA permits the right to indemnification to include the right to be paid by the corporation for expenses the indemnified person incurs in defending the proceeding in advance of its final disposition; the indemnified party delivers to the corporation a written affirmation of a good faith belief that he or she has met the applicable standards of conduct and that he or she undertakes to repay all amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified under the charter or otherwise. However, under the RIBCA, except where indemnification is ordered by a court of appropriate jurisdiction upon application of any director, officer, employee or agent, no indemnification will be made unless authorized in the specific case after a determination has been made, by the board of directors, special legal counsel or the shareholders that indemnification is permissible in the circumstances because the director, officer, employee or agent has met the standard of conduct for indemnification described above.

  537 Elm Street Corporation

        Articles of Incorporation and Bylaws.    Neither the Articles of Incorporation nor the Bylaws of 537 Elm Street Corporation contain provisions regarding the indemnification of directors or officers.

  MC Woonsocket, Inc.; PJC of Cranston, Inc.; PJC of East Providence, Inc.; PJC of Rhode Island, Inc.

        Bylaws.    Article IX of the Bylaws of the above corporations provides that the corporation shall have the power to indemnify and reimburse directors and officers as provided for in Section 7-1.1-4.1 of the Business Corporation Act of the State of Rhode Island, including any amendment or substitutions for such Section which may be made from time to time.

  P.J.C. of West Warwick, Inc.

        Bylaws.    Article XIII of the Bylaws of P.J.C. of West Warwick, Inc. provides that the corporation shall indemnify any director or officer to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, if such person acted in good faith and in a manner he or she reasonably believed to be in the in or not opposed to the best interest if the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. However, no indemnification shall be made in respect of any claim, issue or matter as to which such a person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation, unless a court determines that such person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper.

The South Carolina Corporation

        South Carolina Business Corporation Act.    The South Carolina Business Corporation Act of 1988 ("SCBCA") provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1) he conducted himself in good faith; (2) he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Under the SCBCA, a South Carolina corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if: (1) the director furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct described in the preceding sentence; and (2) the director furnishes the corporation an undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct; and (3) a determination is made that the facts then known to those making the determination would not preclude indemnification. Unless a corporation's articles of incorporation provide otherwise, the corporation may indemnify and advance expenses to an officer, employee or agent of the corporation who is not a director to the same extent as to a director. A corporation may not indemnify a director (x) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or (y) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Unless limited by its articles of incorporation, a corporation must indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or officer of the corporation against reasonable expenses incurred by him in connection with the proceeding. A corporation may also purchase and maintain on behalf of a director or officer insurance against liabilities incurred in such capacities, whether or not the corporation would have the power to indemnify him against the same liability under the statute.

  Rite Aid of South Carolina, Inc.

        Articles of Incorporation and Bylaws.    Neither the Articles of Incorporation nor the Bylaws of Rite Aid of South Carolina, Inc. contain provisions regarding the indemnification of directors or officers.

The Tennessee Corporations

        Tennessee Business Corporation Act.    The Tennessee Business Corporation Act ("TNBCA") provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1) he conducted himself in good faith; and (2) he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Under the TNBCA, a corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if: (1) the director furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct described in the preceding sentence; (2) the director furnishes the corporation an undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct; and (3) a determination is made that the facts then known to those making the determination would not preclude indemnification. Unless a corporation's articles of incorporation provide otherwise, the corporation may indemnify and advance expenses to an officer, employee or agent of the corporation who is not a director to the same extent as to a director. A corporation may not indemnify a director (x) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or (y) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Unless limited by its articles of incorporation, a corporation must indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or officer of the corporation against reasonable expenses incurred by him in connection with the proceeding. A corporation may also purchase and maintain on behalf of a director or officer insurance against liabilities incurred in such capacities, whether or not the corporation would have the power to indemnify him against the same liability under the statute.

  K&B Tennessee Corporation

        Articles of Incorporation.    Article 8 of the Articles of Incorporation of K&B Tennessee Corporation provides that except as specifically limited in Section 48-18-502 of the TNBCA, the corporation shall indemnify liability incurred by a director or officer if such person conducted himself or herself in good faith and believed that their conduct was in the corporation's best interest or at least not opposed to the corporation's best interest.

  Rite Aid of Tennessee, Inc.

        Articles of Incorporation and Bylaws.    Neither the Articles of Incorporation nor the Bylaws of Rite Aid of Tennessee, Inc. contain provisions regarding the indemnification of directors or officers.

The Texas Corporation

        Texas Business Corporation Act.    Article 2.02-1 of the Texas Business Corporation Act ("TXBCA") authorizes a Texas corporation to indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding, including any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, or investigative because the person is or was a director. The TXBCA provides that unless a court of competent jurisdiction determines otherwise, indemnification is permitted only if it is determined that the person (1) conducted himself in good faith; (2) reasonably believed (a) in the case of conduct in his official capacity as a director of the corporation, that his conduct was in the corporation's best interests and (b) in all other cases, that his conduct was at least not opposed to the corporation's best interests; and (3) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. A person may be indemnified under Article 2.02-1 of the TXBCA against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by the person (including court costs and attorneys' fees), but if the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by him, the indemnification is limited to reasonable expenses actually incurred and shall not be made in respect of any proceeding in which the person has been found liable for willful or intentional misconduct in the performance of his duty to the corporation. A corporation is obligated under Article 2.02-1 of the TXBCA to indemnify a director or officer against reasonable expenses incurred by him in connection with a proceeding in which he is named defendant or respondent because he is or was director or officer if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding. Under Article 2.02-1 of the TXBCA a corporation may (1) indemnify and advance expenses to an officer, employee, agent or other persons who are or were serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another entity to the same extent that it may indemnify and advance expenses to its directors, (2) indemnify and advance expenses to directors and such other persons identified in (1) to such further extent, consistent with law, as may be provided in the corporation's articles of incorporation, bylaws, action of its board of directors, or contract or as permitted by common law and (3) purchase and maintain insurance or another arrangement on behalf of directors and such other persons identified in (1) against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person.

  K&B Texas Corporation

        Articles of Incorporation and Bylaws.    Neither the Articles of Incorporation nor the Bylaws of K&B Texas Corporation contain provisions regarding the indemnification of directors or officers.

The Vermont Corporations

        Vermont Business Corporation Act.    The Vermont Business Corporation Act ("VTBCA") generally empowers a corporation to indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1) he conducted himself in good faith; and (2) he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (3) in the case of any proceeding brought by a governmental entity, he had no reasonable cause to believe his conduct was unlawful and he is not finally found to have engaged in a reckless or intentional unlawful act. A corporation may not indemnify a director (x) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (y) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Unless limited by its articles of incorporation, a corporation must indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or officer of the corporation against reasonable expenses incurred by him in connection with the proceeding. Under the VTBCA, a corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if: (1) the director furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct described in Section 8.51 of the VTBCA; (2) the director furnishes the corporation an undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct; and (3) a determination is made that the facts then known to those making the determination would not preclude indemnification. Unless a corporation's articles of incorporation provide otherwise, the corporation may indemnify and advance expenses to an officer, employee or agent of the corporation who is not a director to the same extent as to a director. A corporation may also purchase and maintain on behalf of a director or officer insurance against liabilities incurred in such capacities, whether or not the corporation would have the power to indemnify him against the same liability under the statute.

  Maxi Green Inc.; PJC of Vermont

        Articles of Incorporation.    Article VIII of the Articles of Incorporation of the above corporations provides that, to the extent permitted by Section 2.02(b)(4) of the VTBCA, as the same may be supplemented and amended, no director of the corporation shall be personally liable to the corporation or its shareholders for money damages for any action taken, or any failure to take any action, solely as a director, based on a failure to discharge his or her own duties in accordance with Section 8.30 of the Vermont Business Corporation Act, as the same may be supplemented and amended.

        Bylaws.    Article V of the Bylaws of the above corporations provides that the corporation shall indemnify all persons whom it shall have the power to indemnify under the VTBCA, but only if the corporation authorized the payment and made a determination of the director's conduct in accordance with the VTBCA.

  Rite Aid of Vermont, Inc.

        Articles of Association.    Article Sixth of the Articles of Association of Rite Aid of Vermont, Inc. provides that the corporation shall indemnify all persons whom it shall have the power to indemnify under the VTBCA to the fullest extent permitted by the VTBCA.

The Virginia Corporations

        Virginia Stock Corporation Act.    The Virginia Stock Corporation Act ("VASCA") empowers a corporation to indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1) he conducted himself in good faith; (2) he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a director (1) in connection with a proceeding by or in the right of the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard in the preceding sentence; or (2) in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Unless limited by its articles of incorporation, a corporation must indemnify a director who entirely prevails in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. Under the VASCA, a corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if: (1) the director furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct described in Section 13.1-697 of the VASCA; and (2) the director furnishes the corporation an undertaking, executed personally or on his behalf, to repay the advance if the director is not entitled to mandatory indemnification under Section 13.1-698 of the VASCA and it is ultimately determined that he did not meet the relevant standard of conduct. Unless a corporation's articles of incorporation provide otherwise, the corporation may indemnify and advance expenses to an officer of the corporation to the same extent as to a director. A corporation may also purchase and maintain on behalf of a director or officer insurance against liabilities incurred in such capacities, whether or not the corporation would have the power to indemnify him against the same liability under the VASCA.

  England Street—Asheland Corporation; Rite Aid of Virginia, Inc.

        Articles of Incorporation and Bylaws.    Neither the Articles of Incorporation nor the Bylaws of the above corporations contain provisions regarding the indemnification of directors or officers.

The Virginia Limited Liability Companies

        Virginia Limited Liability Company Act.    Section 13.1-1009 of the Virginia Limited Liability Company Act ("VALLCA") permits a Virginia limited liability company, subject to the standards and restrictions set forth in its articles of organization or operating agreement, to indemnify and hold harmless any member, manager or other person from and against any and all claims and demands whatsoever, and to pay for or reimburse any member, manager or other person for reasonable expenses incurred by such a person who is party to a proceeding in advance of final disposition of the proceeding.

  112 Burleigh Avenue Norfolk, LLC

        Operating Agreement.    Section 3.11 of Article III of the Operating Agreement of limited liability company above provides that managers who perform the duties of the managers shall not be personally liable to the company or to any member for any loss or damage sustained by the company or any member, unless (i) the manager has breached or failed to perform the duties of its position under the DLLCA, the Certificate of Formation or the Operating Agreement and (ii) the failure to perform constitutes self-dealing, willful misconduct or recklessness by the manager. Article VI of the Operating Agreement provides that the company shall indemnify indemnified representatives against liability incurred in connection with any proceeding in which the indemnified representative is involved as a party, except: (1) where such indemnification is expressly prohibited by applicable law; (2) where the conduct of the indemnified representative has been finally determined (i) to constitute willful misconduct or recklessness sufficient in the circumstances to bar indemnification against liabilities arising from the conduct or (ii) to be based upon or attributable to the receipt by the indemnified representative by the company of a personal benefit to which the indemnified representative is not legally entitled; or (3) to the extent such indemnification has been finally determined in a final adjudication to be otherwise unlawful.

  Fairground, LLC

        Operating Agreement.    Section 3.14 of Article III of the Operating Agreement of Fairground, LLC provides that managers and members shall be indemnified to the maximum extent permitted under Section 13.1-1025 of the VALLCA.

The Washington Corporation

        Washington Business Corporation Act.    The Washington Business Corporation Act ("WABCA") empowers a corporation to indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1) he conducted himself in good faith; and (2) he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a director (1) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding; or (2) in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Unless limited by its articles of incorporation, a corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. Under the WABCA, a corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if: (1) the director furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct described in Section 23B.08.510 of the WABCA; and (2) the director furnishes the corporation an undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the relevant standard of conduct. Unless a corporation's articles of incorporation provide otherwise, the corporation may indemnify and advance expenses to an officer, employee or agent of the corporation to the same extent as to a director. A corporation may also purchase and maintain on behalf of a director, officer, employee or agent of the corporation insurance against liabilities incurred in such capacities, whether or not the corporation would have the power to indemnify him against the same liability under the WABCA.

  5277 Associates, Inc.

        Certificate of Incorporation.    Article VI of the Certificate of Incorporation of 5227 Associates, Inc. provides that no director shall be personally liable to the corporation or any of its stockholders for monetary damages for his or her conduct as a director, except for (i) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (ii) conduct violating WABCA 23B.08.310 or (iii) any transaction from which the director will personally receive a benefit to which the director is not legally entitled. If the WABCA is amended to further eliminate personal liability of directors, then the liability of directors of the corporation shall be deemed to be eliminated to the fullest extent of the law.

The Washington, D.C. Corporation

        District of Columbia Business Corporation Act.    The District of Columbia Business Corporation Act provides that a corporation organized under the laws of the District of Columbia has the right to indemnify any and all directors or officers or former directors or officers or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor against expenses actually and necessarily incurred by them in connection with the defense of any action, suit, or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been directors or officers or a director or officer of the corporation or of such other corporation, except in relation to matters as to which any such director or officer or former director or person shall be adjudged in such action, suit, or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification is not exclusive of any other rights to which those indemnified may be untitled under any bylaw, agreement or otherwise.

  Rite Aid of Washington, D.C., Inc.

        Articles of Incorporation and Bylaws.    Neither the Articles of Incorporation nor the Bylaws of Rite Aid of Washington, D.C., Inc. contain provisions regarding the indemnification of directors or officers.

The West Virginia Corporation

        West Virginia Business Corporation Act.    The West Virginia Business Corporation Act ("WVBCA") empowers a corporation to indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1) (A) he conducted himself in good faith; (B) he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (C) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or (2) he engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation. A corporation may not indemnify a director (x) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding or (y) in connection with any other proceeding with respect to conduct for which he was adjudged liable on the basis that he received financial benefit to which he was not entitled, whether or not involving action in his official capacity. A corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. Under the WVBCA, a corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if: (1) the director furnishes the corporation a written affirmation of his good faith belief that he has met the relevant standard of conduct; and (2) the director furnishes the corporation a written undertaking to repay the advance if the director is not entitled to mandatory indemnification under the WVBCA and it is ultimately determined that he did not meet the relevant standard of conduct. A corporation may indemnify and advance expenses to an officer of the corporation to the same extent as to a director. A corporation may also purchase and maintain on behalf of a director or officer of the corporation insurance against liabilities incurred in such capacities, whether or not the corporation would have the power to indemnify him against the same liability under the WVBCA.

  Rite Aid of West Virginia, Inc.

        Certificate of Incorporation.    Article III of the Certificate of Incorporation of Rite Aide of West Virginia, Inc. provides that directors and officers shall be indemnified by the corporation against all expenses and liabilities except in such cases wherein the director or officer is adjudged liable for negligence or misconduct in the performance of his duties as a director or officer.

Item 21.    Exhibits and Financial Statement Schedules.

Exhibits

        Certain of the agreements included as exhibits to this prospectus contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

  •
  should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

  •
  have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

  •
  may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

  •
  were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

        Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. The Company acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this registration statement not misleading.

Exhibit Numbers	Description	Incorporation By Reference To
2.1	Amended and Restated Stockholder Agreement, dated August 23, 2006, amended and restated as of June 4, 2007, by and between Rite Aid Corporation, The Jean Coutu Group (PJC) Inc., Jean Coutu, Marcelle Coutu, Francois J. Coutu, Michel Coutu, Louis Coutu, Sylvie Coutu and Marie-Josee Coutu	Exhibit 2.2 to Form 10-Q, filed on July 12, 2007
2.2	Letter Agreement to the Amended and Restated Stockholder Agreement, dated April 20, 2010, by and between Rite Aid Corporation and The Jean Coutu Group (PJC) Inc.	Exhibit 2.2 to Form 10-Q, filed July 6, 2010
2.3	Registration Rights Agreement, dated August 23, 2006, by and between Rite Aid Corporation and The Jean Coutu Group (PJC) Inc.	Exhibit 10.2 to Form 8-K, filed on August 24, 2006
3.1	Restated Certificate of Incorporation dated December 12, 1996	Exhibit 3(i) to Form 8-K, filed on November 2, 1999
3.2	Certificate of Amendment to the Restated Certificate of Incorporation dated February 22, 1999	Exhibit 3(ii) to Form 8-K, filed on November 2, 1999
3.3	Certificate of Amendment to the Restated Certificate of Incorporation dated June 27, 2001	Exhibit 3.4 to Registration Statement on Form S-1, File No. 333-64950, filed on July 12, 2001
3.4	Certificate of Amendment to the Restated Certificate of Incorporation dated June 4, 2007	Exhibit 4.4 to Registration Statement on Form S-8, File No. 333-146531, filed on October 5, 2007
3.5	Certificate of Amendment to the Restated Certificate of Incorporation dated June 25, 2009	Exhibit 3.1 to Form 10-Q, filed on July 8, 2009
3.6	7% Series G Cumulative Convertible Pay-in-Kind Preferred Stock Certificate of Designation dated January 28, 2005	Exhibit 3.2 to Form 8-K, filed on February 2, 2005
3.7	6% Series H Cumulative Convertible Pay-in-Kind Preferred Stock Certificate of Designation dated January 28, 2005	Exhibit 3.3 to Form 8-K, filed on February 2, 2005
3.8	Amended and Restated By-Laws	Exhibit 3.1 to Form 8-K, filed on January 27, 2010
4.1
	Indenture, dated August 1, 1993, by and between Rite Aid Corporation, as issuer, and Morgan Guaranty Trust Company of New York, as trustee, related to the Company's 6.70% Notes due 2001, 7.125% Notes due 2007, 7.70% Notes due 2027, 7.625% Notes due 2005 and 6.875% Notes due 2013	Exhibit 4A to Registration Statement on Form S-3, File No. 033-63794, filed on June 3, 1993

Exhibit Numbers	Description	Incorporation By Reference To
4.2	Supplemental Indenture, dated as of February 3, 2000, between Rite Aid Corporation, as issuer, and U.S. Bank Trust National Association as successor to Morgan Guaranty Trust Company of New York, to the Indenture dated as of August 1, 1993, relating to the Company's 6.70% Notes due 2001, 7.125% Notes due 2007, 7.70% Notes due 2027, 7.625% Notes due 2005 and 6.875% Notes due 2013	Exhibit 4.1 to Form 8-K, filed on February 7, 2000
4.3
	Indenture, dated as of December 21, 1998, between Rite Aid Corporation, as issuer, and Harris Trust and Savings Bank, as trustee, related to the Company's 5.50% Notes due 2000, 6% Notes due 2005, 6.125% Notes due 2008 and 6.875% Notes due 2028	Exhibit 4.1 to Registration Statement on Form S-4, File No. 333-74751, filed on March 19, 1999
4.4
	Supplemental Indenture, dated as of February 3, 2000, between Rite Aid Corporation and Harris Trust and Savings Bank, to the Indenture dated December 21, 1998, between Rite Aid Corporation and Harris Trust and Savings Bank, related to the Company's 5.50% Notes due 2000, 6% Notes due 2005, 6.125% Notes due 2008 and 6.875% Notes due 2028	Exhibit 4.4 to Form 8-K, filed on February 7, 2000
4.5	Indenture, dated as of May 20, 2003, between Rite Aid Corporation, as issuer, and BNY Midwest Trust Company, as trustee, related to the Company's 9.25% Senior Notes due 2013	Exhibit 4.12 to Form 10-Q, filed on July 3, 2003
4.6
	Supplemental Indenture, dated as of June 4, 2007, between Rite Aid Corporation, the subsidiaries named therein and The Bank of New York Trust Company, N.A. to the Indenture dated as of May 20, 2003 between Rite Aid Corporation and BNY Midwest Trust Company, related to the Company's 9.25% Senior Secured Notes due 2013	Exhibit 4.8 to Form 10-Q, filed on January 9, 2008
4.7
	Second Supplemental Indenture, dated as of June 17, 2008, between Rite Aid Corporation, the subsidiaries named therein and The Bank of New York Trust Company, N.A., as successor trustee, to the Indenture dated as of May 20, 2003 between Rite Aid Corporation and BNY Midwest Trust Company, related to the Company's 9.25% Senior Secured Notes due 2013	Exhibit 4.10 to Form 10-Q, filed on July 10, 2008
4.8
	Indenture, dated as of February 21, 2007, between Rite Aid Corporation, as issuer, the subsidiary guarantors named therein and The Bank of New York Trust Company, N.A., as trustee, related to the Company's 7.5% Senior Secured Notes due 2017	Exhibit 99.1 to Form 8-K, filed on February 26, 2007
4.9
	Supplemental Indenture, dated as of June 4, 2007, between Rite Aid Corporation, the subsidiaries named therein and The Bank of New York Trust Company, N.A. to the Indenture dated as of February 21, 2007 between Rite Aid Corporation and The Bank of New York Trust Company, N.A., related to the Company's 7.5% Senior Secured Notes due 2017	Exhibit 4.12 to Form 10-Q, filed on January 9, 2008

Exhibit Numbers	Description	Incorporation By Reference To
4.10	Second Supplemental Indenture, dated as of July 9, 2008, among Rite Aid Corporation, the subsidiaries named therein and The Bank of New York Mellon Trust Company, N. A., as successor trustee, to the Indenture, dated as of February 15, 2007, between Rite Aid Corporation and The Bank of New York Trust Company, N.A., related to the Company's 7.5% Senior Secured Notes due 2017	Exhibit 4.13 to Form 10-Q, filed on July 10, 2008
4.11	Indenture, dated as of February 21, 2007, between Rite Aid Corporation, as issuer, and The Bank of New York Trust Company, N.A., as trustee, related to the Company's 8.625% Senior Notes due 2015	Exhibit 99.2 to Form 8-K, filed on February 26, 2007
4.12
	Supplemental Indenture, dated as of June 4, 2007, between Rite Aid Corporation, the subsidiaries named therein and The Bank of New York Trust Company, N.A. to the Indenture dated as of February 21, 2007 between Rite Aid Corporation and The Bank of New York Trust Company, N.A., related to the Company's 8.625% Senior Secured Notes due 2015	Exhibit 4.14 to Form 10-Q, filed on January 9, 2008
4.13
	Second Supplemental Indenture, dated as of July 9, 2008, among Rite Aid Corporation, the subsidiaries named therein and The Bank of New York Mellon Trust Company, N. A., as successor trustee, to the Indenture, dated as of February 15, 2007, between Rite Aid Corporation and The Bank of New York Trust Company, N. A., related to the Company's 8.625% Senior Notes due 2015	Exhibit 4.16 to Form 10-Q, filed on July 10, 2008
4.14
	Amended and Restated Indenture, dated as of June 4, 2007 among Rite Aid Corporation (as successor to Rite Aid Escrow Corp.), the subsidiary guarantors named therein and The Bank of New York Trust Company, N.A., as Trustee, related to the Company's 9.375% Senior Notes due 2015	Exhibit 4.1 to Form 8-K, filed on June 6, 2007
4.15
	First Supplemental Indenture, dated as of July 9, 2008, among Rite Aid Corporation, the subsidiaries named therein and The Bank of New York Mellon Trust Company, N. A. to the Amended and Restated Indenture, dated as of June 4, 2007, among Rite Aid Corporation (as successor to Rite Aid Escrow Corp.), the subsidiary guarantors named therein and The Bank of New York Trust Company, N.A., related to the Company's 9.375% Senior Notes due 2015	Exhibit 4.18 to Form 10-Q, filed on July 10, 2008
4.16
	Amended and Restated Indenture, dated as of June 4, 2007 among Rite Aid Corporation (as successor to Rite Aid Escrow Corp.), the subsidiary guarantors named therein and The Bank of New York Trust Company, N.A., as Trustee, related to the Company's 9.5% Senior Notes due 2017	Exhibit 4.2 to Form 8-K, filed on June 6, 2007

Exhibit Numbers	Description	Incorporation By Reference To
4.17	First Supplemental Indenture, dated as of July 9, 2008, among Rite Aid Corporation, the subsidiaries named therein and The Bank of New York Mellon Trust Company, N. A., as successor trustee, to the Amended and Restated Indenture, dated as of June 4, 2007, among Rite Aid Corporation (as successor to Rite Aid Escrow Corp.), the subsidiary guarantors named therein and The Bank of New York Trust Company, N.A., related to the Company's 9.5% Senior Notes due 2017	Exhibit 4.20 to Form 10-Q, filed on July 10, 2008
4.18	Indenture, dated as of May 29, 2008, between Rite Aid Corporation, as issuer, and The Bank of New York Trust Company, N.A., as trustee, related to the Company's Senior Debt Securities	Exhibit 4.1 to Form 8-K, filed on June 2, 2008
4.19
	First Supplemental Indenture, dated as of May 29, 2008, between Rite Aid Corporation, the subsidiaries named therein and The Bank of New York Trust Company, N.A. to the Indenture dated as of May 29, 2008 between Rite Aid Corporation and The Bank of New York Trust Company, N.A., related to the Company's 8.5% Convertible Notes due 2015	Exhibit 4.2 to Form 8-K, filed on June 2, 2008
4.20
	Indenture, dated as of July 9, 2008, between Rite Aid Corporation, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee, related to the Company's 10.375% Senior Secured Notes due 2016	Exhibit 4.23 to Form 10-Q, filed on July 10, 2008
4.21
	Indenture, dated as of June 12, 2009, among Rite Aid Corporation, as issuer, the subsidiary guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee, related to the Company's 9.750% Senior Secured Notes due 2016	Exhibit 4.1 to Form 8-K, filed on June 16, 2009
4.22	Indenture, dated as of October 26, 2009, among Rite Aid Corporation, as issuer, the Subsidiary Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee.	Exhibit 4.1 to Form 8-K, filed on October 29, 2009
4.23
	Indenture, dated as of August 16, 2010, among Rite Aid Corporation, as issuer, the subsidiary guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee, related to the Company's 8.00% Senior Secured Notes due 2020	Exhibit 4.1 to Form 8-K, filed on August 19, 2010
5	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP	Filed herewith
10.1	1999 Stock Option Plan*	Exhibit 10.1 to Form 10-K, filed on May 21, 2001
10.2	2000 Omnibus Equity Plan*	Included in Proxy Statement dated October 24, 2000
10.3	2001 Stock Option Plan*	Exhibit 10.3 to Form 10-K, filed on May 21, 2001

Exhibit Numbers	Description	Incorporation By Reference To
10.4	2004 Omnibus Equity Plan*	Exhibit 10.4 to Form 10-K, filed on April 28, 2005
10.5	2006 Omnibus Equity Plan*	Exhibit 10 to Form 8-K, filed on January 22, 2007
10.6	2010 Omnibus Equity Plan*	Exhibit 10.1 to Form 8-K, filed on June 25, 2010
10.7	Amendment No. 1, dated September 21, 2010, to the 2010 Omnibus Equity Plan*	Exhibit 10.7 to Form 10-Q, filed on October 7, 2010
10.8	Supplemental Executive Retirement Plan*	Exhibit 10.6 to Form 10-K, filed on April 28, 2010
10.9	Amended and Restated Employment Agreement by and between Rite Aid Corporation and John T. Standley, dated as of September 24, 2008*	Exhibit 10.7 to Form 10-K, filed on April 28, 2010
10.10	Employment Agreement by and between Rite Aid Corporation and Frank G. Vitrano, dated as of September 24, 2008*	Exhibit 10.3 to Form 10-Q, filed on October 8, 2008
10.11	Letter Agreement, dated July 27, 2010, to the Employment Agreement by and between Rite Aid Corporation and Frank G. Vitrano, dated as of September 24, 2008*	Exhibit 10.5 to Form 10-Q, filed on October 7, 2010
10.12	Employment Agreement by and between Rite Aid Corporation and Marc A. Strassler, dated as of March 9, 2009*	Exhibit 10.8 to Form 10-K, filed on April 17, 2009
10.13	Letter Agreement, dated July 27, 2010, to the Employment Agreement by and between Rite Aid Corporation and Marc A. Strassler, dated as of March 9, 2009*	Exhibit 10.4 to Form 10-Q, filed on October 7, 2010
10.14	Rite Aid Corporation Restricted Stock and Stock Option Award Agreement, made as of December 5, 1999, by and between Rite Aid Corporation and Robert G. Miller*	Exhibit 4.31 to Form 8-K, filed on January 18, 2000
10.15	Employment Agreement by and between Rite Aid Corporation and Mary F. Sammons, dated as of December 5, 1999*	Exhibit 10.2 to Form 8-K, filed on January 18, 2000
10.16	Amendment No. 1 to Employment Agreement by and between Rite Aid Corporation and Mary F. Sammons, dated as of May 7, 2001*	Exhibit 10.12 to Form 10-Q, filed on May 21, 2001
10.17	Amendment No. 2 to Employment Agreement by and between Rite Aid Corporation and Mary F. Sammons, dated as of September 30, 2003*	Exhibit 10.3 to Form 10-Q, filed on October 7, 2003
10.18	Amendment No. 3 to Employment Agreement by and between Rite Aid Corporation and Mary F. Sammons, dated as of December 30, 2008*	Exhibit 10.6 to Form 10-Q, filed on January 7, 2009
10.19	Amendment No. 4 to Employment Agreement by and between Rite Aid Corporation and Mary F. Sammons, dated as of December 30, 2008*	Exhibit 10.15 to Form 10-K, filed on April 28, 2010

Exhibit Numbers	Description	Incorporation By Reference To
10.20	Side Agreement to Employment Agreement by and between Rite Aid Corporation and Mary F. Sammons, dated as of October 11, 2006*	Exhibit 10.14 to Form 10-K, filed on April 29, 2008
10.21	Rite Aid Corporation Restricted Stock and Stock Option Award Agreement, made as of December 5, 1999, by and between Rite Aid Corporation and Mary F. Sammons*	Exhibit 4.32 to Form 8-K, filed on January 18, 2000
10.22	Employment Agreement by and between Rite Aid Corporation and Douglas E. Donley, dated as of August 1, 2000*	Exhibit 10.1 to Form 10-Q, filed on December 22, 2005
10.23	Amendment No. 1 to Employment Agreement by and between Rite Aid Corporation and Douglas E. Donley, dated as of December 18, 2008*	Exhibit 10.4 to Form 10-Q, filed on January 7, 2009
10.24	Rite Aid Corporation Special Executive Retirement Plan*	Exhibit 10.15 to Form 10-K, filed on April 26, 2004
10.25	Employment Agreement by and between Rite Aid Corporation and Brian Fiala, dated as of June 26, 2007*	Exhibit 10.1 to Form 10-Q, filed on July 12, 2007
10.26	Amendment No. 1 to Employment Agreement by and between Rite Aid Corporation and Brian Fiala, dated as of December 18, 2008*	Exhibit 10.3 to Form 10-Q, filed on January 7, 2009
10.27	Employment Agreement by and between Rite Aid Corporation and Ken Martindale, dated as of December 3, 2008*	Exhibit 10.7 to Form 10-Q, filed on January 7, 2009
10.28	Letter Agreement, dated July 27, 2010, to the Employment Agreement by and between Rite Aid Corporation and Ken Martindale, dated as of December 3, 2008*	Exhibit 10.6 to Form 10-Q, filed on October 7, 2010
10.29	Supply Agreement by and between Rite Aid Corporation and McKesson Corporation, dated as of December 22, 2003**	Exhibit 10.25 to Form 10-K, filed on April 29, 2008
10.30	First Amendment to Supply Agreement by and between Rite Aid Corporation and McKesson Corporation, dated as of December 8, 2007**	Exhibit 10.26 to Form 10-K, filed on April 29, 2008
10.31	Second Amendment to Supply Agreement by and between Rite Aid Corporation and McKesson Corporation, dated as of November 7, 2008**	Exhibit 10.1 to Form 10-Q, filed on January 7, 2009
10.32	Third Amendment to Supply Agreement by and between Rite Aid Corporation and McKesson Corporation, dated as of February 1, 2009**	Exhibit 10.30 to Form 10-K, filed on April 17, 2009
10.33	Fourth Amendment to Supply Agreement by and between Rite Aid Corporation and McKesson Corporation, dated as of December 10, 2009**	Exhibit 10.4 to Form 10-Q, filed on January 6, 2010

Exhibit Numbers	Description	Incorporation By Reference To
10.34	Management Services Agreement by and between Rite Aid Corporation and Leonard Green & Partners, L.P., dated as of January 1, 2003	Exhibit 10.27 to Form 10-K, filed on April 29, 2008
10.35	Fourth Amendment to Management Services Agreement by and between Rite Aid Corporation and Leonard Green & Partners, L.P., dated as of February 12, 2007	Exhibit 10.28 to Form 10-K, filed on April 29, 2008
10.36
	Amended and Restated Credit Agreement, dated as of June 5, 2009, among Rite Aid Corporation, the lenders from time to time party thereto and Citicorp North America, Inc., as administrative agent and collateral agent	Exhibit 10.1 to Form 8-K, filed on June 11, 2009
10.37
	Amendment No. 1, dated as of August 19, 2010, relating to the Amended and Restated Credit Agreement, dated as of June 5, 2009, among Rite Aid Corporation, the lenders party thereto and Citicorp North America, Inc., as administrative agent	Exhibit 10.2 to Form 8-K, filed on August 19, 2010
10.38
	Refinancing Amendment No. 1, dated as of June 10, 2009, relating to the Credit Agreement, dated as of June 5, 2009, among Rite Aid Corporation, the subsidiary guarantors party thereto, the lender party thereto and Citicorp North America, Inc., as Administrative Agent	Exhibit 10.2 to Form 8-K, filed on June 11, 2009
10.39
	Refinancing Amendment No. 2, dated as of June 26, 2009, relating to the Amended and Restated Credit Agreement, dated as of June 5, 2009, among Rite Aid Corporation, the subsidiary guarantors party thereto, the lenders party thereto and Citicorp North America, Inc., as Administrative Agent and Collateral Processing Agent	Exhibit 10.1 to Form 8-K, filed on July 1, 2009
10.40
	Refinancing Amendment No. 3, dated as of August 19, 2010, relating to the Amended and Restated Credit Agreement, dated as of June 5, 2009, among Rite Aid Corporation, the lenders party thereto and Citicorp North America, Inc., as administrative agent and collateral agent	Exhibit 10.1 to Form 8-K, filed on August 19, 2010
10.41
	Amended and Restated Collateral Trust and Intercreditor Agreement, including the related definitions annex, dated as of June 5, 2009, among Rite Aid Corporation, each subsidiary named therein or which becomes a party thereto, Wilmington Trust Company, as collateral trustee, Citicorp North America, Inc., as senior collateral processing agent, The Bank of New York Trust Company, N.A., as trustee under the 2017 7.5% Note Indenture (as defined therein) and The Bank of New York Mellon Trust Company, N.A., as trustee under the 2016 10.375% Note Indenture (as defined therein), and each other Second Priority Representative and Senior Representative which becomes a party thereto	Exhibit 10.3 to Form 8-K, filed on June 11, 2009

Exhibit Numbers	Description	Incorporation By Reference To
10.42	Amended and Restated Senior Subsidiary Guarantee Agreement, dated as of June 5, 2009 among the subsidiary guarantors party thereto and Citicorp North America, Inc., as senior collateral agent	Exhibit 10.4 to Form 8-K, filed on June 11, 2009
10.43	Amended and Restated Senior Subsidiary Security Agreement, dated as of June 5, 2009, by the subsidiary guarantors party thereto in favor of the Citicorp North America, Inc., as senior collateral agent	Exhibit 10.5 to Form 8-K, filed on June 11, 2009
10.44
	Amended and Restated Senior Indemnity, Subrogation and Contribution Agreement, dated as of May 28, 2003, and supplemented as of September 27, 2004, among Rite Aid Corporation, the Subsidiary Guarantors, and Citicorp North America, Inc. and JPMorgan Chase Bank, N.A., as collateral processing co-agents	Exhibit 4.27 to Form 10-K, filed on April 29, 2008
10.45
	Second Priority Subsidiary Guarantee Agreement, dated as of June 27, 2001, as amended and restated as of May 28, 2003, and as supplemented as of January 5, 2005, among the Subsidiary Guarantors and Wilmington Trust Company, as collateral agent	Exhibit 4.36 to Form 10-K, filed on April 17, 2009
10.46
	Second Priority Subsidiary Security Agreement, dated as of June 27, 2001, as amended and restated as of May 28, 2003, as supplemented as of January 5, 2005, and as amended in the Reaffirmation Agreement and Amendment dates as of January 11, 2005, by the Subsidiary Guarantors in favor of Wilmington Trust Company, as collateral trustee.	Exhibit 4.37 to Form 10-K, filed on April 17, 2009
10.47
	Amended and Restated Second Priority Indemnity, Subrogation and Contribution Agreement, dated as of May 28, 2003, and as supplemented as of January 5, 2005, among the Subsidiary Guarantors and Wilmington Trust Company, as collateral agent	Exhibit 4.33 to Form 10-K, filed on April 29, 2008.
10.48	Intercreditor Agreement, dated as of February 18, 2009, by and among Citicorp North America, Inc. and Citicorp North America, Inc., and acknowledged and agreed to by Rite Aid Funding II	Exhibit 10.2 to Form 8-K, filed on February 20, 2009
10.49
	Senior Lien Intercreditor Agreement dated as of June 12, 2009, among Rite Aid Corporation, the subsidiary guarantors named therein, Citicorp North America, Inc., as senior collateral agent for the Senior Secured Parties (as defined therein), Citicorp North America, Inc., as senior representative for the Senior Loan Secured Parties (as defined therein), The Bank of New York Mellon Trust Company, N.A., as Senior Representative (as defined therein) for the Initial Additional Senior Debt Parties (as defined therein), and each additional Senior Representative from time to time party thereto	Exhibit 10.2 to Form 8-K, filed on June 16, 2009

Exhibit Numbers	Description	Incorporation By Reference To
10.50	Exchange and Registration Rights Agreement relating to the 8.00% Senior Secured Notes due 2020, dated August 16, 2010, among Rite Aid Corporation, the Subsidiary Guarantors and Citigroup Global Markets Inc., Banc of America Securities LLC, Wells Fargo Securities, LLC and Credit Suisse Securities (USA) LLC as the Initial Purchasers	Exhibit 10.3 to Form 8-K, filed on August 19, 2010
10.51
	Incremental Facility Amendment No. 1, dated as of October 26, 2009, among Rite Aid Corporation, the lenders party thereto, Citicorp North America, Inc., as administrative agent and collateral agent and the other agents party thereto.	Exhibit 10.1 to Form 8-K, filed on October 29, 2009
10.52
	Incremental Facility Amendment No. 2, dated as of October 19, 2009 and effective as of October 26, 2009, among Rite Aid Corporation, the lenders party thereto, Citicorp North America, Inc., as administrative agent and collateral agent and the other agents party thereto.	Exhibit 10.2 to Form 8-K, filed on October 29, 2009
12	Statement regarding computation of ratio of earnings to fixed charges and combined fixed charges and preferred stock dividends	Filed herewith
21	Subsidiaries of the Registrant	Filed herewith
23	Consent of Deloitte & Touche LLP	Filed herewith
25	Statement of Eligibility of Trustee	Filed herewith
99.1	Form of Letter of Transmittal	Filed herewith
99.2	Form of Letter to Clients	Filed herewith
99.3	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees	Filed herewith

*
Constitutes a compensatory plan or arrangement required to be filed with this prospectus.

**
Confidential portions of these exhibits were redacted and filed separately with the Securities and Exchange Commission pursuant to requests for confidential treatment.

Item 22.    Undertakings.

        The undersigned registrants hereby undertake:

        1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (a)   To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (b)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (c)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        4)    That, for the purpose of determining liability under the Securities Act of 1933, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

        5)    That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        6)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        7)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        8)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        9)    To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        10)  To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camp Hill, State of Pennsylvania, on October 27, 2010.

RITE AID CORPORATION
By:	/s/ JOHN T. STANDLEY
	Name:	John T. Standley
	Title:	Chief Executive Officer and President

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Marc A. Strassler, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN T. STANDLEY John T. Standley	Chief Executive Officer, President and Director (Principal Executive Officer)	October 27, 2010
/s/ FRANK G. VITRANO Frank G. Vitrano	Senior Executive Vice President, Chief Financial Officer and Chief Administrative Officer (Principal Financial Officer)	October 27, 2010
/s/ DOUGLAS E. DONLEY Douglas E. Donley	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	October 27, 2010
/s/ MARY F. SAMMONS Mary F. Sammons	Chairman of the Board of Directors	October 27, 2010

Signature	Title	Date

/s/ JOSEPH B. ANDERSON, JR. Joseph B. Anderson, Jr.	Director	October 27, 2010
/s/ ANDRÉ BELZILE André Belzile	Director	October 27, 2010
/s/ FRANÇOIS J. COUTU François J. Coutu	Director	October 27, 2010
/s/ MICHEL COUTU Michel Coutu	Director	October 27, 2010
/s/ JAMES L. DONALD James L. Donald	Director	October 27, 2010
/s/ DAVID R. JESSICK David R. Jessick	Director	October 27, 2010
/s/ ROBERT G. MILLER Robert G. Miller	Director	October 27, 2010
/s/ MICHAEL N. REGAN Michael N. Regan	Director	October 27, 2010
/s/ PHILIP G. SATRE Philip G. Satre	Director	October 27, 2010
/s/ JONATHAN D. SOKOLOFF Jonathan D. Sokoloff	Director	October 27, 2010
/s/ MARCY SYMS Marcy Syms	Director	October 27, 2010
/s/ DENNIS WOOD, O.C. Dennis Wood, O.C.	Director	October 27, 2010

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camp Hill, State of Pennsylvania, on October 27, 2010.

112 BURLEIGH AVENUE NORFOLK, LLC
1515 WEST STATE STREET BOISE, IDAHO, LLC
3581 CARTER HILL ROAD—MONTGOMERY CORP.
4042 WARRENSVILLE CENTER ROAD—WARRENSVILLE OHIO, INC.
5277 ASSOCIATES, INC.
537 ELM STREET CORPORATION
5600 SUPERIOR PROPERTIES, INC.
657-659 BROAD ST. CORP.
764 SOUTH BROADWAY—GENEVA, OHIO, LLC
ANN & GOVERNMENT STREETS—MOBILE, ALABAMA, LLC
BROADVIEW AND WALLINGS—BROADVIEW HEIGHTS OHIO, INC.
CENTRAL AVENUE & MAIN STREET PETAL—MS, LC
EAGLE MANAGED CARE CORP.
EIGHTH AND WATER STREETS—URICHSVILLE, OHIO, LLC
ENGLAND STREET—ASHELAND CORPORATION
FAIRGROUND, LLC
GDF, INC.
GETTYSBURG AND HOOVER—DAYTON, OHIO, LLC
HARCO, INC.
K&B ALABAMA CORPORATION
K&B LOUISIANA CORPORATION
K&B MISSISSIPPI CORPORATION
K&B SERVICES, INCORPORATED
K&B TENNESSEE CORPORATION
K&B TEXAS CORPORATION
K&B, INCORPORATED
KEYSTONE CENTERS, INC.
LAKEHURST AND BROADWAY CORPORATION
MAYFIELD & CHILLICOTHE ROADS—CHESTERLAND, LLC
MUNSON & ANDREWS, LLC
NAME RITE, LLC
PATTON DRIVE AND NAVY BOULEVARD PROPERTY CORPORATION

READ'S INC.
RITE AID DRUG PALACE, INC.
RITE AID HDQTRS. CORP.
RITE AID OF ALABAMA, INC.
RITE AID OF CONNECTICUT, INC.
RITE AID OF DELAWARE, INC.
RITE AID OF FLORIDA, INC.
RITE AID OF GEORGIA, INC.
RITE AID OF ILLINOIS, INC.
RITE AID OF INDIANA, INC.
RITE AID OF KENTUCKY, INC.
RITE AID OF MAINE, INC.
RITE AID OF MARYLAND, INC.
RITE AID OF MASSACHUSETTS, INC.
RITE AID OF NEW HAMPSHIRE, INC.
RITE AID OF NEW JERSEY, INC.
RITE AID OF NORTH CAROLINA, INC.
RITE AID OF OHIO, INC.
RITE AID OF PENNSYLVANIA, INC.
RITE AID OF SOUTH CAROLINA, INC.
RITE AID OF TENNESSEE, INC.
RITE AID OF VIRGINIA, INC.
RITE AID OF WASHINGTON, D.C., INC.
RITE AID OF WEST VIRGINIA, INC.
RITE AID ONLINE STORE INC.
RITE AID PAYROLL MANAGEMENT INC.
RITE AID REALTY CORP.
RITE AID SERVICES, LLC
RITE AID TRANSPORT, INC.
RX CHOICE, INC.
SILVER SPRINGS ROAD—BALTIMORE, MARYLAND/ONE, LLC
SILVER SPRINGS ROAD—BALTIMORE, MARYLAND/TWO, LLC
STATE & FORTIFICATION STREETS—JACKSON, MISSISSIPPI, LLC
STATE STREET AND HILL ROAD—GERARD, OHIO, LLC
THE LANE DRUG COMPANY
THRIFTY CORPORATION
TYLER AND SANDERS ROADS, BIRMINGHAM—ALABAMA, LLC
By:	/s/ CHRISTOPHER HALL
Name:	Christopher Hall
Title:	President and Director

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Marc A. Strassler, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CHRISTOPHER HALL Christopher Hall	President and Director	October 27, 2010
/s/ MARC A. STRASSLER Marc A. Strassler	Senior Vice President and Assistant Secretary	October 27, 2010
/s/ JAMES J. COMITALE James J. Comitale	Vice President, Secretary and Director	October 27, 2010
/s/ I. LAWRENCE GELMAN I. Lawrence Gelman	Vice President and Assistant Secretary	October 27, 2010
/s/ DOUGLAS E. DONLEY Douglas E. Donley	Vice President, Assistant Treasurer and Director	October 27, 2010
/s/ MICHAEL A. PODGURSKI Michael A. Podgurski	Vice President	October 27, 2010
/s/ KENNETH C. BLACK Kenneth C. Black	Vice President	October 27, 2010
/s/ SUSAN LOWELL Susan Lowell	Vice President	October 27, 2010
/s/ MATTHEW SCHROEDER Matthew Schroeder	Treasurer	October 27, 2010
/s/ MICHAEL YOUNT Michael Yount	Assistant Secretary	October 27, 2010

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camp Hill, State of Pennsylvania, on October 27, 2010.

RITE AID ROME DISTRIBUTION CENTER, INC.
RITE AID OF NEW YORK, INC.
By:	/s/ CHRISTOPHER HALL
	Name:	Christopher Hall
	Title:	President and Director

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Marc A. Strassler, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CHRISTOPHER HALL Christopher Hall	President and Director	October 27, 2010
/s/ MARC A. STRASSLER Marc A. Strassler	Senior Vice President and Assistant Secretary	October 27, 2010
/s/ JAMES J. COMITALE James J. Comitale	Vice President, Secretary and Director	October 27, 2010
/s/ I. LAWRENCE GELMAN I. Lawrence Gelman	Vice President and Assistant Secretary	October 27, 2010
/s/ DOUGLAS E. DONLEY Douglas E. Donley	Vice President, Assistant Treasurer and Director	October 27, 2010
/s/ MICHAEL A. PODGURSKI Michael A. Podgurski	Vice President	October 27, 2010
/s/ KENNETH C. BLACK Kenneth C. Black	Vice President	October 27, 2010
/s/ SUSAN LOWELL Susan Lowell	Vice President	October 27, 2010
/s/ MATTHEW SCHROEDER Matthew Schroeder	Treasurer	October 27, 2010
/s/ MICHAEL YOUNT Michael Yount	Assistant Secretary	October 27, 2010

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camp Hill, State of Pennsylvania, on October 27, 2010.

1740 ASSOCIATES, LLC
APEX DRUG STORES, INC.
NORTHLINE & DIX—TOLEDO SOUTHGATE, LLC
PAW PAW LAKE ROAD & PAW PAW AVENUE—OLOMA, MICHIGAN, LLC
PDS-1 MICHIGAN, INC.
PERRY DISTRIBUTORS, INC.
PERRY DRUG STORES, INC.
RAM—UTICA, INC.
RDS DETROIT, INC.
RITE AID OF MICHIGAN, INC.
SEVEN MILE AND EVERGREEN—DETROIT, LLC
By:	/s/ CHRISTOPHER HALL
	Name:	Christopher Hall
	Title:	President and Director

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Marc A. Strassler, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CHRISTOPHER HALL Christopher Hall	President and Director	October 27, 2010
/s/ MARC A. STRASSLER Marc A. Strassler	Senior Vice President and Assistant Secretary	October 27, 2010
/s/ JAMES J. COMITALE James J. Comitale	Vice President, Secretary and Director	October 27, 2010
/s/ I. LAWRENCE GELMAN I. Lawrence Gelman	Vice President and Assistant Secretary	October 27, 2010
/s/ DOUGLAS E. DONLEY Douglas E. Donley	Vice President, Assistant Treasurer and Director	October 27, 2010
/s/ MICHAEL A. PODGURSKI Michael A. Podgurski	Vice President	October 27, 2010
/s/ KENNETH C. BLACK Kenneth C. Black	Vice President	October 27, 2010
/s/ SUSAN LOWELL Susan Lowell	Vice President	October 27, 2010
/s/ MATTHEW SCHROEDER Matthew Schroeder	Treasurer	October 27, 2010
/s/ MICHAEL YOUNT Michael Yount	Assistant Secretary	October 27, 2010
/s/ MICHAEL BROWN Michael Brown	Assistant Secretary	October 27, 2010

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of New Castle, State of Delaware, on October 27, 2010.

RITE FUND, INC. RITE INVESTMENTS CORP. RITE AID HDQTRS. FUNDING, INC.
By:	/s/ BARRY A. CROZIER
	Name:	Barry A. Crozier
	Title:	President and Director

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Marc A. Strassler, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ BARRY A. CROZIER Barry A. Crozier	President and Director	October 27, 2010
/s/ JAMES J. COMITALE James J. Comitale	Vice President	October 27, 2010
/s/ DARRELL K. LANE Darrell K. Lane	Vice President and Secretary	October 27, 2010
/s/ KENNETH C. BLACK Kenneth C. Black	Director	October 27, 2010

Signature	Title	Date

/s/ MATTHEW SCHROEDER Matthew Schroeder	Treasurer	October 27, 2010
/s/ SUSAN LOWELL Susan Lowell	Director	October 27, 2010
/s/ SHARI RICE Shari Rice	Director	October 27, 2010

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camp Hill, State of Pennsylvania, on October 27, 2010.

THRIFTY PAYLESS, INC.
By:	/s/ KENNETH C. BLACK
	Name:	Kenneth C. Black
	Title:	President and Director

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Marc A. Strassler, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated

Signature	Title	Date

/s/ KENNETH C. BLACK Kenneth C. Black	President and Director	October 27, 2010
/s/ MARC A. STRASSLER Marc A. Strassler	Senior Vice President and Assistant Secretary	October 27, 2010
/s/ I. LAWRENCE GELMAN I. Lawrence Gelman	Vice President, Secretary and Director	October 27, 2010
/s/ MICHAEL YOUNT Michael Yount	Vice President	October 27, 2010

Signature	Title	Date

/s/ MICHAEL A. PODGURSKI Michael A. Podgurski	Vice President and Director	October 27, 2010
/s/ SUSAN LOWELL Susan Lowell	Vice President	October 27, 2010
/s/ MATTHEW SCHROEDER Matthew Schroeder	Treasurer and Assistant Secretary	October 27, 2010

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camp Hill, State of Pennsylvania, on October 27, 2010.

RITE AID OF VERMONT, INC.
By:	/s/ CHRISTOPHER HALL
	Name:	Christopher Hall
	Title:	President

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Marc A. Strassler, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CHRISTOPHER HALL Christopher Hall	President	October 27, 2010
/s/ MARC A. STRASSLER Marc A. Strassler	Senior Vice President and Assistant Secretary	October 27, 2010
/s/ JAMES J. COMITALE James J. Comitale	Vice President, Secretary and Director	October 27, 2010
/s/ I. LAWRENCE GELMAN I. Lawrence Gelman	Vice President and Assistant Secretary	October 27, 2010

Signature	Title	Date

/s/ DOUGLAS E. DONLEY Douglas E. Donley	Vice President and Assistant Treasurer	October 27, 2010
/s/ MICHAEL A. PODGURSKI Michael A. Podgurski	Vice President	October 27, 2010
/s/ KENNETH C. BLACK Kenneth C. Black	Vice President	October 27, 2010
/s/ SUSAN LOWELL Susan Lowell	Vice President	October 27, 2010
/s/ MATTHEW SCHROEDER Matthew Schroeder	Treasurer	October 27, 2010
/s/ MICHAEL YOUNT Michael Yount	Assistant Secretary	October 27, 2010
/s/ STEVEN LAWSON Steven Lawson	Director	October 27, 2010
/s/ MAUREEN ORZELL Maureen Orzell	Director	October 27, 2010

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camp Hill, State of Pennsylvania, on October 27, 2010.

BROOKS PHARMACY, INC.
ECKERD CORPORATION
ECKERD FLEET, INC.
EDC DRUG STORES, INC.
GENOVESE DRUG STORES, INC.
MAXI DRUG NORTH, INC.
MAXI DRUG SOUTH, L.P.
MAXI DRUG, INC.
MC WOONSOCKET, INC.
P.J.C. DISTRIBUTION, INC.
P.J.C. OF WEST WARWICK, INC.
P.J.C. REALTY CO., INC.
PJC DORCHESTER REALTY LLC
PJC EAST LYME REALTY LLC
PJC HAVERHILL REALTY LLC
PJC HERMITAGE REALTY LLC
PJC HYDE PARK REALTY LLC
PJC LEASE HOLDINGS, INC.
PJC MANCHESTER REALTY LLC
PJC MANSFIELD REALTY LLC
PJC NEW LONDON REALTY LLC
PJC OF CRANSTON, INC.
PJC OF EAST PROVIDENCE, INC.
PJC OF MASSACHUSETTS, INC.
PJC OF RHODE ISLAND, INC.
PJC PETERBOROUGH REALTY LLC
PJC PROVIDENCE REALTY LLC
PJC REALTY MA, INC.
PJC REALTY N.E. LLC
PJC REVERE REALTY LLC
PJC SPECIAL REALTY HOLDINGS, INC.
THRIFT DRUG SERVICES, INC.
THRIFT DRUG, INC.
By:	/s/ CHRISTOPHER HALL
	Name:	Christopher Hall
	Title:	President and Director

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Marc A. Strassler, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CHRISTOPHER HALL Christopher Hall	President and Director	October 27, 2010
/s/ MARC A. STRASSLER Marc A. Strassler	Senior Vice President and Assistant Secretary	October 27, 2010
/s/ JAMES J. COMITALE James J. Comitale	Vice President, Secretary and Director	October 27, 2010
/s/ I. LAWRENCE GELMAN I. Lawrence Gelman	Vice President and Assistant Secretary	October 27, 2010
/s/ DOUGLAS E. DONLEY Douglas E. Donley	Vice President, Assistant Treasurer and Director	October 27, 2010
/s/ MICHAEL A. PODGURSKI Michael A. Podgurski	Vice President	October 27, 2010
/s/ KENNETH C. BLACK Kenneth C. Black	Vice President	October 27, 2010

Signature	Title	Date

/s/ SUSAN LOWELL Susan Lowell	Vice President	October 27, 2010
/s/ MATTHEW SCHROEDER Matthew Schroeder	Treasurer	October 27, 2010
/s/ MICHAEL YOUNT Michael Yount	Assistant Secretary	October 27, 2010

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camp Hill, State of Pennsylvania, on October 27, 2010.

MAXI GREEN INC. PJC OF VERMONT, INC.
By:	/s/ CHRISTOPHER HALL
	Name:	Christopher Hall
	Title:	President

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Marc A. Strassler, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CHRISTOPHER HALL Christopher Hall	President	October 27, 2010
/s/ MARC A. STRASSLER Marc A. Strassler	Senior Vice President and Assistant Secretary	October 27, 2010
/s/ JAMES J. COMITALE James J. Comitale	Vice President, Secretary and Director	October 27, 2010
/s/ I. LAWRENCE GELMAN I. Lawrence Gelman	Vice President and Assistant Secretary	October 27, 2010

Signature	Title	Date

/s/ DOUGLAS E. DONLEY Douglas E. Donley	Vice President and Assistant Treasurer	October 27, 2010
/s/ MICHAEL A. PODGURSKI Michael A. Podgurski	Vice President	October 27, 2010
/s/ KENNETH C. BLACK Kenneth C. Black	Vice President	October 27, 2010
/s/ SUSAN LOWELL Susan Lowell	Vice President	October 27, 2010
/s/ MATTHEW SCHROEDER Matthew Schroeder	Treasurer	October 27, 2010
/s/ MICHAEL YOUNT Michael Yount	Assistant Secretary	October 27, 2010
/s/ STEVEN LAWSON Steven Lawson	Director	October 27, 2010
/s/ MAUREEN ORZEL Maureen Orzell	Director	October 27, 2010

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of New Castle, State of Delaware, on October 27, 2010.

JCG HOLDINGS (USA), INC. EDC LICENSING, INC. JCG (PJC) USA, LLC
By:	/s/ BARRY A. CROZIER
	Name:	Barry A. Crozier
	Title:	President and Director

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Marc A. Strassler, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ BARRY A. CROZIER Barry A. Crozier	President and Director	October 27, 2010
/s/ JAMES J. COMITALE James J. Comitale	Vice President and Secretary	October 27, 2010
/s/ DARRELL K. LANE Darrell K. Lane	Vice President and Assistant Secretary	October 27, 2010
/s/ MATTHEW SCHROEDER Matthew Schroeder	Treasurer	October 27, 2010

Signature	Title	Date

/s/ KENNETH C. BLACK Kenneth C. Black	Director	October 27, 2010
/s/ SUSAN LOWELL Susan Lowell	Director	October 27, 2010
/s/ SHARI RICE Shari Rice	Director	October 27, 2010

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of New Castle, State of Delaware, on October 27, 2010.

THE JEAN COUTU GROUP (PJC) USA, INC.
By:	/s/ BARRY A. CROZIER
	Name:	Barry A. Crozier
	Title:	President

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Marc A. Strassler, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ BARRY A. CROZIER Barry A. Crozier	President	October 27, 2010
/s/ JAMES J. COMITALE James J. Comitale	Vice President, Secretary and Director	October 27, 2010
/s/ DOUGLAS E. DONLEY Douglas E. Donley	Director	October 27, 2010
/s/ CHRISTOPHER HALL Christopher Hall	Director	October 27, 2010

Signature	Title	Date

/s/ DARRELL K. LANE Darrell K. Lane	Vice President and Assistant Secretary	October 27, 2010
/s/ MATTHEW SCHROEDER Matthew Schroeder	Treasurer	October 27, 2010

EXHIBITS

Exhibit Numbers	Description	Incorporation By Reference To
2.1	Amended and Restated Stockholder Agreement, dated August 23, 2006, amended and restated as of June 4, 2007, by and between Rite Aid Corporation, The Jean Coutu Group (PJC) Inc., Jean Coutu, Marcelle Coutu, Francois J. Coutu, Michel Coutu, Louis Coutu, Sylvie Coutu and Marie-Josee Coutu	Exhibit 2.2 to Form 10-Q, filed on July 12, 2007
2.2	Letter Agreement to the Amended and Restated Stockholder Agreement, dated April 20, 2010, by and between Rite Aid Corporation and The Jean Coutu Group (PJC) Inc.	Exhibit 2.2 to Form 10-Q, filed July 6, 2010
2.3	Registration Rights Agreement, dated August 23, 2006, by and between Rite Aid Corporation and The Jean Coutu Group (PJC) Inc.	Exhibit 10.2 to Form 8-K, filed on August 24, 2006
3.1	Restated Certificate of Incorporation dated December 12, 1996	Exhibit 3(i) to Form 8-K, filed on November 2, 1999
3.2	Certificate of Amendment to the Restated Certificate of Incorporation dated February 22, 1999	Exhibit 3(ii) to Form 8-K, filed on November 2, 1999
3.3	Certificate of Amendment to the Restated Certificate of Incorporation dated June 27, 2001	Exhibit 3.4 to Registration Statement on Form S-1, File No. 333-64950, filed on July 12, 2001
3.4	Certificate of Amendment to the Restated Certificate of Incorporation dated June 4, 2007	Exhibit 4.4 to Registration Statement on Form S-8, File No. 333-146531, filed on October 5, 2007
3.5	Certificate of Amendment to the Restated Certificate of Incorporation dated June 25, 2009	Exhibit 3.1 to Form 10-Q, filed on July 8, 2009
3.6	7% Series G Cumulative Convertible Pay-in-Kind Preferred Stock Certificate of Designation dated January 28, 2005	Exhibit 3.2 to Form 8-K, filed on February 2, 2005
3.7	6% Series H Cumulative Convertible Pay-in-Kind Preferred Stock Certificate of Designation dated January 28, 2005	Exhibit 3.3 to Form 8-K, filed on February 2, 2005
3.8	Amended and Restated By-Laws	Exhibit 3.1 to Form 8-K, filed on January 27, 2010
4.1
	Indenture, dated August 1, 1993, by and between Rite Aid Corporation, as issuer, and Morgan Guaranty Trust Company of New York, as trustee, related to the Company's 6.70% Notes due 2001, 7.125% Notes due 2007, 7.70% Notes due 2027, 7.625% Notes due 2005 and 6.875% Notes due 2013	Exhibit 4A to Registration Statement on Form S-3, File No. 033-63794, filed on June 3, 1993

Ex-1

Exhibit Numbers	Description	Incorporation By Reference To
4.2	Supplemental Indenture, dated as of February 3, 2000, between Rite Aid Corporation, as issuer, and U.S. Bank Trust National Association as successor to Morgan Guaranty Trust Company of New York, to the Indenture dated as of August 1, 1993, relating to the Company's 6.70% Notes due 2001, 7.125% Notes due 2007, 7.70% Notes due 2027, 7.625% Notes due 2005 and 6.875% Notes due 2013	Exhibit 4.1 to Form 8-K, filed on February 7, 2000
4.3
	Indenture, dated as of December 21, 1998, between Rite Aid Corporation, as issuer, and Harris Trust and Savings Bank, as trustee, related to the Company's 5.50% Notes due 2000, 6% Notes due 2005, 6.125% Notes due 2008 and 6.875% Notes due 2028	Exhibit 4.1 to Registration Statement on Form S-4, File No. 333-74751, filed on March 19, 1999
4.4
	Supplemental Indenture, dated as of February 3, 2000, between Rite Aid Corporation and Harris Trust and Savings Bank, to the Indenture dated December 21, 1998, between Rite Aid Corporation and Harris Trust and Savings Bank, related to the Company's 5.50% Notes due 2000, 6% Notes due 2005, 6.125% Notes due 2008 and 6.875% Notes due 2028	Exhibit 4.4 to Form 8-K, filed on February 7, 2000
4.5	Indenture, dated as of May 20, 2003, between Rite Aid Corporation, as issuer, and BNY Midwest Trust Company, as trustee, related to the Company's 9.25% Senior Notes due 2013	Exhibit 4.12 to Form 10-Q, filed on July 3, 2003
4.6
	Supplemental Indenture, dated as of June 4, 2007, between Rite Aid Corporation, the subsidiaries named therein and The Bank of New York Trust Company, N.A. to the Indenture dated as of May 20, 2003 between Rite Aid Corporation and BNY Midwest Trust Company, related to the Company's 9.25% Senior Secured Notes due 2013	Exhibit 4.8 to Form 10-Q, filed on January 9, 2008
4.7
	Second Supplemental Indenture, dated as of June 17, 2008, between Rite Aid Corporation, the subsidiaries named therein and The Bank of New York Trust Company, N.A., as successor trustee, to the Indenture dated as of May 20, 2003 between Rite Aid Corporation and BNY Midwest Trust Company, related to the Company's 9.25% Senior Secured Notes due 2013	Exhibit 4.10 to Form 10-Q, filed on July 10, 2008
4.8
	Indenture, dated as of February 21, 2007, between Rite Aid Corporation, as issuer, the subsidiary guarantors named therein and The Bank of New York Trust Company, N.A., as trustee, related to the Company's 7.5% Senior Secured Notes due 2017	Exhibit 99.1 to Form 8-K, filed on February 26, 2007
4.9
	Supplemental Indenture, dated as of June 4, 2007, between Rite Aid Corporation, the subsidiaries named therein and The Bank of New York Trust Company, N.A. to the Indenture dated as of February 21, 2007 between Rite Aid Corporation and The Bank of New York Trust Company, N.A., related to the Company's 7.5% Senior Secured Notes due 2017	Exhibit 4.12 to Form 10-Q, filed on January 9, 2008

Ex-2

Exhibit Numbers	Description	Incorporation By Reference To
4.10	Second Supplemental Indenture, dated as of July 9, 2008, among Rite Aid Corporation, the subsidiaries named therein and The Bank of New York Mellon Trust Company, N. A., as successor trustee, to the Indenture, dated as of February 15, 2007, between Rite Aid Corporation and The Bank of New York Trust Company, N.A., related to the Company's 7.5% Senior Secured Notes due 2017	Exhibit 4.13 to Form 10-Q, filed on July 10, 2008
4.11	Indenture, dated as of February 21, 2007, between Rite Aid Corporation, as issuer, and The Bank of New York Trust Company, N.A., as trustee, related to the Company's 8.625% Senior Notes due 2015	Exhibit 99.2 to Form 8-K, filed on February 26, 2007
4.12
	Supplemental Indenture, dated as of June 4, 2007, between Rite Aid Corporation, the subsidiaries named therein and The Bank of New York Trust Company, N.A. to the Indenture dated as of February 21, 2007 between Rite Aid Corporation and The Bank of New York Trust Company, N.A., related to the Company's 8.625% Senior Secured Notes due 2015	Exhibit 4.14 to Form 10-Q, filed on January 9, 2008
4.13
	Second Supplemental Indenture, dated as of July 9, 2008, among Rite Aid Corporation, the subsidiaries named therein and The Bank of New York Mellon Trust Company, N. A., as successor trustee, to the Indenture, dated as of February 15, 2007, between Rite Aid Corporation and The Bank of New York Trust Company, N. A., related to the Company's 8.625% Senior Notes due 2015	Exhibit 4.16 to Form 10-Q, filed on July 10, 2008
4.14
	Amended and Restated Indenture, dated as of June 4, 2007 among Rite Aid Corporation (as successor to Rite Aid Escrow Corp.), the subsidiary guarantors named therein and The Bank of New York Trust Company, N.A., as Trustee, related to the Company's 9.375% Senior Notes due 2015	Exhibit 4.1 to Form 8-K, filed on June 6, 2007
4.15
	First Supplemental Indenture, dated as of July 9, 2008, among Rite Aid Corporation, the subsidiaries named therein and The Bank of New York Mellon Trust Company, N. A. to the Amended and Restated Indenture, dated as of June 4, 2007, among Rite Aid Corporation (as successor to Rite Aid Escrow Corp.), the subsidiary guarantors named therein and The Bank of New York Trust Company, N.A., related to the Company's 9.375% Senior Notes due 2015	Exhibit 4.18 to Form 10-Q, filed on July 10, 2008
4.16
	Amended and Restated Indenture, dated as of June 4, 2007 among Rite Aid Corporation (as successor to Rite Aid Escrow Corp.), the subsidiary guarantors named therein and The Bank of New York Trust Company, N.A., as Trustee, related to the Company's 9.5% Senior Notes due 2017	Exhibit 4.2 to Form 8-K, filed on June 6, 2007

Ex-3

Exhibit Numbers	Description	Incorporation By Reference To
4.17	First Supplemental Indenture, dated as of July 9, 2008, among Rite Aid Corporation, the subsidiaries named therein and The Bank of New York Mellon Trust Company, N. A., as successor trustee, to the Amended and Restated Indenture, dated as of June 4, 2007, among Rite Aid Corporation (as successor to Rite Aid Escrow Corp.), the subsidiary guarantors named therein and The Bank of New York Trust Company, N.A., related to the Company's 9.5% Senior Notes due 2017	Exhibit 4.20 to Form 10-Q, filed on July 10, 2008
4.18	Indenture, dated as of May 29, 2008, between Rite Aid Corporation, as issuer, and The Bank of New York Trust Company, N.A., as trustee, related to the Company's Senior Debt Securities	Exhibit 4.1 to Form 8-K, filed on June 2, 2008
4.19
	First Supplemental Indenture, dated as of May 29, 2008, between Rite Aid Corporation, the subsidiaries named therein and The Bank of New York Trust Company, N.A. to the Indenture dated as of May 29, 2008 between Rite Aid Corporation and The Bank of New York Trust Company, N.A., related to the Company's 8.5% Convertible Notes due 2015	Exhibit 4.2 to Form 8-K, filed on June 2, 2008
4.20
	Indenture, dated as of July 9, 2008, between Rite Aid Corporation, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee, related to the Company's 10.375% Senior Secured Notes due 2016	Exhibit 4.23 to Form 10-Q, filed on July 10, 2008
4.21
	Indenture, dated as of June 12, 2009, among Rite Aid Corporation, as issuer, the subsidiary guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee, related to the Company's 9.750% Senior Secured Notes due 2016	Exhibit 4.1 to Form 8-K, filed on June 16, 2009
4.22	Indenture, dated as of October 26, 2009, among Rite Aid Corporation, as issuer, the Subsidiary Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee.	Exhibit 4.1 to Form 8-K, filed on October 29, 2009
4.23
	Indenture, dated as of August 16, 2010, among Rite Aid Corporation, as issuer, the subsidiary guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee, related to the Company's 8.00% Senior Secured Notes due 2020	Exhibit 4.1 to Form 8-K, filed on August 19, 2010
5	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP	Filed herewith
10.1	1999 Stock Option Plan*	Exhibit 10.1 to Form 10-K, filed on May 21, 2001
10.2	2000 Omnibus Equity Plan*	Included in Proxy Statement dated October 24, 2000
10.3	2001 Stock Option Plan*	Exhibit 10.3 to Form 10-K, filed on May 21, 2001

Ex-4

Exhibit Numbers	Description	Incorporation By Reference To
10.4	2004 Omnibus Equity Plan*	Exhibit 10.4 to Form 10-K, filed on April 28, 2005
10.5	2006 Omnibus Equity Plan*	Exhibit 10 to Form 8-K, filed on January 22, 2007
10.6	2010 Omnibus Equity Plan*	Exhibit 10.1 to Form 8-K, filed on June 25, 2010
10.7	Amendment No. 1, dated September 21, 2010, to the 2010 Omnibus Equity Plan*	Exhibit 10.7 to Form 10-Q, filed on October 7, 2010
10.8	Supplemental Executive Retirement Plan*	Exhibit 10.6 to Form 10-K, filed on April 28, 2010
10.9	Amended and Restated Employment Agreement by and between Rite Aid Corporation and John T. Standley, dated as of September 24, 2008*	Exhibit 10.7 to Form 10-K, filed on April 28, 2010
10.10	Employment Agreement by and between Rite Aid Corporation and Frank G. Vitrano, dated as of September 24, 2008*	Exhibit 10.3 to Form 10-Q, filed on October 8, 2008
10.11	Letter Agreement, dated July 27, 2010, to the Employment Agreement by and between Rite Aid Corporation and Frank G. Vitrano, dated as of September 24, 2008*	Exhibit 10.5 to Form 10-Q, filed on October 7, 2010
10.12	Employment Agreement by and between Rite Aid Corporation and Marc A. Strassler, dated as of March 9, 2009*	Exhibit 10.8 to Form 10-K, filed on April 17, 2009
10.13	Letter Agreement, dated July 27, 2010, to the Employment Agreement by and between Rite Aid Corporation and Marc A. Strassler, dated as of March 9, 2009*	Exhibit 10.4 to Form 10-Q, filed on October 7, 2010
10.14	Rite Aid Corporation Restricted Stock and Stock Option Award Agreement, made as of December 5, 1999, by and between Rite Aid Corporation and Robert G. Miller*	Exhibit 4.31 to Form 8-K, filed on January 18, 2000
10.15	Employment Agreement by and between Rite Aid Corporation and Mary F. Sammons, dated as of December 5, 1999*	Exhibit 10.2 to Form 8-K, filed on January 18, 2000
10.16	Amendment No. 1 to Employment Agreement by and between Rite Aid Corporation and Mary F. Sammons, dated as of May 7, 2001*	Exhibit 10.12 to Form 10-Q, filed on May 21, 2001
10.17	Amendment No. 2 to Employment Agreement by and between Rite Aid Corporation and Mary F. Sammons, dated as of September 30, 2003*	Exhibit 10.3 to Form 10-Q, filed on October 7, 2003
10.18	Amendment No. 3 to Employment Agreement by and between Rite Aid Corporation and Mary F. Sammons, dated as of December 30, 2008*	Exhibit 10.6 to Form 10-Q, filed on January 7, 2009
10.19	Amendment No. 4 to Employment Agreement by and between Rite Aid Corporation and Mary F. Sammons, dated as of December 30, 2008*	Exhibit 10.15 to Form 10-K, filed on April 28, 2010

Ex-5

Exhibit Numbers	Description	Incorporation By Reference To
10.20	Side Agreement to Employment Agreement by and between Rite Aid Corporation and Mary F. Sammons, dated as of October 11, 2006*	Exhibit 10.14 to Form 10-K, filed on April 29, 2008
10.21	Rite Aid Corporation Restricted Stock and Stock Option Award Agreement, made as of December 5, 1999, by and between Rite Aid Corporation and Mary F. Sammons*	Exhibit 4.32 to Form 8-K, filed on January 18, 2000
10.22	Employment Agreement by and between Rite Aid Corporation and Douglas E. Donley, dated as of August 1, 2000*	Exhibit 10.1 to Form 10-Q, filed on December 22, 2005
10.23	Amendment No. 1 to Employment Agreement by and between Rite Aid Corporation and Douglas E. Donley, dated as of December 18, 2008*	Exhibit 10.4 to Form 10-Q, filed on January 7, 2009
10.24	Rite Aid Corporation Special Executive Retirement Plan*	Exhibit 10.15 to Form 10-K, filed on April 26, 2004
10.25	Employment Agreement by and between Rite Aid Corporation and Brian Fiala, dated as of June 26, 2007*	Exhibit 10.1 to Form 10-Q, filed on July 12, 2007
10.26	Amendment No. 1 to Employment Agreement by and between Rite Aid Corporation and Brian Fiala, dated as of December 18, 2008*	Exhibit 10.3 to Form 10-Q, filed on January 7, 2009
10.27	Employment Agreement by and between Rite Aid Corporation and Ken Martindale, dated as of December 3, 2008*	Exhibit 10.7 to Form 10-Q, filed on January 7, 2009
10.28	Letter Agreement, dated July 27, 2010, to the Employment Agreement by and between Rite Aid Corporation and Ken Martindale, dated as of December 3, 2008*	Exhibit 10.6 to Form 10-Q, filed on October 7, 2010
10.29	Supply Agreement by and between Rite Aid Corporation and McKesson Corporation, dated as of December 22, 2003**	Exhibit 10.25 to Form 10-K, filed on April 29, 2008
10.30	First Amendment to Supply Agreement by and between Rite Aid Corporation and McKesson Corporation, dated as of December 8, 2007**	Exhibit 10.26 to Form 10-K, filed on April 29, 2008
10.31	Second Amendment to Supply Agreement by and between Rite Aid Corporation and McKesson Corporation, dated as of November 7, 2008**	Exhibit 10.1 to Form 10-Q, filed on January 7, 2009
10.32	Third Amendment to Supply Agreement by and between Rite Aid Corporation and McKesson Corporation, dated as of February 1, 2009**	Exhibit 10.30 to Form 10-K, filed on April 17, 2009
10.33	Fourth Amendment to Supply Agreement by and between Rite Aid Corporation and McKesson Corporation, dated as of December 10, 2009**	Exhibit 10.4 to Form 10-Q, filed on January 6, 2010

Ex-6

Exhibit Numbers	Description	Incorporation By Reference To
10.34	Management Services Agreement by and between Rite Aid Corporation and Leonard Green & Partners, L.P., dated as of January 1, 2003	Exhibit 10.27 to Form 10-K, filed on April 29, 2008
10.35	Fourth Amendment to Management Services Agreement by and between Rite Aid Corporation and Leonard Green & Partners, L.P., dated as of February 12, 2007	Exhibit 10.28 to Form 10-K, filed on April 29, 2008
10.36
	Amended and Restated Credit Agreement, dated as of June 5, 2009, among Rite Aid Corporation, the lenders from time to time party thereto and Citicorp North America, Inc., as administrative agent and collateral agent	Exhibit 10.1 to Form 8-K, filed on June 11, 2009
10.37
	Amendment No. 1, dated as of August 19, 2010, relating to the Amended and Restated Credit Agreement, dated as of June 5, 2009, among Rite Aid Corporation, the lenders party thereto and Citicorp North America, Inc., as administrative agent	Exhibit 10.2 to Form 8-K, filed on August 19, 2010
10.38
	Refinancing Amendment No. 1, dated as of June 10, 2009, relating to the Credit Agreement, dated as of June 5, 2009, among Rite Aid Corporation, the subsidiary guarantors party thereto, the lender party thereto and Citicorp North America, Inc., as Administrative Agent	Exhibit 10.2 to Form 8-K, filed on June 11, 2009
10.39
	Refinancing Amendment No. 2, dated as of June 26, 2009, relating to the Amended and Restated Credit Agreement, dated as of June 5, 2009, among Rite Aid Corporation, the subsidiary guarantors party thereto, the lenders party thereto and Citicorp North America, Inc., as Administrative Agent and Collateral Processing Agent	Exhibit 10.1 to Form 8-K, filed on July 1, 2009
10.40
	Refinancing Amendment No. 3, dated as of August 19, 2010, relating to the Amended and Restated Credit Agreement, dated as of June 5, 2009, among Rite Aid Corporation, the lenders party thereto and Citicorp North America, Inc., as administrative agent and collateral agent	Exhibit 10.1 to Form 8-K, filed on August 19, 2010
10.41
	Amended and Restated Collateral Trust and Intercreditor Agreement, including the related definitions annex, dated as of June 5, 2009, among Rite Aid Corporation, each subsidiary named therein or which becomes a party thereto, Wilmington Trust Company, as collateral trustee, Citicorp North America, Inc., as senior collateral processing agent, The Bank of New York Trust Company, N.A., as trustee under the 2017 7.5% Note Indenture (as defined therein) and The Bank of New York Mellon Trust Company, N.A., as trustee under the 2016 10.375% Note Indenture (as defined therein), and each other Second Priority Representative and Senior Representative which becomes a party thereto	Exhibit 10.3 to Form 8-K, filed on June 11, 2009

Ex-7

Exhibit Numbers	Description	Incorporation By Reference To
10.42	Amended and Restated Senior Subsidiary Guarantee Agreement, dated as of June 5, 2009 among the subsidiary guarantors party thereto and Citicorp North America, Inc., as senior collateral agent	Exhibit 10.4 to Form 8-K, filed on June 11, 2009
10.43	Amended and Restated Senior Subsidiary Security Agreement, dated as of June 5, 2009, by the subsidiary guarantors party thereto in favor of the Citicorp North America, Inc., as senior collateral agent	Exhibit 10.5 to Form 8-K, filed on June 11, 2009
10.44
	Amended and Restated Senior Indemnity, Subrogation and Contribution Agreement, dated as of May 28, 2003, and supplemented as of September 27, 2004, among Rite Aid Corporation, the Subsidiary Guarantors, and Citicorp North America, Inc. and JPMorgan Chase Bank, N.A., as collateral processing co-agents	Exhibit 4.27 to Form 10-K, filed on April 29, 2008
10.45
	Second Priority Subsidiary Guarantee Agreement, dated as of June 27, 2001, as amended and restated as of May 28, 2003, and as supplemented as of January 5, 2005, among the Subsidiary Guarantors and Wilmington Trust Company, as collateral agent	Exhibit 4.36 to Form 10-K, filed on April 17, 2009
10.46
	Second Priority Subsidiary Security Agreement, dated as of June 27, 2001, as amended and restated as of May 28, 2003, as supplemented as of January 5, 2005, and as amended in the Reaffirmation Agreement and Amendment dates as of January 11, 2005, by the Subsidiary Guarantors in favor of Wilmington Trust Company, as collateral trustee.	Exhibit 4.37 to Form 10-K, filed on April 17, 2009
10.47
	Amended and Restated Second Priority Indemnity, Subrogation and Contribution Agreement, dated as of May 28, 2003, and as supplemented as of January 5, 2005, among the Subsidiary Guarantors and Wilmington Trust Company, as collateral agent	Exhibit 4.33 to Form 10-K, filed on April 29, 2008.
10.48	Intercreditor Agreement, dated as of February 18, 2009, by and among Citicorp North America, Inc. and Citicorp North America, Inc., and acknowledged and agreed to by Rite Aid Funding II	Exhibit 10.2 to Form 8-K, filed on February 20, 2009
10.49
	Senior Lien Intercreditor Agreement dated as of June 12, 2009, among Rite Aid Corporation, the subsidiary guarantors named therein, Citicorp North America, Inc., as senior collateral agent for the Senior Secured Parties (as defined therein), Citicorp North America, Inc., as senior representative for the Senior Loan Secured Parties (as defined therein), The Bank of New York Mellon Trust Company, N.A., as Senior Representative (as defined therein) for the Initial Additional Senior Debt Parties (as defined therein), and each additional Senior Representative from time to time party thereto	Exhibit 10.2 to Form 8-K, filed on June 16, 2009

Ex-8

Exhibit Numbers	Description	Incorporation By Reference To
10.50	Exchange and Registration Rights Agreement relating to the 8.00% Senior Secured Notes due 2020, dated August 16, 2010, among Rite Aid Corporation, the Subsidiary Guarantors and Citigroup Global Markets Inc., Banc of America Securities LLC, Wells Fargo Securities, LLC and Credit Suisse Securities (USA) LLC as the Initial Purchasers	Exhibit 10.3 to Form 8-K, filed on August 19, 2010
10.51
	Incremental Facility Amendment No. 1, dated as of October 26, 2009, among Rite Aid Corporation, the lenders party thereto, Citicorp North America, Inc., as administrative agent and collateral agent and the other agents party thereto.	Exhibit 10.1 to Form 8-K, filed on October 29, 2009
10.52
	Incremental Facility Amendment No. 2, dated as of October 19, 2009 and effective as of October 26, 2009, among Rite Aid Corporation, the lenders party thereto, Citicorp North America, Inc., as administrative agent and collateral agent and the other agents party thereto.	Exhibit 10.2 to Form 8-K, filed on October 29, 2009
12	Statement regarding computation of ratio of earnings to fixed charges and combined fixed charges and preferred stock dividends.	Filed herewith
21	Subsidiaries of the Registrant	Filed herewith
23	Consent of Deloitte & Touche LLP	Filed herewith
25	Statement of Eligibility of Trustee	Filed herewith
99.1	Form of Letter of Transmittal	Filed herewith
99.2	Form of Letter to Clients	Filed herewith
99.3	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees	Filed herewith

*
Constitutes a compensatory plan or arrangement required to be filed with this prospectus.

**
Confidential portions of these exhibits were redacted and filed separately with the Securities and Exchange Commission pursuant to requests for confidential treatment.

Ex-9